UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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ARCH CAPITAL GROUP LTD.
(Name of Registrant as Specified In Its Charter)
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Arch

Arch Capital Group Ltd.

2023 PROXY STATEMENT

Notice of Annual General Meeting of Shareholders: **Thursday, May 4, 2023**

Arch Capital Group Ltd.
Waterloo House, Ground Floor
100 Pitts Bay Road
Pembroke HM 08, Bermuda

T: (441) 278-9250

archgroup.com

March 23, 2023

DEAR FELLOW SHAREHOLDER:
You are cordially invited to join Arch Capital Group Ltd.’s Board of Directors and senior leadership at the 2023 Annual General Meeting of Shareholders (the “Annual Meeting”), which will be held on Thursday, May 4, 2023 at 12:00 p.m. local Bermuda time (11:00 a.m Eastern Daylight Time). The Annual Meeting will be held virtually via a live webcast. The Annual Meeting can be accessed directly at virtualshareholdermeeting.com/ACGL2023. To log in to the Annual Meeting as a shareholder, a control number will be required. For registered shareholders, the control number can be found on your proxy card, voting instruction form or notice to shareholders. Any questions for the Annual Meeting must be submitted in advance at shareholderinfo@archgroup.com by 11:59 p.m. Eastern Daylight Time on May 1, 2023.
The attached notice of the 2023 Annual Meeting of Shareholders and Proxy Statement provide important information about the meeting and will serve as your guide to the business to be conducted at the meeting. Your vote is very important to us. We urge you to read the accompanying materials regarding the matters to be voted on at the meeting and to submit your voting instructions by proxy. The Board of Directors recommends that you vote “FOR” each of the proposals as listed on the attached notice.
You may submit your proxy either over the telephone or the internet. In addition, if you have requested or received a paper copy of the proxy materials, you can vote by marking, signing, dating and returning the proxy card or voter instruction form sent to you in the envelope accompanying the proxy materials.
Thank you for your continued support.
Sincerely,
Marc Grandisson
Chief Executive Officer

NOTICE OF 2023 ANNUAL GENERAL MEETING OF SHAREHOLDERS

When:    Thursday, May 4, 2023 at 12:00 p.m. local Bermuda time (11:00 a.m. Eastern Daylight Time)

Where:     virtualshareholdermeeting.com/ACGL2023
We are pleased to invite you to the Arch Capital Group Ltd. Annual Meeting which will be held virtually.
Items of Business:
1.Elect five Class I Directors to serve for a term of three years and until their respective successors are duly elected and qualified or their earlier resignation or removal (Item 1);
2.Advisory vote to approve named executive officer compensation (Item 2);
3.Advisory vote of preferred frequency for advisory vote on named executive officer compensation (Item 3);
4.Approval of the Amended and Restated 2007 Employee Share Purchase Plan (Item 4);
5.Appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2023 (Item 5);
6.Elect certain individuals as Designated Company Directors of certain of our non-U.S. subsidiaries, as required by our bye-laws (Item 6); and
7.Conduct other business if properly raised before the meeting or any adjournment thereof.
You are eligible to vote if you were a shareholder of record at the close of business on March 7, 2023.

Conyers Corporate Services (Bermuda) Limited Secretary
Hamilton, Bermuda
March 23, 2023
Voting Information
Ensure that your shares are represented at the 2023 Annual Meeting by voting in one of several ways:

Go to the website listed on your proxy card or Notice to vote VIA THE INTERNET.
Call the telephone number specified on your proxy card or on your Voting Instruction Form to vote BY TELEPHONE.
If you received paper copies of your proxy materials, mark, sign, date and return your proxy card in the postage-paid envelope provided to vote BY MAIL.
Scan the QR Code on your proxy card, Notice or Voting Instruction Form to vote with your MOBILE DEVICE.
Attend the virtual meeting to vote (see “Annual Meeting Attendance” in “Annex A—General Information”).

Important Notice Regarding Annual Meeting

To log in to the Annual Meeting as a shareholder, a control number will be required. For registered shareholders, the control number can be found on your proxy card, voting instruction form or notice to shareholders.

Any questions for the Annual Meeting must be submitted in advance at shareholderinfo@archgroup.com by 11:59 p.m. Eastern Daylight Time on May 1, 2023.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
This Proxy Statement and 2022 Annual Report are available at proxyvote.com. On or about March 23, 2023, we expect to mail to our shareholders a Notice of Internet Availability containing instructions on how to access our proxy materials, including our Proxy Statement and 2022 Annual Report. The Notice of Internet Availability also will instruct you on how to access and submit your proxy through the internet, by phone or with your mobile device.

3	| 2023 PROXY STATEMENT

2023 PROXY STATEMENT |	4

Cautionary Note Regarding Forward-Looking Statements
The Private Securities Litigation Reform Act of 1995 (“PSLRA”) provides a “safe harbor” for forward-looking statements. This document includes forward-looking statements, which reflect our current views with respect to future events and financial performance. All statements other than statements of historical fact included in or incorporated by reference in this document are forward-looking statements. Forward-looking statements, for purposes of the PSLRA or otherwise, can generally be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” and similar statements of a future or forward-looking nature or their negative or variations or similar terminology. Forward-looking statements involve our current assessment of risks and uncertainties. Actual events and results may differ materially from those expressed or implied in these statements. Important factors that could cause actual events or results to differ materially from those indicated in such statements are discussed in our periodic reports filed with the Securities and Exchange Commission (“SEC”). All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

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PROXY SUMMARY
This summary highlights information contained in the Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement before voting. As used in this report, “we,” “us,” “our,” “Arch” or the “Company” refer to the consolidated operations of Arch Capital Group Ltd. (“Arch Capital”) and its subsidiaries. For more complete information regarding the Company’s 2022 performance, please review the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 (“2022 Annual Report”).

ROADMAP OF VOTING MATTERS
Shareholders are being asked to vote on the following matters at the 2023 Annual Meeting:

Our Board’s Recommendation
ITEM 1 - Election of Directors (page 12)
The Arch Capital Board of Directors (the “Board”) and the Nominating and Governance Committee of the Board believe that the five Director nominees possess the necessary qualifications and experience to provide quality advice and counsel to the Company’s management and effectively oversee the business and the long-term interests of shareholders.	FOR Each Director Nominee
ITEM 2 - Advisory Vote to Approve Named Executive Officer Compensation (page 35)
The Company seeks a non-binding advisory vote to approve the compensation of its named executive officers as described in the Compensation Discussion and Analysis beginning on page 35 and the Executive Compensation Tables beginning on page 60. The Board values shareholders’ opinions, and the Compensation Committee of the Board will take into account the outcome of the advisory vote when considering future executive compensation decisions.
FOR
ITEM 3 - Advisory Vote of Preferred Frequency for Advisory Vote on Named Executive Officer Compensation (page 76)
The Company seeks a non-binding advisory vote to select the preferred frequency for the advisory vote on named executive officer compensation. The Board believes that conducting an advisory vote on named executive officer compensation on an annual basis is appropriate for the Company and its shareholders at this time and will carefully consider the outcome of the vote when making future decisions regarding the frequency of advisory votes on named executive compensation.
FOR One Year
ITEM 4 - Approval of the Amended and Restated Arch Capital Group Ltd. 2007 Employee Share Purchase Plan (page 77)
On February 24, 2023, with the recommendation of the Compensation Committee, the Board adopted the Amended and Restated Arch Capital Group Ltd. 2007 Employee Share Purchase Plan, subject to shareholder approval. The Board and the Compensation Committee believe that the Amended and Restated Arch Capital Group Ltd. 2007 Employee Share Purchase Plan provides employees of Arch and its subsidiaries an opportunity to purchase common shares through payroll deductions, thereby encouraging employees to share in the economic growth and success of the Company.	FOR
ITEM 5 - Appointment of PricewaterhouseCoopers LLP as Our Independent Registered Public Accounting Firm (page 82)
The Audit Committee of the Board and the Board believe that the retention of PricewaterhouseCoopers LLP to serve as the Independent Auditors for the fiscal year ending December 31, 2023, is in the best interests of the Company and its shareholders. As required by Bermuda law, shareholders are being asked to appoint the Audit Committee’s selection of the Independent Auditors.
FOR One Year
ITEM 6 - Election of Designated Company Directors of Certain Non-U.S. Subsidiaries (page 83)
The Board and management believe that the named Designated Company Director nominees possess the necessary qualifications and experience to provide oversight for the Company’s non-U.S. subsidiaries.	FOR Each Director Nominee

2023 PROXY STATEMENT |	6

DIRECTOR NOMINEES	See page 18
The Board is comprised of 13 members, divided into three classes, serving staggered three-year terms. The Board intends to present for action at the Annual Meeting the election of the following Class I directors for a term of three years and until their respective successors are duly elected and qualified or their earlier resignation or removal:

				Committee Membership (1)
Name	Age	Director Since	Primary Occupation	A	C	E	FIR	NG	UW
Francis Ebong	42	August 2021	Managing Director of Program Management at X	■	■			■
Eileen Mallesch	67	August 2021	Former Senior Vice President and Chief Financial Officer for Nationwide’s Property and Casualty segment	■					■
Louis J. Paglia	65	July 2014	Founding Member of Oakstone Capital LLC		■				■
Brian S. Posner	61	November 2010	President of Point Rider Group LLC	■			■
John D. Vollaro	78	November 2009	Senior Advisor of Arch Capital Group Ltd.				■		■
(1)A = Audit Committee; C = Compensation Committee; E = Executive Committee; FIR = Finance, Investment and Risk Committee;      NG = Nominating and Governance Committee; UW = Underwriting Oversight Committee

SHAREHOLDER ENGAGEMENT	See page 45
We remain committed to listening to our shareholders as we continually review and evaluate our compensation programs, governance, sustainability and other matters. We maintain an ongoing, proactive outreach effort with our shareholders as members of our Investor Relations team and leaders of our business regularly engage with our shareholders to seek their input, to remain well-informed regarding their perspectives and to help increase their understanding of our business. Over the past year, members of our Board, as well as members of senior management had discussions with shareholders representing a significant number of our issued and outstanding common shares to examine a broad spectrum of matters critical to our business, including our corporate governance, sustainability practices, environmental, social and governance (“ESG”) strategy and executive compensation program. The shareholders we met with indicated they generally were pleased with our progress on these matters. We remain committed to listening to our shareholders as we continually review and evaluate our compensation programs, governance, sustainability and other matters.

7	| 2023 PROXY STATEMENT

KEY EXECUTIVE COMPENSATION POLICIES AND PRACTICES	See page 45
Our compensation framework includes these key policies and practices:

What We Do
▪Structure the majority of pay as performance-based, which is tied to rigorous financial, strategic and relative shareholder return performance goals.
▪Align executive compensation with shareholder returns.
▪Apply caps on both the annual and long-term incentive plans.
▪Apply stock ownership and holding guidelines.
▪Discourage inappropriate risk taking that is inconsistent with the long-term success of the Company.
▪Require minimum vesting periods for equity awards.
▪Include clawback provisions for all incentive-based compensation.
▪Include double-trigger change in control provisions in equity awards that are assumed by an acquirer.
▪Prohibit hedging of our shares.
▪Limit shares that can be pledged.

▪Set the exercise price of our stock options and stock appreciation rights (“SARs”) at the closing share price on the grant date.
▪Engage an independent compensation consultant that reports directly to the Compensation Committee.
▪Utilize a peer group approved by our Board to aid in the determination of compensation and to assess our performance relative to similar companies.
▪Engage with our shareholders.

What We Don’t Do
▪No repricing or reducing the exercise price of stock options or SARs.
▪No exchanging out-of-the money stock options or SARs for cash or other property.
▪No tax gross-ups provided to named executive officers (“NEOs”).
▪No excise tax gross-up payments in connection with change in control payments.

2023 PROXY STATEMENT |	8

SUSTAINABILITY PRACTICES
In line with our Values, ESG considerations are integral to our business operations and daily decision-making. We believe that future success is built on how we interact with customers and society and how we collaborate to protect and promote the sustainability of the world around us today. We are proud of our reputation as a company that places ethics and integrity above all else and our consistent efforts to support and give back to the communities where we live and work. We are committed to sharing ESG disclosures and heightened transparency around our strategy and risk mitigation efforts.
Our Approach
Our business, and the solutions we provide, is built on long-term thinking and an established history of delivering reliable risk management expertise to our markets. We take a measured, long-term approach to ESG and strive to find solutions that suit our business and allow us to meet our purpose to “Enable Possibility.”
ESG thinking and processes are embedded across Arch as we engage with stakeholders and continue to build a resilient business. This includes supporting a diverse, engaged workforce that lives our Values and managing our impact on the environment. We support our clients with insurance products and investment solutions to help address climate change, and we provide a range of customer-oriented solutions.
There are five key impact areas that support and drive our ESG strategy. By organizing our strategy around these areas, we seek to encompass Arch’s collaborative ESG successes and sustainability progress across our operations.

Enabling Possibility and Integrating ESG Across:

We provide services and insurance coverages that support our clients through major loss and improve their resiliency; we integrate ESG factors into our underwriting to reduce risk and capture opportunities for stakeholder benefit.

By actively managing ESG risks and embedding compliance, transparency, data protection and resiliency across all areas of our operations, we protect our people and customers who entrust us with their personal information and business.
We believe incorporating certain nonfinancial ESG factors into investment selection and risk management has the potential to enhance long-term investment returns.	We are committed to investing in the success of our employees as individuals and professionals to create long-term sustainable growth as an organization.	Striving to make a difference by investing in our communities is one of Arch’s core values, woven into the fabric of our culture.

9	| 2023 PROXY STATEMENT

Highlights from our Five Impact Areas
In 2022, we continued to integrate sustainability-driven thinking and decision-making across five core areas of our Company. These impact areas and accompanying disclosures align with our internal and external stakeholders’ priorities for annual reporting on ESG topics most relevant to Arch and the insurance industry. Highlights of our sustainability strategy are below:

1. Our Business		2. Our Operations		3. Our Investing		4. Our People		5. Our Communities
■	Strategic approach to enterprise risk management, including integration of climate risk.	■	Enhancing our data privacy and protection programs.	■	Implementing our Responsible Investing Policy.	■	Advancing our D&I strategy and continued focus on creating an inclusive culture.	■	Corporate giving of $5.6 million to organizations that support our giving focus areas.
■	Underwriting initiatives to improve resiliency and transition to a lower carbon economy.	■	Conducting business ethically.	■	Continuing to focus on responsible investing.	■	Expanding career development frameworks and mentorship programs.	■	Activating our Arch Group Foundation.
■	Underwriting socially sustainable insurance products.	■	Measuring and committing to mitigate our Scope 1 and 2 greenhouse gas emissions in line with our 2030 goal for net zero.	■	Considering ESG risks and opportunities in investment decisions.	■	Protecting our employees’ health and well-being.	■	Continuing to support regional volunteerism through our volunteer time-off program.

Oversight of Corporate Strategy and Sustainability Practices
Our Board regularly reviews and is responsible for our long-term business strategy and works with our management team to define our strategic objectives. The Board is also responsible for monitoring our progress against these objectives. As a part of this strategic integration, we give consideration to the risks and opportunities that impact and/or enhance Arch’s long-term sustainability. Within our Board structure, the committees (i.e., Audit, Compensation, Finance, Investment and Risk, Nominating and Governance and Underwriting Oversight), focus on key sustainability risks based on the respective committee’s expertise. Each committee reports to the Board regarding its areas of responsibility. The Nominating and Governance Committee has oversight of our ESG program and receives quarterly reports on ESG topics and activities. The reports detail the Company’s progress on substantive sustainability initiatives as well as the increasing number of sustainability rating agencies that evaluate our ESG performance. See also the “Nominating and Governance Committee” section of this report.
Our Sustainability Reporting
We use three frameworks for our sustainability disclosures. To learn more about our sustainability practices, please see our annual Sustainability Report(s), Sustainability Accounting Standards Board (SASB) Report(s) and Task Force for Climate-related Financial Disclosure document(s) (collectively, “Sustainability Materials”), which include our sustainability goals and provide detail on our sustainability practices and achievements at: archgroup.com/sustainability-governance/documents/. None of the information in our Sustainability Materials is incorporated herein by reference.

2023 PROXY STATEMENT |	10

GENERAL INFORMATION    See page A-1
Please see “Annex A—General Information” for important information about the proxy materials, voting, the 2023 Annual Meeting, Company documents, communications and the deadlines to submit shareholder proposals and director nominees for the 2024 annual general meeting.

LEARN MORE ABOUT OUR COMPANY
You can learn more about the Company by visiting:

■	Our website—archgroup.com	■	Proxy website—proxyvote.com, which includes this Proxy Statement and our 2022 Annual Report.

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GOVERNANCE
ITEM 1—ELECTION OF DIRECTORS
The Board of Arch Capital is composed of 13 members, divided into three classes, serving staggered three-year terms. The Board intends to present for action at the Annual Meeting the election of Francis Ebong, Eileen Mallesch, Louis J. Paglia, Brian S. Posner and John D. Vollaro to serve as Class I Directors for a term of three years and until their respective successors are duly elected and qualified or their earlier resignation or removal. Such nominees were recommended by the Nominating and Governance Committee for approval by the Board. Unless authority to vote for these nominees is withheld, the enclosed proxy will be voted for these nominees, except that the persons designated as proxies reserve discretion to cast their votes for other persons in the unanticipated event that any of these nominees is unable or declines to serve.
Board
Leadership Structure
The Board reviews the Company’s leadership structure from time to time. The Board has determined that a split in the role of chair of the board and chief executive officer is appropriate and in the best interests of the Company’s shareholders. The Board has also determined that the role of independent lead director is not currently necessary as our Chair of the Board, Mr. Pasquesi, is a non-management/independent director.
Several factors ensure that we have a strong and independent Board. All directors, with the exception of Messrs. Grandisson and Vollaro, are independent as defined under the applicable listing standards of The NASDAQ Stock Market LLC (“NASDAQ”), and the Audit, Compensation and Nominating and Governance Committees of our Board are composed entirely of independent directors. The Company’s independent directors bring experience, oversight and expertise from many industries, including the insurance industry. In addition to feedback provided during the course of Board meetings, the independent directors regularly meet in executive session without management present and have regular access to our management team.

Board Structure
Our Board has reviewed its classified board structure and continues to believe that this structure provides stability and continuity in the Board’s membership and the direction it provides to the Company’s management. This approach promotes a long-term perspective to our strategy and has proved beneficial to our management in establishing the Company’s short- and long-term priorities. We believe that a classified election process remains in the best interests of our shareholders.
Board Independence and Composition
Our Board consists of 13 directors, including 11 non-employee directors. Our Board has concluded that the following 11 non-employee directors, including our Chair, are independent in accordance with the director independence standards set forth in Rule 5600 of the rules of NASDAQ: John L. Bunce, Jr., Eric W. Doppstadt, Francis Ebong, Laurie S. Goodman, Moira Kilcoyne, Eileen Mallesch, Louis J. Paglia, John M. Pasquesi, Brian S. Posner, Eugene S. Sunshine and Thomas R. Watjen. In making these independence determinations, the Board reviewed the relationships with the directors set forth under the caption “Certain Relationships and Related Person Transactions,” including ordinary course transactions not meeting the disclosure threshold with insurers, reinsurers and producers in which a director or a fund affiliated with any of our directors maintained at least a 10% ownership interest.

2023 PROXY STATEMENT |	12

The Company does not set specific term limits on director service and believes that a mix of director tenures strengthens the Board’s effectiveness. Longer tenured directors possess experience and institutional knowledge, while newer directors bring fresh perspectives. Of our 13 directors, six have five or fewer years of service; two have between six and 10 years of service; and five have more than 10 years of service. The average director tenure is approximately nine years.

Independence	Tenure	Age

6
2
5
Average
Tenure
9.0 years
5 or fewer years
6 to 10 years
More than 10 years

The diversity of our directors in terms of gender identity and demographic background is demonstrated in the following charts:

Board Diversity Matrix (as of March 23, 2023)					Board Diversity Matrix (as of March 25, 2022)
Total Number of Directors: 13					Total Number of Directors: 13
	Female	Male	Non-Binary	Did Not Disclose Gender		Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity					Part I: Gender Identity
Directors	3	8	0	2	Directors	3	9	0	1
Part II: Demographic Background					Part II: Demographic Background
African American or Black	0	1	0	0	African American or Black	0	1	0	0
Alaskan Native or Native American	0	0	0	0	Alaskan Native or Native American	0	0	0	0
Asian	0	0	0	0	Asian	0	0	0	0
Hispanic or Latinx	0	0	0	0	Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0	Native Hawaiian or Pacific Islander	0	0	0	0
White	3	7	0	0	White	3	8	0	0
Two or More Races or Ethnicities	0	0	0	0	Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0				LGBTQ+	0
Did Not Disclose Demographic Background	2				Did Not Disclose Demographic Background	1

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Skills and Experience
The Nominating and Governance Committee is responsible for identifying individuals qualified to become directors and recommending to the Board the director nominees for consideration at each annual general meeting of shareholders. In general, the Committee will look for new members, possessing superior business judgment and integrity who have distinguished themselves in their chosen fields of endeavor and who have knowledge and experience in the areas of insurance, reinsurance or other aspects of our business, operations or activities, as well as knowledge of the business environments in the jurisdictions in which we currently operate or intend to operate in the future. The Company endeavors to maintain a board representing a diverse spectrum of expertise, background, perspective, race, gender and experience.
Our Corporate Governance Guidelines provide that the Nominating and Governance Committee’s assessment of new Board candidates will include consideration of the members’ qualifications as independent, as well as consideration of other affiliations, diversity, skills and experience in the context of the needs of the Board.
Board Refreshment. The Board is committed to effective refreshment that is reflective of the Company’s evolving strategy and to having a diversity of perspectives, skills and experiences on our Board that align with our strategy. Since 2018, we have added five independent directors through a comprehensive recruitment process. With succession planning and bench strength in mind, the Board first identified desired skill sets to enhance the effectiveness of our Board and then engaged a search firm to help identify and evaluate possible candidates.
With the assistance of the search firm, our Nominating and Governance Committee evaluated a broad pool of director candidates based upon the desired skills, qualities and attributes. Following that work, in 2018, the Board added one director, Ms. Goodman, with extensive mortgage insurance experience. In 2020, the Board added two directors: Ms. Kilcoyne, with more than 30 years of experience in the technology industry and extensive financial services experience, and Mr. Watjen, with extensive senior management and operating experience in the insurance industry. In 2021, the Board again added two directors: Mr. Ebong, with an extensive background in technology and innovation, and Ms. Mallesch, with more than 30 years of finance and risk experience.
Over-boarding. In addition, in order to ensure that our directors have the ability to commit the time required to fully discharge their responsibilities to the Board, our Corporate Governance Guidelines and Code of Business Conduct require directors to advise the Board through the Chair of the Board or the Chair of the Nominating and Governance Committee in advance of accepting an invitation to serve on another company board whether public or private. A proposed director position is reviewed to ensure that the new role will not interfere with the director’s ability to discharge his or her duties to the Company. To help ensure this, the Board has implemented a practice prohibiting directors from serving on more than three other public company boards.
Role in Risk Oversight
Our Board, as a whole and also at the committee level, has an active role in overseeing management of the Company’s risks. The Board regularly reviews information regarding the Company’s business and operations, including underwriting, investments, capital management, liquidity, financial reporting, and compliance, as well as the risks associated with these activities.
As outlined below, Committees of the Board help oversee the business and operations of the Company:

Audit Committee	Oversees management of financial reporting, compliance and operational risks.
Compensation Committee	Oversees the management of risks relating to the Company’s compensation plans and arrangements, retention of personnel and succession planning.
Executive Committee	Oversees and directs the business and affairs of the Company in intervals between meetings of the Board.
Finance, Investment and Risk Committee	Oversees risks relating to the financial, investment and other risk affairs of the Company.
Nominating and Governance Committee	Oversees risks associated with the composition of the Board, corporate governance and ESG matters.
Underwriting Oversight Committee	Oversees risks relating to our underwriting activities, including with respect to accumulations and aggregations of exposures in our insurance, reinsurance and mortgage businesses.

2023 PROXY STATEMENT |	14

Cybersecurity Risk Oversight
We prioritize the management of cybersecurity risk and the protection of information across our enterprise. The Audit Committee of the Board receives a quarterly report about our Information Security Program from the Chief Information Security Officer (“CISO”). In addition to providing metrics such as key measures on effectiveness of our systems to identify and thwart cyber incidents, the CISO’s report also includes information on our external security ratings score and comparison of our score to our peers.
Code of Business Conduct, Committee Charters and Corporate Governance Guidelines
We have adopted a Code of Business Conduct, which describes our ethical principles and charters of responsibilities for all of our standing Board committees, including Audit, Compensation, Executive, Finance, Investment and Risk, Nominating and Governance, and Underwriting Oversight Committees. We have also adopted Corporate Governance Guidelines that cover issues such as executive sessions of our Board, director qualification and independence requirements, director responsibilities, access to management, evaluation and communications with the Board in order to help maintain effective corporate governance of the Company. The full text of our Code of Business Conduct, each Committee Charter and our Corporate Governance Guidelines are available on the Company’s website located at archgroup.com. None of the material on our website is incorporated herein by reference.
Meetings
The Board held seven meetings during 2022. Each director attended 75% or more of all meetings of the Board and any committees on which the director served during fiscal year 2022. Directors are encouraged, but not required, to attend our annual general meeting of shareholders. All of our then-current directors attended the 2022 annual general meeting.

Communications with the Board
Shareholders may communicate with the Board or any of the directors by sending written communications addressed to the Board or any of the directors, to:
Arch Capital Group Ltd.
Waterloo House, Ground Floor
100 Pitts Bay Road
Pembroke HM 08, Bermuda
Attention: Secretary
E-Mail: shareholderinfo@archgroup.com
All shareholder communications will be compiled by the Secretary for review by the Board.

15	| 2023 PROXY STATEMENT

Committees of the Board

Director	Audit	Compensation	Executive	Finance, Investment and Risk	Nominating and Governance	Underwriting Oversight
John L. Bunce, Jr.			■	■	Chair
Eric W. Doppstadt		■		■	■
Francis Ebong	■	■			■
Laurie S. Goodman	■				■	■
Marc Grandisson			■
Moira Kilcoyne	■	■			■
Eileen Mallesch	Chair					■
Louis J. Paglia		■				Chair
John M. Pasquesi			Chair	■		■
Brian S. Posner	■			Chair
Eugene S. Sunshine	■	■			■
John D. Vollaro				■		■
Thomas R. Watjen		Chair		■

Audit Committee
The Audit Committee of the Board assists the Board in monitoring (1) the integrity of our financial statements, (2) the qualifications and independence of the independent registered public accounting firm, (3) the performance of our internal audit function and independent registered public accounting firm and (4) the compliance by the Company with legal and regulatory requirements. The Audit Committee is involved in the selection of the audit engagement partner, and also oversees the Board’s responsibilities relating to the operational (including information technology risks, business continuity and data security) risk affairs of the Company.
All of our Audit Committee members are considered independent under the listing standards of NASDAQ governing the qualifications of the members of audit committees and the independence requirements under Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board has determined that four of the six members of the Audit Committee, Mss. Goodman and Mallesch and Messrs. Posner and Sunshine, qualify as an “audit committee financial expert” under the rules of the Securities and Exchange Commission (“SEC”). The Audit Committee held five meetings during 2022.
Compensation Committee
The Compensation Committee of the Board approves the compensation of our senior executives and has overall responsibility for approving, evaluating and making recommendations to the Board regarding our officer compensation plans, policies and programs. As part of its responsibilities, the Compensation Committee also oversees the succession planning process for our senior executive team. In addition, the Compensation Committee reviews periodic updates from management on initiatives and progress in the area of human capital management. All of our Compensation Committee members are considered independent under the listing standards of NASDAQ governing the qualifications of the members of compensation committees. In addition, no executive officer of the Company served on any board of directors or compensation committee of any entity (other than Arch Capital) with which any member of our Board serves as an executive officer. The Compensation Committee held five meetings during 2022.
Executive Committee
The Executive Committee of the Board may generally exercise all the powers and authority of the Board, when it is not in session, in the management of our business and affairs, unless the Board otherwise determines. The Executive Committee did not meet during 2022.

2023 PROXY STATEMENT |	16

Finance, Investment and Risk Committee
The Finance, Investment and Risk Committee of the Board oversees the Board’s responsibilities relating to the financial, investment and other risk affairs of the Company and recommends to the Board financial policies, risk tolerances, strategic investments and overall investment policy, including review of manager selection, financial and risk benchmarks and investment performance. The Finance, Investment and Risk Committee held four meetings during 2022.
Nominating and Governance Committee
The Nominating and Governance Committee of the Board is responsible for identifying individuals qualified to become directors and recommending to the Board the director nominees for consideration at each annual general meeting of shareholders. The Nominating and Governance Committee also advises the Board on corporate governance matters, as well as the Company’s ESG initiatives. All of our Nominating and Governance Committee members are considered independent under the listing standards of NASDAQ. The Nominating and Governance Committee held four meetings during 2022.
Nominations Process. When the Board determines to seek a new member, whether to fill a vacancy or otherwise, the Nominating and Governance Committee will consider recommendations from Board members, management and others. Please refer to “Skills and Experience” for a description of the skills, expertise and other attributes desired in new members. For a discussion of the specific experiences, qualifications, attributes or skills that led the Nominating and Governance Committee to conclude that each director should serve on our Board, see the biographical information section beginning on page 18. For a more detailed discussion of our Board composition, including our Board refreshment process, see “Board Independence and Composition.”
Any shareholder who wishes to make a proposal to be included in our Proxy Statement and form of proxy relating to the 2024 annual general meeting, or to make a proposal or nominate a director at the 2024 annual general meeting, should follow the procedures as described under the caption “Shareholder Proposals for the 2024 Annual General Meeting.”

Board Self-Evaluations. The Nominating and Governance Committee develops the process for the Board’s self-evaluation and oversees, in combination with the Chair of the Board, the conduct of these evaluations. Our Corporate Governance Guidelines provide that the Board will conduct annual self-evaluations to determine whether the Board and its committees are functioning effectively. Beginning in 2023, following the annual general meeting each year, the Nominating and Governance Committee will oversee individual director evaluations, including self-evaluations and peer reviews, for each director who will be up for election at the next annual general meeting to help inform the annual director nomination process. The Nominating and Governance Committee has retained a third-party governance organization to facilitate the Board and committee evaluation process and intends to use, at least every three years, an independent third party to conduct these evaluations. The Board believes that self-evaluations of the Board are important elements of corporate governance and essential to ensure a well-functioning Board.
ESG. The Nominating and Governance Committee oversees the establishment, management and processes related to ESG activities. The Nominating and Governance Committee receives quarterly reports on ESG topics and activities. The reports detail the Company’s progress on substantive sustainability initiatives as well as the increasing number of sustainability rating agencies that evaluate our ESG performance. Please refer to “Our Sustainability Practices” for a review of our ESG program.
Underwriting Oversight Committee
The Underwriting Oversight Committee of the Board assists the Board by reviewing the underwriting activities of our insurance, reinsurance and mortgage businesses. The Underwriting Oversight Committee held four meetings in 2022. In addition, the members of the Underwriting Oversight Committee regularly participate in the underwriting and business review meetings held in our insurance, reinsurance and mortgage operations throughout the year.

17	| 2023 PROXY STATEMENT

Nominees

Francis Ebong

■	42 years old	Mr. Ebong is currently Managing Director, Program Management at X, Alphabet’s in-house research and development division, where he is tasked with launching technologies to improve the lives of billions of people. He has an extensive background in technology and innovation, including serving as the Director of Global Operations and Partnerships at Facebook from 2015 to 2017, where he led a global team responsible for launches including FB Live, Marketplace and Messenger. Prior to Facebook, Mr. Ebong was the Head of Operations at Postmates and has experience working at Apple and Deloitte. Mr. Ebong is a veteran of the U.S. Navy and has a degree from the U.S. Naval Academy and an M.B.A. from the George Washington School of Business.

The Nominating and Governance Committee engaged an independent consulting firm to assist it in identifying and assessing potential candidates, resulting in the identification, evaluation and nomination of Mr. Ebong for election to the Board.

Mr. Ebong’s qualifications for service on our Board include his extensive operational experience and his technology management skills.

■	Director since August 2021
■	Class I Director of Arch Capital
■	Audit Committee
■	Compensation Committee
■	Nominating and Governance Committee

Eileen Mallesch

■	67 years old	Ms. Mallesch has more than 30 years of finance and risk experience, including serving as Senior Vice President and Chief Financial Officer for Nationwide’s Property and Casualty segment from 2005 to 2009. Prior to that, she was Chief Financial Officer, Senior Vice President at Genworth (2003 to 2005) and General Electric’s (2000 to 2003) Group Insurance and Life Insurance businesses. Ms. Mallesch has broad finance and business strategy expertise in the insurance, telecommunications and consumer products industries. Her significant board experience includes current positions on the boards of Brighthouse Financial and Fifth Third Bancorp. She previously served on the boards of Bob Evans, Libbey Inc., and State Auto Financial. Ms. Mallesch has a B.S. in Accounting from the City University of New York and is a CPA.

The Nominating and Governance Committee engaged an independent consulting firm to assist it in identifying and assessing potential candidates, resulting in the identification, evaluation and nomination of Ms. Mallesch for election to the Board.

Ms. Mallesch’s qualifications for service on our Board include her extensive senior management and operating experience in the insurance industry and her service on boards of directors of other companies.
■	Director since August 2021
■	Class I Director of Arch Capital
■	Audit Committee
■	Underwriting Oversight Committee

2023 PROXY STATEMENT |	18

Louis J. Paglia

■	65 years old	Mr. Paglia is the founding member of Oakstone Capital LLC, a private investment firm. He previously founded Customer Choice LLC in April 2010, a data analytics company serving the electric utility industry. He previously served as Executive Vice President of UIL Holdings Corporation, an electric utility, contracting and energy infrastructure company. Mr. Paglia also served as UIL Holdings’ Chief Financial Officer and as President of its investment subsidiaries. Prior to joining UIL Holdings, Mr. Paglia was Executive Vice President and Chief Financial Officer of eCredit.com, a credit evaluation software company. Prior to that, Mr. Paglia served as the Chief Financial Officer for TIG Holdings Inc., a property and casualty insurance and reinsurance holding company, and Emisphere Technologies, Inc. Mr. Paglia previously served on the board of directors of Sarissa Capital Acquisition Corp. He holds a B.S. in Engineering from Massachusetts Institute of Technology and an M.B.A. from The Wharton School of the University of Pennsylvania.

Mr. Paglia’s qualifications for service on our Board include his strong financial background and extensive executive management and operating experience in financial services companies.

■	Director since July 2014
■	Class I Director of Arch Capital
■	Compensation Committee
■	Underwriting Oversight Committee

Brian S. Posner

■	61 years old	Mr. Posner has been a private investor since March 2008 and is the President of Point Rider Group LLC, a consulting and advisory services firm focused on financial, technology, bio-pharmaceutical and other services-related companies. From 2005 to March 2008, Mr. Posner served as the President, Chief Executive Officer and Co-Chief Investment Officer of ClearBridge Advisors, LLC, an asset management company and a wholly owned subsidiary of Legg Mason (since acquired by Franklin Resources). Prior to that, in 2000, Mr. Posner co-founded Hygrove Partners LLC, a private investment fund and served as the Managing Member for five years. He served as a portfolio manager and an analyst at Fidelity Investments from 1987 to 1996 and, from 1997 to 1999, at Warburg Pincus Asset Management/Credit Suisse Asset Management where he also served as Co-Chief Investment Officer and director of research. Mr. Posner is Executive Chair of Fika Community Ltd., a private health-tech company domiciled in the UK. He is also a Charter Trustee of Northwestern University and serves on the Advisory Board at Northwestern's Center for the Study of Diversity and Democracy. He previously served on the board of directors of Biogen Inc. and as Chair of the AQR Funds. He holds a B.A. from Northwestern University and an M.B.A. from the University of Chicago Booth School of Business.

Mr. Posner’s qualifications for service on our Board include his strong financial background, investment skills and extensive experience as a leading institutional investment manager and advisor, as well as his general expertise in matters pertaining to the financial services industry.
■	Director since November 2010
■	Class I Director of Arch Capital
■	Audit Committee
■	Finance, Investment and Risk Committee

19	| 2023 PROXY STATEMENT

John D. Vollaro

■	78 years old	Mr. Vollaro has been a Senior Advisor of Arch Capital since April 2009 and has served as a director of Arch Capital since November 2009. He was Executive Vice President and Chief Financial Officer of Arch Capital from January 2002 to March 2009 and Treasurer of Arch Capital from May 2002 to March 2009. Prior to joining us, Mr. Vollaro acted as an independent consultant in the insurance industry since March 2000. Prior to March 2000, Mr. Vollaro was President and Chief Operating Officer of W.R. Berkley Corporation from January 1996 and a director from September 1995 until March 2000. Mr. Vollaro was Chief Executive Officer of Signet Star Holdings, Inc., a joint venture between W.R. Berkley Corporation and General Re Corporation, from July 1993 to December 1995. Mr. Vollaro served as Executive Vice President of W.R. Berkley Corporation from 1991 until 1993, Chief Financial Officer and Treasurer of W.R. Berkley Corporation from 1983 to 1993 and Senior Vice President of W.R. Berkley Corporation from 1983 to 1991.

Mr. Vollaro’s qualifications for service on our Board include his strong financial background, extensive executive management and operating experience in the insurance industry and his in-depth knowledge of our operations.
■	With Arch since 2002
■	Director since November 2009
■	Class I Director of Arch Capital
■	Finance, Investment and Risk Committee
■	Underwriting Oversight Committee

Required Vote
A majority of the votes cast will be required to elect the above nominees as Class I Directors of Arch Capital.
Recommendation of the Board

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL.

2023 PROXY STATEMENT |	20

Appointed Directors, Continuing Directors and Senior Management
The following individuals are our appointed and continuing directors:

John L. Bunce, Jr.

■	64 years old
Mr. Bunce is a Managing Director and Founder of Greyhawk Capital Management, LLC and Managing Director and Founder of Steel Box, LLC. Both Greyhawk and Steel Box are investment organizations. Mr. Bunce has served as a director of numerous public and private companies and he continues to serve on several private company boards and as an Overseer of the Hoover Institution. He holds an A.B. from Stanford University and an M.B.A. from Harvard Business School.
Mr. Bunce’s qualifications for service on our Board include his corporate finance background, investment skills, extensive experience in evaluating and overseeing companies in a wide range of industries and service on boards of directors of other companies.

■	Director since November 2001
■	Class III Director of Arch Capital
■	Term expires 2025
■	Executive Committee
■	Finance, Investment and Risk Committee
■	Nominating and Governance Committee

Eric W. Doppstadt

■	63 years old
Mr. Doppstadt serves as Vice President and Chief Investment Officer of the Ford Foundation. Mr. Doppstadt has been with the Ford Foundation since 1989, most recently as director of private equity investments for the foundation’s endowment. He joined the Ford Foundation as resident counsel, later assuming senior positions managing the Ford’s alternative investment portfolio. He has also served on the investment advisory boards of numerous private equity and venture capital funds. Mr. Doppstadt holds the Chartered Financial Analyst designation from the CFA Institute and is a director of Harvard Management Company and of Makena Capital Management, LLC. He holds an A.B. from The University of Chicago and a J.D. from New York University School of Law.
Mr. Doppstadt’s qualifications for service on our Board include his extensive investment experience and investment management skills.

■	Director since November 2010
■	Class II Director of Arch Capital
■	Term expires 2024
■	Compensation Committee
■	Finance, Investment and Risk Committee
■	Nominating and Governance Committee

Laurie S. Goodman

■	67 years old	Ms. Goodman is an Institute Fellow at the Urban Institute and Founder of its Housing Finance Policy Center. Before joining the Urban Institute in 2013, Ms. Goodman spent 30 years at several Wall Street firms. From 2008 to 2013, she was Senior Managing Director at Amherst Securities Group, LP. From 1993 to 2008, Ms. Goodman was head of global fixed income research and Manager of U.S. securitized products research at UBS and predecessor firms. Before that, she was a senior fixed income analyst, a mortgage portfolio manager and a senior economist at the Federal Reserve Bank of New York. Ms. Goodman serves on the board of directors of Home Point Capital Inc. and real estate investment trust MFA Financial and is an adviser to The Amherst Group, LLC. She is currently serving as a member of the Consumer Financial Protection Bureau’s Consumer Advocacy Board and she previously served as a member of the Federal Reserve Bank of New York’s Financial Advisory Roundtable as well as the Bipartisan Policy Center’s Housing Commission and Fannie Mae’s Affordable Housing Advisory Council. Ms. Goodman has a M.B.A. in Mathematics from the University of Pennsylvania and an A.M. and Ph.D. in Economics from Stanford University.

Ms. Goodman's qualifications for service on our Board include her extensive analytics and strategy experience, her housing finance expertise and her service on boards of directors of other companies.
■	Director since May 2018
■	Class II Director of Arch Capital
■	Term expires 2024
■	Audit Committee
■	Nominating and Governance Committee
■	Underwriting Oversight Committee

21	| 2023 PROXY STATEMENT

Marc Grandisson

■	55 years old
Mr. Grandisson is the Chief Executive Officer of Arch Capital as well as a member of our Board, both positions he has served in since March 2018. From March 2018 to December 2020, he was also President of Arch Capital, and from January 2016 to March 2018, he was President and Chief Operating Officer of Arch Capital. Prior to that role, he was Chairman and Chief Executive Officer of Arch Worldwide Reinsurance Group from 2005 to 2015 and the Chairman and Chief Executive Officer of Arch Worldwide Mortgage Group from February 2014 to December 2015. He joined Arch Reinsurance Ltd. (“Arch Re Bermuda”) in October 2001 as Chief Actuary. He subsequently held various leadership roles, including Chief Underwriting Officer and Actuary, President and Chief Operating Officer, eventually being named President and Chief Executive Officer at Arch Re Bermuda. Prior to joining Arch, he held various positions with the Berkshire Hathaway Group, F&G Re, Inc. and Tillinghast/Towers Perrin. He holds a B.Sc. in Actuarial Science from Université Laval in Canada and an M.B.A. from The Wharton School of the University of Pennsylvania. He is a Fellow of the Casualty Actuarial Society and a Member of the American Academy of Actuaries.
Mr. Grandisson’s qualifications for service on our Board include his financial background, extensive executive management and operating experience in the insurance industry and his in-depth knowledge of our operations.

■	With Arch since October 2001
■	Chief Executive Officer of Arch Capital
■	Director since March 2018
■	Class III Director of Arch Capital
■	Term expires 2025
■	Executive Committee

Moira Kilcoyne

■	61 years old
Ms. Kilcoyne is a technology industry veteran with extensive financial services experience. From 2013 to 2016, she served as Co-Chief Information Officer of Morgan Stanley where she co-headed the company’s global technology and data business and she also sat on the firm’s Management Committee. Prior to becoming Co-Chief Information Officer, Ms. Kilcoyne held a number of senior technology roles within Morgan Stanley. She currently serves on the board of directors of Quilter plc and is a member of the Board of Governors of FINRA, and the Board of Directors for Elliot Opportunity II. Prior board roles have included Citrix Systems, Inc. and as a Trustee of Manhattan College. Ms. Kilcoyne has a B.S. in Mathematics from Manhattan College.
Ms. Kilcoyne’s qualifications for service on our Board include her more than 30 years of experience in the technology industry, her extensive financial services experience and service on boards of directors of other companies.

■	Director since January 2020
■	Class III Director of Arch Capital
■	Term expires 2025
■	Audit Committee
■	Compensation Committee
■	Nominating and Governance Committee

John M. Pasquesi

■	63 years old
Mr. Pasquesi has been Chair of the Board of Arch Capital since September 2019 and a director of Arch Capital since October 2001. From November 2017 to September 2019, he was Lead Director. Mr. Pasquesi is the Managing Member of Otter Capital LLC, a private equity investment firm he founded in January 2001. He holds an A.B. from Dartmouth College and an M.B.A. from Stanford Graduate School of Business.
Mr. Pasquesi’s qualifications for service on our Board include his investment skills, extensive experience in evaluating and overseeing companies in a wide range of industries, including the insurance industry, and service on boards of directors of other companies.

■	Director since October 2001
■	Class II Director of Arch Capital
■	Term expires 2024
■	Executive Committee
■	Finance, Investment and Risk Committee
■	Underwriting Oversight Committee

2023 PROXY STATEMENT |	22

Eugene S. Sunshine

■	73 years old	Mr. Sunshine retired at the end of August 2014 as the Senior Vice President for Business and Finance at Northwestern University, the university’s chief financial and administrative officer. Before joining Northwestern in 1997, he was Senior Vice President for Administration at The Johns Hopkins University. Prior to Johns Hopkins, Mr. Sunshine held positions as New York State Deputy Commissioner for Tax Policy and New York State Treasurer as well as Director of Energy Conservation for the New York State Energy Office. He currently is a member of the board of directors of Chicago Board Options Exchange. Mr. Sunshine is a former member of the boards of Keypath Education, Bloomberg L.P., National Mentors Holdings, Nuveen Investments and Kaufman Hall & Associates. He holds a B.A. from Northwestern University and a Master of Public Administration degree from Syracuse University’s School of Citizenship and Public Affairs.

Mr. Sunshine’s qualifications for service on our Board include his strong financial background and extensive executive management and operating experience.
■	Director since July 2014
■	Class III Director of Arch Capital
■	Term expires 2025
■	Audit Committee
■	Compensation Committee
■	Nominating and Governance Committee

Thomas R. Watjen

■	68 years old
Mr. Watjen has extensive experience in the insurance sector having spent over 20 years at Unum Group and its predecessor, The Provident Companies. From 2003 to 2015, he was President and Chief Executive Officer of Unum Group. Prior to this, Mr. Watjen served as Vice Chairman and Chief Operating Officer of Unum Group from 2002 to 2003 and Executive Vice President, Finance and Risk Management for the company from 1999 to 2002. In 1994, he joined The Provident Companies as Executive Vice President and Chief Financial Officer and was later named Vice Chairman and Chief Operating Officer, a position he held from 1997 to 1999. Prior to Unum Group, Mr. Watjen worked at Morgan Stanley & Co. as Managing Director, Investment Banking from 1987 to 1994. From 1984 to 1987 he worked at Conning & Company in the consulting and venture capital areas, and from 1981 to 1984, he worked with Aetna Life & Casualty in both the investment and finance areas. He currently serves on the board of directors of Prudential plc. and was a member of the board of directors of LocatorX from 2019 through 2022 as well as SunTrust Bank from 2010 through 2019. Mr. Watjen also serves on the board of visitors of Virginia Military Institute. He holds a B.A. in Economics from the Virginia Military Institute and an M.B.A. from the University of Virginia, Darden School of Business Administration.
Mr. Watjen’s qualifications for service on our Board include his extensive senior management and operating experience in the insurance industry and his service on boards of directors of other companies.

■	Director since January 2020
■	Class II Director of Arch Capital
■	Term expires 2024
■	Compensation Committee
■	Finance, Investment and Risk Committee

23	| 2023 PROXY STATEMENT

The following individuals are members of senior management, including our executive officers, who do not serve as directors of Arch Capital:

François Morin

■	55 years old
Mr. Morin is Executive Vice President, Chief Financial Officer and Treasurer of Arch Capital, a position he has held since May 2018. Prior to such position, Mr. Morin served as Senior Vice President, Chief Risk Officer and Chief Actuary of Arch Capital, a position he held since May 2015. He joined Arch Capital in October 2011 as Chief Actuary and Deputy Chief Risk Officer. From January 1990 through September 2011, Mr. Morin served in various roles for Towers Watson & Co. and its predecessor firm, Towers Perrin Forster & Crosby, including its actuarial division, Tillinghast. He holds a B.Sc. in Actuarial Science from Université Laval in Canada. He is a Fellow of the Casualty Actuarial Society, a Chartered Financial Analyst, a Chartered Enterprise Risk Analyst and a Member of the American Academy of Actuaries.

■	With Arch since October 2011
■	Executive Vice President, Chief Financial Officer and Treasurer, Arch Capital

Nicolas Papadopoulo

■	60 years old
Mr. Papadopoulo is President and Chief Underwriting Officer of Arch Capital and CEO of Arch Worldwide Insurance Group, a position he has held since January 2021. From September 2017 to December 2020, Mr. Papadopoulo was Chairman and Chief Executive Officer of Arch Worldwide Insurance Group and Chief Underwriting Officer for Property and Casualty Operations. From July 2014 to September 2017, Mr. Papadopoulo was Chairman and Chief Executive Officer of Arch Reinsurance Group at Arch Capital. He joined Arch Re Bermuda in December 2001 where he held a variety of underwriting roles. Prior to joining Arch, he held various positions at Sorema N.A. Reinsurance Group, a U.S. subsidiary of Groupama and he was also an insurance examiner with the Ministry of Finance, Insurance Department, in France. Mr. Papadopoulo graduated from École Polytechnique in France and École Nationale de la Statistique et de l’Administration Economique in France with a master’s degree in statistics. He is also a Member of the International Actuarial Association and a Fellow at the French Actuarial Society.

■	With Arch since December 2001
■	President and Chief Underwriting Officer, Arch Capital and CEO, Arch Worldwide Insurance Group

Maamoun Rajeh

■	52 years old	Mr. Rajeh has served as Chairman and Chief Executive Officer of Arch Worldwide Reinsurance Group since October 2017. From July 2014 to September 2017, he was Chairman and Chief Executive Officer of Arch Re Bermuda. He joined Arch Re Bermuda in 2001 as an underwriter, ultimately becoming Chief Underwriting Officer in November 2005. Most recently, he was President and Chief Executive Officer of Arch Reinsurance Europe Underwriting Designated Activity Company (“Arch Re Europe”) from October 2012 to July 2014. From 1999 to 2001, Mr. Rajeh served as Assistant Vice President at HartRe, a subsidiary of The Hartford Financial Services Group, Inc. Mr. Rajeh also served in several business analysis positions at the United States Fidelity and Guarantee Company between 1992 and 1996 and as an underwriter at F&G Re from 1996 to 1999. He has a B.S. from The Wharton School of Business of the University of Pennsylvania and he is a Chartered Property Casualty Underwriter.
■	With Arch since December 2001
■	Chairman and Chief Executive Officer, Arch Worldwide Reinsurance Group

2023 PROXY STATEMENT |	24

David E. Gansberg

■	50 years old	Mr. Gansberg was named Chief Executive Officer of Arch Capital’s Global Mortgage Group on March 1, 2019. From February 2013 through February 2019, he was the President and Chief Executive Officer of Arch Mortgage Insurance Company. From July 2007 to February 2013, Mr. Gansberg was Executive Vice President and a director at Arch Re (U.S.). Prior to that, he held various underwriting, operational and strategic roles at Arch Re Bermuda and Arch Capital Services LLC, where he joined in December 2001. Prior to joining Arch, Mr. Gansberg held various positions with ACE Bermuda and Cigna Property and Casualty. He holds a B.S. in Actuarial Mathematics from the University of Michigan.

■	With Arch since December 2001
■	Chief Executive Officer, Global Mortgage Group, Arch Capital

Jennifer Centrone

■	50 years old	Ms. Centrone is the Executive Vice President, Chief Human Resources Officer of Arch Capital Services LLC, where she is responsible for leading the organization’s talent and culture strategies. Prior to joining Arch, Ms. Centrone was Senior Vice President, Human Resources at Voya Financial from August 2015 to May 2019, where she was responsible for leading key talent, organizational and transformational strategies. Before Voya Financial, Ms. Centrone held senior human resources roles at both The Hartford Financial Services Group, Inc. and Accenture. She holds a B.A. in English Writing and Literature from Fairfield University.
■	With Arch since June 2019
■	Executive Vice President, Chief Human Resources Officer of Arch Capital Services LLC

Chris Hovey

■	56 years old
Mr. Hovey is Chief Operations Officer of Arch Capital Services LLC. From July 2018 to January 2020, Mr. Hovey served as Executive Vice President and Chief Information Officer at Arch Capital Services LLC. Prior to that, he held the role of Chief Operating Officer of Arch Mortgage Insurance Company. Before joining Arch, Mr. Hovey acted as Chief Operating Officer for PMI Mortgage Insurance Co. (“PMI”) since 2011. He also served as Senior Vice President of servicing operations and loss management for PMI, which he originally joined in 2002. Mr. Hovey holds a B.A. from San Francisco State University and an M.B.A. from Saint Mary’s College in Moraga, California.

■	With Arch since January 2014
■	Chief Operations Officer of Arch Capital Services LLC

Louis T. Petrillo

■	57 years old
Mr. Petrillo has been President and General Counsel of Arch Capital Services LLC since April 2002. From May 2000 to April 2002, he was Senior Vice President, General Counsel and Secretary of Arch Capital. From 1996 until May 2000, Mr. Petrillo was Vice President and Associate General Counsel of Arch Capital’s reinsurance subsidiary. Prior to that time, Mr. Petrillo practiced law at the New York firm of Willkie Farr & Gallagher LLP. He holds a B.A. from Tufts University and a law degree from Columbia University.

■	With Arch since January 1996
■	President and General Counsel of Arch Capital Services LLC

25	| 2023 PROXY STATEMENT

Jay Rajendra

■	42 years old
Mr. Rajendra is the Chief Strategy and Innovation Officer at Arch Capital. He is responsible for pursuing new business models and technologies while leading Arch’s analytics capabilities to improve profitability and growth. Mr. Rajendra joined Arch in 2016 in the role of Chief Analytics Officer for Arch Capital, a position he held until January 2020. Prior to joining Arch, Mr. Rajendra was Head of Business Solutions for XL Catlin’s Strategic Analytics team. Before XL, Mr. Rajendra was a Senior Consultant at Towers Watson in both North America and Europe, where he advised large international (re)insurers and start-ups on pricing, strategy and M&A. He is a Fellow of the Institute of Actuaries, Fellow of the Casualty Actuarial Society and Member of the American Academy of Actuaries. He holds a combined Bachelors and Masters in Mathematics from Oxford University and an M.B.A. from Massachusetts Institute of Technology.

■	With Arch since August 2016
■	Chief Strategy and Innovation Officer at Arch Capital

Christine Todd

■	56 years old
Ms. Todd is Senior Vice President, Chief Investment Officer at Arch Capital and President of Arch Investment Management Ltd. (“AIM”) and has responsibility for setting the firm’s investment strategy and managing the day-to-day operations of the investment portfolio. Prior to joining Arch, Ms. Todd was Head of Fixed Income, U.S., for Amundi US from February 2019 to May 2021. She has also held executive roles at Neighborly Investments; Standish Mellon Asset Management Company LLC; and Gannett, Welsh & Kotler. She is a Chartered Financial Analyst and holds a B.A. from Georgetown University and an M.B.A. from Boston University.

■	With Arch since June 2021
■	Senior Vice President, Chief Investment Officer of Arch Capital

Succession Planning
We have a robust talent and succession planning process. On an annual basis, management conducts a talent and succession plan for our CEO and for each member of our executive management team, focusing on high performing and high potential talent, diverse talent and the succession plan for each position. On an annual basis, our Board receives a comprehensive succession plan for the CEO and for each member of our executive management team.

2023 PROXY STATEMENT |	26

Director Compensation
The Compensation Committee is responsible for reviewing and making recommendations to the Board regarding all matters pertaining to compensation paid to directors for Board, committee and committee chair services.
In making non-employee director compensation recommendations, the Compensation Committee takes various factors into consideration, including, but not limited to, input received from the Compensation Committee’s independent consultant, the responsibilities of directors generally, as well as committee chairs, and the form and amount of compensation paid to directors by comparable companies. The Board reviews the recommendations of the Compensation Committee and determines the form and amount of director compensation.
The following table provides information concerning the compensation of our directors for the year ended December 31, 2022. Directors who also serve as employees of the Company do not receive payment for service as directors. In addition to the arrangements described below, all non-employee directors are entitled to reimbursement for their reasonable out-of-pocket expenses in connection with their travel to and attendance at meetings of the Board or committees. For a complete understanding of the table, please read the footnotes and the narrative disclosures that follow the table. Please also refer to the “2022 Summary Compensation Table” for Mr. Grandisson’s compensation.

Name	Committee Chair	Fees Earned or Paid in Cash ($)(1)		Stock Awards ($)(2)	All Other Compensation ($)(3)		Total ($)
John L. Bunce, Jr.	NC	150,003		124,993	25,000		299,996
Eric W. Doppstadt	FC	150,003		124,993	—		274,996
Francis Ebong		125,034		124,993	21,492		271,519
Laurie S. Goodman		150,003		124,993	25,297		300,293
Moira Kilcoyne		125,003		124,993	—		249,996
Eileen Mallesch		150,034		124,993	—		275,027
Louis J. Paglia	UC	175,003		124,993	25,000		324,996
John M. Pasquesi *	EC	260,003		124,993	25,000		409,996
Brian S. Posner	AC	175,003		124,993	30,000		329,996
Eugene S. Sunshine	**	159,318		124,993	22,450		306,761
John D. Vollaro		500,000	(4)	—	85,731	(5)	585,731
Thomas R. Watjen	CC	165,688		124,993	—		290,681

AC = Audit Committee Chair, CC= Compensation Committee Chair, EC = Executive Committee Chair, FC = Finance, Investment and Risk Committee Chair, NC = Nominating and Governance Committee Chair, UC = Underwriting Oversight Committee Chair
* Chair of the Board
** Mr. Sunshine served as the Compensation Committee Chair until he was succeeded by Mr. Watjen on September 14, 2022.

27	| 2023 PROXY STATEMENT

(1)    Each non-employee member of our Board is entitled to receive an annual cash retainer fee in the amount of $125,000. Each such director may elect to receive the retainer fee in the form of common shares instead of cash. If so elected, the number of shares distributed to the non-employee director will be equal to 100% of the amount of the annual retainer fee otherwise payable divided by the fair market value of our common shares on the date of grant. This column includes the annual retainer (whether paid in cash or, at the election of the director, in common shares), Chair of the Board, committee chair and Audit Committee member fees. For the 2022-2023 annual period, Messrs. Sunshine and Watjen each received a pro-rated Compensation Committee Chair retainer as Mr. Watjen took over the role September 14, 2022. In addition, Mss. Goodman and Mallesch and Messrs. Ebong, Paglia, Sunshine and Watjen received their annual retainer fees in the form of cash and Ms. Kilcoyne and Messrs. Bunce, Doppstadt and Posner received their annual retainers in the form of 2,642 common shares. Additionally, Mr. Pasquesi elected to receive his annual retainer and Chair of the Board fee in shares in the form of 2,642 common shares for each fee.
The following table sets forth the fees payable to our chairs and Audit Committee members:

Committee Chair/Member	Annual Fee ($)
Audit Committee Chair	50,000
Audit Committee Member	25,000
Chair of the Board	125,000
Compensation Committee Chair	25,000
Executive Committee Chair	10,000
Finance, Investment and Risk Committee Chair	25,000
Nominating and Governance Committee Chair	25,000
Underwriting Oversight Committee Chair	50,000
(2)Each year, the non-employee directors are granted a number of restricted shares equal to $125,000 divided by the closing price on the date of grant (i.e., the first day of the annual period of compensation for the non-employee directors), and such shares vest on the one-year anniversary of grant date. The grant date fair value indicated in the table has been calculated in accordance with FASB ASC Topic 718 Compensation—Stock Compensation. On May 4, 2022, each non-employee director received 2,642 common shares, which will vest on May 4, 2023.
The aggregate number of share awards outstanding (i.e., unvested) as of December 31, 2022 for each of the non-employee directors was 2,642 common shares.
(3)The amounts in the “All Other Compensation” column for Ms. Goodman, and Messrs. Bunce, Ebong, Paglia, Pasquesi, Posner, Sunshine and Vollaro include matching gifts made under the Company’s matching gift program. Under the matching gift program in 2022, the Company matched eligible contributions to qualified charitable organizations on a dollar-for-dollar basis, up to a maximum of $25,000 per calendar year. Mr. Posner had multi-year pledges made under the prior policy, which we have grandfathered under that policy not to exceed $50,000 (the prior cap). During 2022, the Company made an aggregate of approximately $193,576 in matching contributions on behalf of the directors noted in the table above. The amount for Mr. Ebong includes reimbursement of certain travel and ancillary expenses of Mr. Ebong and his spouse incurred in connection with a Company meeting, and the amount for Ms. Goodman includes reimbursement of certain ancillary expenses incurred in connection with a Company meeting. The amounts of the meeting-related expense reimbursements did not exceed the greater of $25,000 or 10% of the total amount of these benefits for the director.
(4)    Mr. Vollaro is a Senior Advisor and an employee of the Company. Mr. Vollaro’s employment agreement provides that he receives an annual base salary of $250,000 and a bonus determined by the Compensation Committee and the Board for his role as Senior Advisor of the Company. For 2022, Mr. Vollaro received a cash bonus of $250,000. In addition, Mr. Vollaro is a member of the Finance, Investment and Risk Committee and Underwriting Oversight Committee of the Board. A description of Mr. Vollaro’s employment agreement is included below.
(5)    The amount for Mr. Vollaro includes $36,875 in contributions to our defined contribution plans. In addition, the total amount includes matching gifts made under the Company’s matching gift program as indicated in footnote 3 above, reimbursement of certain ancillary expenses incurred in connection with a Company meeting and the payment for club dues and tax preparation services, none of which exceeded the greater of $25,000 or 10% of the total amount of these benefits for Mr. Vollaro.

2023 PROXY STATEMENT |	28

Employment Agreement with John Vollaro
Our employment agreement with John Vollaro provides for his employment as Senior Advisor of Arch Capital to continue until terminated by either party by providing at least six months’ prior written notice. His base salary is $250,000 per annum, and the target rate for his annual cash bonus is 100% of his annual base salary. Mr. Vollaro is eligible to receive share-based awards at the discretion of the Board and is also entitled to participate in employee benefit programs and other fringe benefits customarily provided to similarly situated senior executives. The Company will reimburse him for his reasonable expenses incurred traveling between Bermuda and the United States.
If Mr. Vollaro’s employment is terminated by us without cause prior to the end of the term, he will be entitled to receive the base salary and target annual bonus which would have been paid to him under his employment agreement for the period through six months after the date of termination of employment (the “Severance Amount”). The Severance Amount would be payable over 12 months. The agreement further provides that if Mr. Vollaro’s employment is terminated by reason of his death or permanent disability, he (or his estate) will be entitled to receive an amount equal to the Severance Amount, in each case, (i) offset by any proceeds received from any insurance coverages provided by the Company and (ii) such amount, will be paid to him (or his estate) promptly upon death or permanent disability, as applicable. Mr. Vollaro’s medical insurance coverage benefits will continue for up to 12 months after the date of termination in the event that his employment ends due to permanent disability, or he is terminated other than for cause. Mr. Vollaro has agreed that, during the employment period and for a period of two years after termination of employment for cause or as a result of his resignation, he will not compete with the businesses of Arch Capital or any of its subsidiaries as such businesses exist or are in process or being planned as of the date of termination. If we terminate Mr. Vollaro’s employment without cause, the term of his noncompetition period will extend for one year following termination. Mr. Vollaro also agreed that he will not, for a period of two years following his date of termination, induce or attempt to induce any of our employees to leave his or her position with us or induce any customer to cease doing business with us.

Matters Relating to Director Share Ownership
In an effort to further align the interests of the non-employee directors with the interests of shareholders, the Company has adopted:
Share Ownership Guidelines: Share ownership guidelines require the directors to retain common shares having a value of at least three times the annual cash retainer fee payable to the director. Each non-employee director has five years to comply with the guidelines, and stock options, SARs and unvested restricted shares/units do not count toward the requirement.
Share Holding Requirements: Until our non-employee directors meet their target ownership levels, they must retain an amount equal to 50% of the net profit shares received from Arch Capital’s equity awards. Net profit shares are the shares remaining after payment of the exercise price of an option and taxes owed on exercise of options or SARs, vesting of restricted stock, or vesting and payout under restricted stock units and performance shares.
No Hedging Permitted: As part of our Code of Business Conduct, our officers, directors and other employees are not permitted to engage in hedging activities with respect to Arch Capital’s common shares or any other publicly- traded equity or debt securities issued by Arch Capital or any of its subsidiaries. Specifically, they may not engage in short sales, purchase or sale of financial instruments or derivatives, including puts and calls, that hedge or offset any change in the market value of such securities. In addition, our officers, directors and other employees may not otherwise engage in transactions that are designed to, or have, the same effect.

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Certain Relationships and Related Person Transactions
Generally, transactions with related persons are subject to review by the Board.
In January 2017, the Company and Kelso & Co. (“Kelso”), sponsored Premia Reinsurance Ltd., a newly formed multi-line Bermuda reinsurance company (“Premia Re”). Premia Re’s strategy is to reinsure or acquire companies or reserve portfolios in the non-life property and casualty insurance and reinsurance run-off market. The initial capitalization of Premia Re’s parent, Premia Holdings Ltd. (“Premia”), consisted of $400 million in common equity and $110 million in unsecured senior debt. Arch Re Bermuda and certain Arch co-investors, including senior management of Premia, invested $100 million and acquired 25% of Premia’s common equity as well as warrants to purchase additional common equity. Two of the co-investors included Nicolas Papadopoulo, President and Chief Underwriting Officer of Arch Capital and CEO of Arch Worldwide Insurance Group, who invested $2.5 million for a 0.625% stake, and Maamoun Rajeh, Chairman and CEO of Arch Worldwide Reinsurance Group, who invested $0.5 million for a 0.125% stake. Affiliates of Kelso, along with co-investors of Kelso, invested $300 million and acquired the balance of Premia’s common equity as well as warrants to purchase additional common equity. Subsidiaries of Arch Capital are providing certain administrative and support services to Premia pursuant to services agreements. Arch Re Bermuda has appointed two directors to serve on the seven-person board of directors of Premia Re. Arch Re Bermuda is providing a 25% quota share reinsurance treaty on certain business written by Premia Re. During 2022, Arch Re Bermuda entered into certain reinsurance transactions with Premia which generated net premiums written and earned of $121 million and $120 million, respectively, compared to $40 million of net premiums written and earned in 2021. At December 31, 2022, Arch Re Bermuda recorded funds held in assets from Premia of $119 million, compared to $54 million at December 31, 2021.
In October 2022, we made a $125,000 contribution to the Urban Institute, a non-profit research organization that employs one of our directors, Laurie S. Goodman.
In January 2023, we entered into various transactions related to private investments supporting the retrocession requirements of certain companies in the Company’s reinsurance segment (collectively, the “2023 Reinsurance Transactions”). One of the investors in the 2023 Reinsurance Transactions is a fund managed by Artisan Partners Limited Partnership (“APLP”). Certain
investment management clients of APLP, including the fund referenced in the previous sentence, held an approximately 8.4% stock ownership interest in Arch Capital as of December 31, 2022. See “Security Ownership of Certain Beneficial Owners and Management - Common Shares ” for further detail. Pursuant to the transaction, the fund has committed to providing $100 million in retrocession protection for Arch’s benefit via an insurance-linked securities structure with respect to certain risks underwritten during the relevant policy period in exchange for net ceded premiums.
Based on a Schedule 13G filed in February 2023, BlackRock Inc. (“BlackRock”) owned approximately 6.9% of the outstanding common shares of Arch Capital as of December 31, 2022. BlackRock, through its subsidiaries, provides various investment management, investment trade support and risk analysis services to Arch Capital and its subsidiaries. During 2022, the Company incurred $8.6 million of fees, in the aggregate, under these services arrangements with BlackRock.
Based on a Schedule 13G filed in February 2023, The Vanguard Group (“Vanguard”) owned approximately 11.1% of the outstanding common shares of Arch Capital as of December 31, 2022. In 2022, Vanguard provided investment management services to Company-sponsored pension plans. Fees payable in connection with investing in Vanguard funds are paid by the plans. No fees were paid by the Company.
Chiara Nannini, a director of certain of our non-U.S. subsidiaries, is a director of the law firm of Conyers Dill & Pearman Limited (“Conyers”), which provides legal services to the Company and its subsidiaries.
From time to time, in the ordinary course of our business, we may enter into transactions, including insurance and reinsurance transactions and brokerage or other arrangements for the production of business, with entities in which companies or funds affiliated with beneficial owners of more than 5% of our issued and outstanding voting shares or directors of Arch Capital may have an ownership or other interest.

2023 PROXY STATEMENT |	30

SHARE OWNERSHIP
Security Ownership of Certain Beneficial Owners and Management
Common Shares
The following table sets forth information available to us as of February 17, 2023 with respect to the ownership of our voting shares by (1) each person known to us to be the beneficial owner of more than 5% of any class of our issued and outstanding voting shares, (2) each director and NEO of Arch Capital and (3) all of the directors and executive officers of Arch Capital as a group. Except as otherwise indicated, each person named below has sole investment and voting power with respect to the securities shown.

	Common Shares
Name and Address of Beneficial Owner	(A) Number of Common Shares Beneficially Owned (1)	(B) Rule 13d-3 Percentage Ownership (1)
The Vanguard Group (2) 100 Vanguard Blvd. Malvern, Pennsylvania 19355	41,074,898	11.1%
Artisan Partners Holdings LP (3) 875 East Wisconsin Avenue, Suite 800 Milwaukee, Wisconsin 53202	31,134,836	8.4%
BlackRock, Inc. (4) 55 East 52nd Street New York, NY 10055	25,524,204	6.9%
Baron Capital Group, Inc. (5) 767 Fifth Avenue New York, New York 10153	21,416,320	5.8%
Capital World Investors (6) 333 South Hope Street Los Angeles, California 90071	19,678,224	5.3%
Marc Grandisson (7)	4,250,809	1.1%
John L. Bunce, Jr. (8)	1,550,620	*
Eric W. Doppstadt (9)	76,065	*
Francis Ebong (10)	4,820	*
Laurie S. Goodman (11)	30,769	*
Moira Kilcoyne (12)	23,395	*
Eileen Mallesch (13)	6,998	*
Louis J. Paglia (14)	52,342	*
John M. Pasquesi (15)	5,264,485	1.4%
Brian S. Posner (16)	115,371	*
Eugene S. Sunshine (17)	29,647	*
John D. Vollaro (18)	462,882	*
Thomas R. Watjen (19)	21,957	*
David E. Gansberg (20)	465,540	*
François Morin (21)	598,906	*
Nicolas Papadopoulo (22)	1,357,366	*
Maamoun Rajeh (23)	778,613	*
All directors and executive officers (19 persons) (24)	15,533,867	4.2%
* Denotes beneficial ownership of less than 1%

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(1)Pursuant to Rule 13d-3 promulgated under the Exchange Act, amounts shown include common shares that may be acquired by a person within 60 days of February 17, 2023. Therefore, column (B) has been computed based on (a) 371,196,508 common shares actually issued and outstanding as of February 17, 2023; and (b) solely with respect to the person whose Rule 13d-3 Percentage Ownership of common shares is being computed, common shares that may be acquired within 60 days of February 17, 2023, upon the exercise of options held only by such person. All references to “options” in the above table and the related footnotes include SARs, as applicable.
(2)Based on a Schedule 13G/A filed with the SEC on February 9, 2023, by The Vanguard Group (“Vanguard”). In the Schedule 13G/A it is reported that Vanguard has shared dispositive power with respect to 1,509,960 common shares, shared voting power with respect to 528,000 common shares and sole dispositive power with respect to 39,564,938 common shares.
(3)Based on a Schedule 13G/A filed with the SEC on February 10, 2023, jointly by Artisan Partners Limited Partnership (“APLP”), Artisan Investments GP LLC (“Artisan Investments”), Artisan Partners Holdings LP (“Artisan Holdings”), Artisan Partners Asset Management Inc. (“APAM”) and Artisan Partners Funds, Inc. (“Artisan Funds”). APLP is an investment advisor and Artisan Funds is an investment company. Artisan Holdings is the sole limited partner of APLP and the sole member of Artisan Investments. Artisan Investments is the general partner of APLP and APAM is the general partner of Artisan Holdings. The Schedule 13G/A reported that the common shares have been acquired on behalf of discretionary clients of APLP, which holds 31,134,836 common shares, including 21,909,452 common shares on behalf of Artisan Funds. In addition, the Schedule 13G/A reported that (a) APLP, Artisan Investments, Artisan Holdings and APAM each has shared voting with respect to 29,976,323 common shares and shared dispositive power with respect to 31,134,836 common shares; and (b) Artisan Funds has shared voting and dispositive power with respect to 21,909,452 common shares.
(4)Based on a Schedule 13G filed with the SEC on February 3, 2023, by BlackRock, Inc. (“BlackRock”). In the Schedule 13G it is reported that BlackRock has sole voting power with respect to 23,227,918 common shares and sole dispositive power with respect to 25,524,204 common shares.
(5)Based upon a Schedule 13G/A filed with the SEC on February 14, 2023, jointly by Baron Capital Group, Inc. (“BCG”), BAMCO, Inc. (“BAMCO”), Baron Capital Management, Inc. (“BCM”) and Ronald Baron (collectively, the “Baron Group”). In the Schedule 13G/A, the Baron Group reported that BAMCO and BCM are subsidiaries of BCG, and Ronald Baron owns a controlling interest in BCG. In addition, the Schedule 13G/A reported that (a) BCG has shared voting power with respect to 21,022,320 common shares and shared dispositive power with respect to 21,416,320 common shares; (b) BAMCO has shared voting power with respect to 19,862,146 common shares and shared dispositive power with respect to 20,256,146 common shares; (c) BCM has shared voting and shared dispositive power with respect to 1,160,174 common shares; and (d) Ronald Baron has shared voting power with respect to 21,022,320 common shares and shared dispositive power with respect to 21,416,320 common shares.
(6)Based on a Schedule 13G filed with the SEC on February 13, 2023, by Capital World Investors (“Capital”). In the Schedule 13G it is reported that Capital has sole voting power with respect to 19,601,065 common shares and sole dispositive power with respect to 19,678,224 common shares.
(7)Amounts in columns (A) and (B) reflect, on February 17, 2023, (a) 102,232 common shares owned directly by Mr. Grandisson (including 46,990 restricted shares, which were subject to vesting based solely on continued employment); (b) 2,487,157 common shares owned by a company for which Mr. Grandisson is the sole owner; (c) stock options and SARs with respect to 1,295,294 common shares that were exercisable on that date or within 60 days thereof; (d) 366,126 performance restricted shares which were subject to forfeiture and reacquisition in the event that performance criteria were not met. Amounts do not include stock options and SARs with respect to 177,854 common shares that were not exercisable within 60 days of February 17, 2023.
(8)Amounts in columns (A) and (B) reflect 1,550,620 common shares owned directly by Mr. Bunce.
(9)Amounts in columns (A) and (B) reflect 76,065 common shares owned directly by Mr. Doppstadt.
(10)Amounts in columns (A) and (B) reflect 4,820 common shares owned directly by Mr. Ebong.
(11)Amounts in columns (A) and (B) reflect 30,769 common shares owned directly by Ms. Goodman.
(12)Amounts in columns (A) and (B) reflect 23,395 common shares owned directly by Ms. Kilcoyne.
(13)Amounts in columns (A) and (B) reflect 6,998 common shares owned directly by Ms. Mallesch.
(14)Amounts in columns (A) and (B) reflect 52,342 common shares owned directly by Mr. Paglia.
(15)Amounts in columns (A) and (B) reflect (a) 1,221,693 common shares owned by Otter Capital LLC, for which Mr. Pasquesi serves as the Managing Member; (b) 3,860,203 common shares owned indirectly by revocable trusts for which Mr. Pasquesi and his spouse are the trustees; (c) 179,947 common shares owned indirectly by a family limited partnership; and (d) 2,642 common shares owned directly by Mr. Pasquesi. In addition, certain common shares held by the trusts and by the family limited partnership are subject to a security agreement. As of the record date, none of Mr. Pasquesi’s common shares are being used to secure any outstanding loans pursuant to such security agreement.
(16)Amounts in columns (A) and (B) reflect 115,371 common shares owned directly by Mr. Posner.
(17)Amounts in columns (A) and (B) reflect 29,647 common shares owned directly by Mr. Sunshine.

2023 PROXY STATEMENT |	32

(18)Amounts in columns (A) and (B) reflect 462,882 common shares owned by trusts for which Mr. Vollaro or his spouse serve as trustees.
(19)Amounts in columns (A) and (B) reflect 21,957 common shares owned directly by Mr. Watjen.
(20)Amounts in columns (A) and (B) reflect, on February 17, 2023, (a) 203,398 common shares owned directly by Mr. Gansberg (including 13,533 restricted shares, which were subject to vesting based solely on continued employment); (b) stock options and SARs with respect to 155,518 common shares that were exercisable on that date or within 60 days thereof; and (c) 106,624 performance restricted shares which were subject to forfeiture and reacquisition in the event that performance criteria were not met. Amounts do not include stock options and SARs with respect to 50,626 common shares that were not exercisable within 60 days of February 17, 2023.
(21)Amounts in columns (A) and (B) reflect, on February 17, 2023, (a) 202,652 common shares owned directly by Mr. Morin (including 12,663 restricted shares, which were subject to vesting based solely on continued employment);(b) stock options and SARs with respect to 296,128 common shares that were exercisable on that date or within 60 days thereof; and (c) 100,126 performance restricted shares which were subject to forfeiture and reacquisition in the event that performance criteria were not met. Amounts do not include stock options and SARs with respect to 47,708 common shares that were not exercisable within 60 days of February 17, 2023.
(22)Amounts in columns (A) and (B) reflect, on February 17, 2023, (a) 781,484 common shares owned directly by Mr. Papadopoulo (including 21,377 restricted shares, which were subject to vesting based solely on continued employment); (b) stock options and SARs with respect to 399,974 common shares that were exercisable on that date or within 60 days thereof; and (c) 175,908 performance restricted shares which were subject to forfeiture and reacquisition in the event that performance criteria were not met. Amounts do not include stock options and SARs with respect to 83,410 common shares that were not exercisable within 60 days of February 17, 2023.
(23)Amounts in columns (A) and (B) reflect, on February 17, 2023, (a) 370,188 common shares owned directly by Mr. Rajeh (including 13,533 restricted shares, which were subject to vesting based solely on continued employment); (b) stock options and SARs with respect to 301,801 common shares that were exercisable on that date or within 60 days thereof; and (c) 106,624 performance restricted shares which were subject to forfeiture and reacquisition in the event that performance criteria were not met. Amounts do not include stock options and SARs with respect to 50,626 common shares that were not exercisable within 60 days of February 17, 2023.
(24)In addition to securities beneficially owned by the directors and the NEOs reflected in the table, includes an aggregate of 443,282 common shares which are beneficially owned on February 17, 2023 by executive officers who are not directors of Arch Capital, including restricted shares which were subject to vesting based solely on continued employment, common shares issuable upon exercise of stock options and SARs that were exercisable on that date or within 60 days thereof and performance restricted shares which were subject to forfeiture and reacquisition in the event that performance criteria were not met.

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Preferred Shares
The following table sets forth information available to us as of February 17, 2023, with respect to the ownership of our non-cumulative preferred shares by (1) each director and NEO of Arch Capital who owns such shares and (2) all of the directors and executive officers of Arch Capital as a group. Except as otherwise indicated, each person named below has sole investment and voting power with respect to the securities shown. Our preferred shares are not convertible into common shares, and the holders of the preferred shares do not have any voting rights (except under certain limited circumstances). For a description of the terms of our preferred shares, please see note 21, “Shareholders’ Equity,” on pages 161-162 of the notes accompanying our consolidated financial statements included in our 2022 Annual Report.

	Preferred Shares
Name of Beneficial Owner	Number of Series F Preferred Shares Beneficially Owned	Percentage of Class Owned
Brian S. Posner	3,000	*
All directors and executive officers (19 persons)	3,000	*

	Number of Series G Preferred Shares Beneficially Owned	Percentage of Class Owned
Brian S. Posner	4,000	*
All directors and executive officers (19 persons)	4,000	*
* Denotes beneficial ownership of less than 1%

2023 PROXY STATEMENT |	34

COMPENSATION
ITEM 2—ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION
As required by Regulation 14A under the Exchange Act, we are pleased to ask our shareholders to approve, on an advisory basis, the compensation of the NEOs as described in the “Compensation Discussion and Analysis” and the “Executive Compensation Tables.”
In deciding how to vote on this proposal, the Board encourages you to read the Compensation Discussion and Analysis and Compensation Tables sections. We have designed our compensation programs with the intention of linking compensation and the Company’s business performance and talent retention strategies as well as the long-term interests of our shareholders. We have a “pay-for-performance” philosophy that forms the foundation of all decisions regarding compensation of our NEOs.
We are requesting shareholder approval of the compensation of our NEOs pursuant to the compensation disclosure rules of the SEC, including the “Compensation Discussion and Analysis,” the “Executive Compensation
Tables” and any related material disclosed in this Proxy Statement. This vote is not intended to address any one specific item of compensation, but instead, the overall compensation of our NEOs and the policies and practices described in this Proxy Statement.
Your vote is advisory and therefore it will not be binding on the Company, the Compensation Committee of the Board or the Board. However, the Board and the Compensation Committee value the views of our shareholders and the Compensation Committee will take into account the outcome of the advisory vote when considering executive compensation.
Recommendation of the Board

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL.
Compensation Discussion and Analysis
The Compensation Discussion and Analysis section explains our compensation philosophy, summarizes our compensation programs and reviews compensation decisions for the NEOs whose compensation information is presented in the tables following this discussion in accordance with SEC rules. NEOs for 2022 were:

Name	Title
Marc Grandisson	Chief Executive Officer and Class III Director, Arch Capital
François Morin	Executive Vice President, Chief Financial Officer and Treasurer, Arch Capital
Nicolas Papadopoulo	President and Chief Underwriting Officer, Arch Capital and CEO, Arch Worldwide Insurance Group
Maamoun Rajeh	Chairman and Chief Executive Officer, Arch Worldwide Reinsurance Group
David E. Gansberg	Chief Executive Officer, Global Mortgage Group, Arch Capital

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Strong Link Between Pay and Performance
Our executive compensation programs are designed to link pay and performance and to align the interests of our executives with those of our shareholders by tying significant portions of their compensation to the Company’s financial performance and stock price performance. We utilize a formulaic approach in our annual incentive plan design for our senior executive team, including our NEOs, and the majority of our long-term incentive awards for senior executives (including NEOs) are granted in the form of performance shares.

CEO Target Mix of Pay	Other NEOs Target Mix of Pay

As illustrated above for our CEO, 75% of target compensation was performance-based and 60% consists of long-term incentives.	As illustrated above for our other NEOs, 69% of target compensation was performance-based and 48% consists of long-term incentives.

2023 PROXY STATEMENT |	36

2022 Performance at a Glance
1 Excludes the effects of stock options, restricted and performance stock units outstanding.
2 See “Annex C—Non-GAAP Financial Measures.”

2022 was a year that fully demonstrated the power of Arch’s strategy of cycle management across a diversified, specialty model portfolio. Despite another active catastrophe year, Arch generated over $1.4 billion of net income available to Arch common shareholders (“Net Income”) and $1.8 billion of after-tax operating income – a 31.4% decrease and 28.3% increase, respectively from 2021’s results ($2.1 billion and $1.4 billion, respectively). See “Annex C—Non-GAAP Financial Measures” for additional information on our non-GAAP measures.
Book value per share (“BVPS”) and return on net income both decreased by 2.8% and 5.1% respectively. These decreases were driven by significant volatility in the capital markets and elevated catastrophic activity throughout 2022.
Our insurance and reinsurance property and casualty (“P&C”) businesses leaned into an excellent pricing environment to deliver significant growth – building upon the momentum of prior years. In 2022, our P&C units wrote nearly $10 billion of net premiums written (“NPW”), a new record for Arch. Our Mortgage segment continued to provide significant underwriting income, delivering a record $1.3 billion on the year, a 32% increase from the prior record of $953 million in 2021.
Additionally, our investment portfolio return was -6.45%, reflecting unrealized declines in the value of investments, net realized losses and equity in net losses on equity method investments, partially offset by net investment income. The short duration of our investment portfolio allowed us to turn over a significant portion of our invested assets in the year – resulting in higher net investment income every quarter as interest rates rose. Our investments in operating affiliates generated income of $74 million with $965 million in asset value at year-end 2022.
Underwriting quality remained excellent with our combined ratio of 81.6% for 2022, an improvement of 270 basis points from 2021 and ranking in the 82nd percentile of our Performance Peer Group (as defined below). Our performance on the four key measures we track for compensation purposes was solid, with: (1) operating income return on average common equity at the 65th percentile, (2) total shareholder return (“TSR”) tracking at the 100th percentile, (3) net income return on average common equity at the 67th percentile and (4) growth in tangible book value per share at the 61st percentile. Refer to “Long-Term Performance” discussion for additional information on our performance results and see “Annex C—Non-GAAP Financial Measures” for additional information on our non-GAAP measures.
Achievements in 2022
The following are among the highlights in advancing our corporate strategic initiatives: despite the elevated catastrophe year, the Insurance segment was able to grow both the top and bottom lines compared to 2021, producing $6.9 billion of gross premiums written (“GPW”)

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– up from $5.9 billion from 2021 — and $225 million of underwriting income compared to $117 million in 2021. Growth occurred across geographic regions, with Professional Lines, Property, Energy, Marine and Aviation and Programs experiencing the largest increases. Our Reinsurance segment also grew substantially from 2021. GPW increased to $6.9 billion from $5.1 billion and NPW increased to $4.9 billion from $3.3 billion as the team capitalized on improving market conditions, particularly other specialty, property and property catastrophe.
As in previous years, our Mortgage segment continued to serve as an earnings engine for the enterprise, delivering more than $285 million of underwriting income every quarter and a record $1.3 billion for the year. Although rising mortgage rates hampered new originations industry-wide, credit quality remained excellent and the percentage of insured mortgage loans in default (U.S.) stood at 1.77% at the end of 2022, down from 2.36% in December 2021.
In November 2022, Arch was added to the S&P 500 Index, making it the first P&C insurance company added to the S&P 500 since 2019 and one of 12 companies in the index classified as P&C, multi-line or reinsurance. This addition recognizes Arch’s consistent performance since our recapitalization in 2001 and further establishes the Company as a leader in the global specialty insurance industry.
Long-Term Performance
We believe the Company’s performance is best measured over the long term. The following charts highlight certain of our key metrics for evaluating financial performance, which are considered in our compensation decisions. In evaluating the performance of the Company in connection with our compensation programs, we focus primarily on two main benchmarks: growth in book and tangible book value per share, which creates long-term shareholder value, and Annualized Net Income Return on Equity (“ROE”) and Annualized Operating Return on Average Common Equity (“Operating ROE”), which drive book value growth and are key indicators of the efficient use of capital.
Book Value and Tangible Book Value per Common Share
Book Value per Common Share: Since our recapitalization in 2001, we have delivered strong results to our shareholders as our BVPS has grown by 1,507% from $2.03 at December 31, 2001, to $32.62 at
December 31, 2022. Shareholders who invested in our recapitalization and continue to hold their common shares have seen the book value of their stock increase by 14.1% per year on a compounded basis and the price of their shares increased 2,728% to $62.78 from $2.22.
Tangible Book Value per Common Share (“TBVPS”): Growth in this measure, which excludes goodwill and intangible assets, is indicative of our underlying results and is a strong indicator of growth in shareholder value for a P&C insurer and reinsurer and a common financial performance measure for companies in our industry. As such, Arch Capital focuses the long-term component of its executive compensation program on building TBVPS over time.
Our growth in BVPS and TBVPS is aligned with the trading performance of our common shares (refer to “Common Share Performance” below).

2023 PROXY STATEMENT |	38

Growth in Book Value and Tangible Book Value[1] per Common Share
1 See “Annex C—Non-GAAP Financial Measures.”
2 Annualized growth rate from December 31, 2001 to December 31, 2022.
Excludes the effects of stock options, restricted and performance stock units outstanding.

39	| 2023 PROXY STATEMENT

Return on Equity
Our ROE for 2022 reflected strong underwriting performance and growth in investment income, reflecting higher yields available on fixed income securities. Historically low interest rates, competitive market conditions in the property casualty industry and significant U.S. and global catastrophe losses, in particular in 2017, 2018, 2020, 2021 and 2022, have put pressure on ROEs over the last decade when compared to our return objectives.

Net Income ROE and Operating Income ROE[1]
1 See “Annex C—Non-GAAP Financial Measures.”

2023 PROXY STATEMENT |	40

Common Share Performance
The chart below summarizes Arch Capital’s cumulative total shareholder return from December 31, 2001 to December 31, 2022, compared with the S&P 500 Composite Stock Index (“S&P 500 Index”) and the S&P 500 Property and Casualty Insurance Index (“S&P 500 P&C Index”), assuming reinvestment of dividends.
During this period, the price of Arch Capital’s common shares appreciated at a compound annual rate of 15.8%, compared with a compound annual rate of return of 8.0% for the S&P 500 Index and 9.3% for the S&P 500 P&C Index. The share price performance presented below is not necessarily indicative of future results.

Total Shareholder Return
At December 31, 2022, the closing price of our common shares was $62.78, up 41.2% in 2022 and up 15.6% on a compounded annualized basis over the past 10 years. While stock valuations tend to fluctuate based on market conditions, our primary metric of value creation is book value growth over time.
In addition, at December 31, 2022, our common share price represented approximately 192% of our year-end 2022 BVPS, which remained healthy relative to our peers, when taking into account our business mix. For the industry, price-to-book value is viewed as an important indicator of company performance by analysts and the investment community.

Executive Compensation Philosophy
We are a leading, Bermuda-based specialty insurer and reinsurer with a global presence. Our job as an insurer is to understand and price risk and in doing so, to generate superior risk-adjusted returns from the insurance and reinsurance coverages we write. Accordingly, it is critical that we recruit, retain and motivate the best talent in the global marketplace. Over time, and in light of our business strategy, we have sought to develop a compensation philosophy that both supports and is consistent with our risk-management practices, and that helps to ensure that our compensation programs align our executives and employees with the long-term interests of our shareholders. Our compensation philosophy seeks to reinforce and reward long-term value creation by motivating our NEOs through pay practices based substantially on the overall success of the Company. To achieve these goals, our executive compensation programs have been designed to

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incentivize our leaders to create long-term value for our shareholders. We use the combination of fixed and variable compensation in the executive compensation program. The variable compensation is performance-based, and consists of short-term annual cash incentive bonuses and long-term incentive share-based awards, while the fixed component of the compensation is designed to reflect the significant levels of their experience, duties and scope of responsibility in leading the Company’s underwriting and operating activities.
While we consider a number of factors in our compensation programs, we are guided by four core principles:
▪Link Pay with Performance: The majority of our pay for executives is at-risk and performance-based with metrics aligned to the Company’s short-term and long-term financial results and business strategy. Pay should have a clear connection to each executive’s individual contribution to increasing value for our shareholders.
▪Attract, Retain and Align: We maintain programs that will attract and retain critical talent, drive future growth and create strong shareholder alignment within our executive population.
▪Support Culture: We support the Arch Capital culture of teamwork, underwriting discipline and commitment to the highest ethical standards through pay and governance policies and practices that align with shareholder interests.
▪Provide Market Competitive Pay: For each executive position, we consider external market data at median values for base salary, annual target bonus levels and annualized long-term incentive target grants. Based upon the considerable range of unique facts and circumstances pertaining to our executive talent, we adjust opportunities as appropriate to take into consideration various factors such as consistent high performance and value delivery to the Company, retention, succession, successful tenure and other factors.

How We Make Compensation Decisions
Compensation Committee Process
The Compensation Committee reviews the performance of, and approves the compensation paid to, the chief executive officer and the other NEOs.
▪The chief executive officer assists in the reviews of the NEOs other than himself and makes individual recommendations to the Compensation Committee on base salary, annual incentive and long-term share-based compensation. The Compensation Committee reviews, discusses and modifies these compensation recommendations in connection with its approval of the compensation for the NEOs.
▪The Compensation Committee meets in executive sessions (without management present) as necessary, particularly when making determinations about base salary, annual incentive and long-term equity compensation, or administering any aspect of the compensation program for the chief executive officer of Arch Capital. Determinations about compensation matters in respect of the chief executive officer of Arch Capital, the chief financial officer of Arch Capital, the general counsel of Arch Capital Services LLC, and other senior executives designated by the Compensation Committee are subject to ratification by the Board.

▪To establish levels of base salary, annual incentives, long-term incentives and benefits, the Compensation Committee reviews extensive historical competitive data, including information compiled from annual reports on Form 10-K, proxy statements and other publicly available information for a representative sample of publicly-traded insurers and reinsurers that we believe compete directly with us for executive talent (the “Compensation Peer Group”). Many of these selected peers are of generally similar size and have generally similar numbers of employees, product offerings and geographic scope.

2023 PROXY STATEMENT |	42

Risk Management and Compensation Policies
In line with the Company’s requirements for managing risks associated with the Company’s compensation programs, the Compensation Committee seeks to ensure our executive compensation program does not encourage executives to take excessive risks that are inconsistent with the long-term success of the Company.
We emphasize long-term results both in our short-term and long-term incentive programs. Under our short-term incentive program, each underwriting year is measured individually and the results are calculated over a 10-year development period. Our long-term incentive program includes a substantial component of performance-based compensation, which is earned based on achieved performance against preselected performance goals over a three-year performance period.
Our compensation philosophy and governance features are also complemented by the following policies: (i) a clawback policy, (ii) a no hedging policy and (iii) share ownership guidelines and share holding requirements that are designed to align our compensation with long-term shareholder interests. See “Additional Compensation Policies and Practices” for further detail.
We believe our approach to the evaluation of performance and the design of our compensation programs assist in mitigating excessive risk-taking that could harm our Company and have concluded that there is no excessive risk inherent in our programs.
Role of Compensation Consultant
Our Compensation Committee has sole authority to select, retain and terminate any consultants or advisors used to provide independent advice to the Compensation Committee and evaluate executive compensation, including sole authority to approve the fees and any other retention terms for any such consultant or advisor. The Compensation Committee engaged Meridian Compensation Partners, LLC (“Meridian”) as its independent executive compensation consultant to assist in establishing compensation policies and programs. During 2022, Meridian:
▪reviewed and advised the Compensation Committee on matters concerning compensation of the CEO and our other NEOs;
▪reported on all aspects of short-term and long-term compensation program design, including incentive mix;
▪assessed the companies in the Compensation Peer Group for continued appropriateness;
▪reported on emerging trends and developments in executive compensation and corporate governance;
▪prepared formal presentations for the Compensation Committee regarding executive compensation;
▪reviewed compensation benchmarking analysis for each of the Company’s senior executives; and
▪reviewed and advised on director compensation.
Meridian did not provide any other services to the Company and no other fees were paid to Meridian except fees related to their services to the Compensation Committee. The Compensation Committee believes that Meridian is independent and no conflict of interest exists.
Competitors for Setting Pay and Comparing Performance
For purposes of making compensation decisions, and for evaluating our financial performance relative to peers we used compensation and financial data derived from the Compensation Peer Group listed below. We annually review the companies in our Compensation Peer Group with Meridian. Prior to the Compensation Committee making 2022 compensation decisions, the Compensation Committee conducted a formal review of the Compensation Peer Group, with assistance from Meridian, and approved several changes to the peer companies.

The table below describes the multi-step filtering exercise used in the Compensation Peer Group selection process:

Compensation Peer Group Selection Process
Step 1: Industry Filters	Select industries relative to Arch Capital’s business operations.
Step 2: Size Filters	Filter companies based on revenue and asset size.
Step 3: Additional Subjective Filters	Review business descriptions and additional financial measures.

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The table below describes the four primary functions for the Compensation Peer Group:

Purpose of the Compensation Peer Group
Pay Comparisons	Determine competitive pay levels and identify differences from general industry market data.
Assess ability to attract, retain, engage and motivate top talent.
Compensation Structure	Provide benchmarks for compensation structure (pay mix, performance metrics, leverage, vehicles, etc.).
Use as a foundation or reference when making design changes to the compensation program.
Performance Comparisons	Assess performance relative to companies facing similar business challenges.
Use as an input to setting incentive plan goals.
Financial Performance	Company performance is measured in absolute terms, as well as versus prior year results, and in relative terms in comparison with the performance of peer companies in our Compensation Peer Group on the same financial metrics.
In connection with the annual review of the Compensation Peer Group, Meridian identified additional companies for the Compensation Committee to consider due to:
▪Our recent accelerated growth compared to the current peer companies;
▪We were above the Compensation Peer Group median for revenues and were in the top quartile in other key size metrics;
▪Our business is more diverse and complex than several of our peers; and
▪We are competing for executive talent outside our traditional industry competitors due to talent shortages.
Following the review of the Compensation Peer Group and after consulting with Meridian, the Compensation Committee approved several changes to the Compensation Peer Group for 2022. Three companies were initially removed (Argo Group International Holdings, Ltd., Essent Group Ltd. and Radian Group, Inc.) each of which are significantly smaller than the Company, and Alleghany Corporation was subsequently removed when it was acquired in 2022. Three companies were added (Arthur J. Gallagher & Co., The Travelers Companies, Inc. and Willis Towers Watson Public Limited Company) that more closely align with the Company’s size and growth trajectory. These additions also align more closely with our business. The new peer companies also include insurance brokers with which Arch competes for executive talent.

2022 Compensation Peer Group
American Financial Group, Inc.
Arthur J. Gallagher & Co.
Assurant, Inc.
AXIS Capital Holdings Limited
Cincinnati Financial Corporation
CNA Financial Corporation
Everest Re Group, Ltd.
First American Financial Corporation
The Hanover Insurance Group, Inc.
The Hartford Financial Services Group
Markel Corporation
Old Republic International Corporation
RenaissanceRe Holdings Ltd.
Selective Insurance Group, Inc.
The Travelers Companies, Inc.
W.R. Berkley Corporation
Willis Towers Watson Public Limited Company
Starting for long-term incentive plan awards granted in 2022, the Compensation Committee began utilizing a separate peer group to measure relative TSR performance in our performance share awards (the “Performance Peer Group”). There is significant overlap between the two peer groups, with 14 companies included in both groups, but there are some differences that reflect the different purposes of the compensation and performance peer groups. The Compensation Peer Group is used primarily to benchmark our compensation against companies that we compete with for talent, while the Performance Peer Group is more focused on companies that participate in similar lines of business in order to more closely measure our relative TSR performance. In establishing the Performance Peer Group, the Compensation Committee started with the Compensation Peer Group (as revised), added Essent Group Ltd., Fairfax Financial Holdings Limited, MGIC Investment Corporation and Radian Group, Inc. and removed Arthur J. Gallagher & Co., First American Financial Corporation and Willis Towers Watson Public Limited Company, resulting in the 18 companies listed below under “Elements of Compensation - Long Term Incentive Plan.”

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Shareholder Engagement and Results of Say-on-Pay Votes
At our 2022 annual general meeting of shareholders, approximately 94.6% of the votes cast approved the Company’s executive compensation programs and the resulting compensation described in the 2022 Proxy Statement. Based on this high level of support, the Compensation Committee determined that shareholders support our compensation practices and will continue to work to ensure that our NEOs’ interests are aligned with our shareholders’ interests to support long-term value creation.
In addition, we continue to engage our largest institutional shareholders in discussions regarding our executive compensation program, and other governance matters, including our ESG program, as outlined above (see “Proxy Summary”). We remain committed to listening to feedback from shareholders when designing, reviewing and evaluating our compensation programs and policies.
Elements of Compensation Program
We have three primary elements of total direct compensation for our executive compensation program: base salary, short-term cash incentive and long-term incentive share-based awards, all of which are described below. We also provide standard retirement and benefit plans and limited perquisites customarily provided to expatriates residing in Bermuda.
Base Salary
Base salary is fixed cash compensation and integral to any employment arrangement. Salary is reviewed annually and adjusted when appropriate. Increases are not automatic or guaranteed. Placement of our NEOs within a salary range is based on market data for the individual’s position and geographic location as well as experience, duties and scope of responsibility. From time to time, salaries may be adjusted to reflect promotions, increases in responsibilities and competitive considerations.
Short-Term Annual Cash Incentive
For each executive participant, target annual cash incentive award levels are established, stated as a percentage of base salary. These levels are based on external market data at median values adjusted as appropriate to take into consideration various factors such as consistent high performance and value delivery to the Company, internal equity, retention and succession.
Award levels are designed to provide formulaic payouts to our senior executives and serve as a critical tool for rewarding the achievement of annual corporate and individual goals. Amounts are earned based on the attainment of quantitative and qualitative strategic accomplishments for the relevant year.
The table below sets forth the established target bonus award levels for our NEOs as of December 31, 2022:

2022 NEO Target Short-Term Incentive Opportunity
Name	Base Salary	Target (%)	Target Bonus
Marc Grandisson	$1,225,000	200%	$2,450,000
François Morin	$675,000	135%	$911,250
Nicolas Papadopoulo	$800,000	150%	$1,200,000
Maamoun Rajeh	$725,000	135%	$978,750
David E. Gansberg	$725,000	135%	$978,750
Overview
At the beginning of each annual performance period, the Compensation Committee approves the financial performance metrics and reviews the strategic goals that will be considered when determining the ultimate amount of the performance-based annual incentive upon completion of the calendar year, including establishing specific targets, thresholds and maximums for each financial performance metric. Performance below the threshold would result in no payout related to the financial metrics. For 2022, financial performance metrics were given a weighting of 70% and strategic goals were given a weighting of 30%.
The financial metrics are measured based on the financial performance achieved by each of the Segments (i.e., Insurance, Reinsurance and Mortgage (collectively the “underwriting units”) and the investment unit) under our existing incentive compensation formula plans. Such plans typically base payouts on the achievement of ROE targets, reflecting the rate of return we earn on our capital, which supports our goal of growth in TBVPS and aligns our executives’ compensation with shareholder returns. At the beginning of each underwriting year, the ROE scale, which establishes the threshold, target and maximum levels payable under the formula plans, is approved by the Compensation Committee. These percentages as well as the 2022 underwriting year ROE scale are set forth in the following table:

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Level of Performance[1]	ROE Scale	Payout Factor
Threshold	7.50%	36.0%
Target	12.54%	100.0%
Maximum	18.81%	200.0%
1 The threshold and maximum levels have been a consistent percentage of the target level over time. However, starting in 2020, the Compensation Committee determined that no amounts will be payable for a plan year unless the ROE for the plan year equals at least 7.5%.
Under the formula plans, for underwriting units, payouts are determined based on the unit’s performance during the current calendar year across all open underwriting years (typically the last 10 years), evaluated against the applicable ROE scale and target developed for each such underwriting year and applied over its respective development period (again, typically 10 years). For the investment unit, awards are derived from the unit’s performance as measured by our investment returns compared to the applicable benchmark index over the past one, three and five years.
Strategic goals are designed to incentivize participants to achieve corporate objectives that cannot be measured by financial metrics and are approved by the Compensation Committee at the beginning of each year. Performance against strategic goals is evaluated by the Compensation Committee at the conclusion of the calendar year. The strategic goals for each of our NEOs for 2022 are discussed below under “2022 Compensation Decisions for NEOs.”
Performance Criteria
The following performance criteria and weights apply for corporate and unit executives.
▪Corporate executives include our CEO and CFO who have a broad set of responsibilities across the entire group and no specific underwriting unit profit and loss responsibilities.
▪Unit executives have profit and loss responsibilities for a specific underwriting unit and in 2022, included Messrs. Papadopoulo, Rajeh and Gansberg.
Corporate executives’ 70% financial performance metric weighting is based on overall group performance, while the Reinsurance and Mortgage executives’ 70% financial metric weighting is based 50% on the results of the formula plan for their respective unit and 20% on overall group performance, in order to further incentivize them to support overall group objectives. For the President’s role, the 70% financial performance metric weighting is based 50% on overall group performance and 20% on Insurance segment performance.

2023 PROXY STATEMENT |	46

The chart below summarizes the performance criteria structure:

Performance Criteria	Measurement		Weights for Corporate Executives	Weights for Unit Executives	Range of Payout Percentages
Financial Metrics— Group Level	The incentive compensation payout multiple at the group level is based on each of the underwriting units’ incentive compensation formula plan multiples and is determined as follows:		70%	20% for Reinsurance and Mortgage Executives 50% for President role	0–200%
	1	Convert the payout levels for each unit to an ROE-equivalent, which is inferred[1] using the current underwriting year’s ROE scale.
	2	Derive a group-wide ROE supporting the incentive compensation formula plans using the unit-specific inferred ROEs, weighted by the capital allocated (or deployed) to each underwriting unit.
	3	Compare the group-wide ROE to the target level ROE for the current year in order to assess the relative performance of the group.
	4	Compute the group-level payout multiple using the applicable scale.
Financial Metrics— Segment Level	The incentive compensation payout level for each unit executive measured under this category is equal to his respective unit’s incentive compensation formula plan multiple (total bonus payout dollars for the unit for the current year expressed as a percentage of the aggregate target bonus pool for the unit for the current year), as described in “Overview” above.		0%	50% for Reinsurance and Mortgage Executives 20% for President role	0–200%
Strategic Goals[2]	Based on each executive’s year-end performance evaluation measuring the achievement of strategic objectives.		30%	30%	0–250%
Total			100%	100%	0–200%
1    An ROE equivalent for a given unit is inferred by determining the ROE that would be required under the current underwriting year’s ROE scale to produce a payout multiple equal to the unit’s actual incentive compensation formula plan payout.
2    For the strategic criteria, payout percentages over 200% may only be used if the overall financial criteria payout percentage is 100% (i.e., target level of performance) or higher. The overall maximum bonus payment cannot exceed 200% of the target amount.

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2022 Year ROE Scale/Financial Goals/Payout Scale
The two tables below show the (i) 2022 year ROE scale and (ii) payout scale at the threshold, target and maximum levels for each level of financial goal achievement. Each year, in connection with setting the current year’s threshold, target and maximum ROE measures, the Compensation Committee reviews prevailing financial and economic conditions and uncertainties, the current interest rate environment and peer analysis. The Compensation Committee endeavors to set target ROE measures that are rigorous and responsive to the continued challenging environment in the insurance, reinsurance and mortgage industry and that deliver a pay-for-performance culture. For 2022, the Compensation Committee set the ROE target at 12.54%.

Range of Payouts as % of Target - Financial Goals - Group Level	Threshold	Target	Maximum
Payout as a % of Target[1]	20%	100%	200%
Level of Goal Achievement Required	85%	100%	115%

Range of Payouts as % of Target - Financial Goals - Segment Level	Threshold	Target	Maximum
Payout as a % of Target[1]	20%	100%	200%
Level of Goal Achievement Required	50%	100%	150%
1    Payout for performance achievement between stated levels is interpolated on a straight-line basis.

The table below shows the payout percentages at each performance rating for strategic performance criteria:

Strategic Performance Rating	Payout[1]
Exceptional Achievements	250%
Exceeds Expectations	150%
Meets Expectations	100%
Needs Development	50%
Unsatisfactory	0%
1    For the strategic criteria (30% weighting), payout modifiers over 200% may only be used if the overall financial goals (70% weighting) achieve the target level of performance or higher. Also, maximum payout as a percentage of target is capped at 200%.
See “2022 Compensation Decisions for NEOs” for details of annual short-term cash incentives paid to the NEOs and discussion of the strategic goals.

2023 PROXY STATEMENT |	48

Long-Term Incentive Plan
Overview
The Company grants long-term equity-based incentive awards to link the compensation of our NEOs directly to corporate performance over the long term and align the interests of executives to our shareholders. A majority of the economic value is granted in performance-based vehicles. The mix of such long-term awards is approximately (i) 80% performance-based, consisting of 55% performance shares and 25% stock options and (ii) 20% time-based restricted shares. The performance shares are subject to both service-based conditions and performance-based vesting conditions and directly link pay with performance and create shareholder alignment. The stock options also align executives’ interests with those of shareholders and focus on driving stock price. Time-based restricted shares promote direct retention and shareholder alignment.
These awards make up a significant component of total direct compensation, and we believe that the combination of awards supports our pay-for-performance philosophy by encouraging long-term performance and shareholder value creation.
Long-term incentive award grants are generally made annually at the beginning of each year, and the performance shares have three-year overlapping performance periods. In addition, during the year, additional equity awards may be granted for critical retention situations, newly hired employees and special recognition. The summary below describes the vesting conditions and other relevant data relating to the annual long-term equity program.

Performance Shares 55% of Economic Value		Stock Options 25% of Economic Value		Restricted Shares 20% of Economic Value

Performance Period: 3 years.
Underlying Value: Denoted in shares of Arch Capital.
Metrics: Absolute Tangible Book Value per share growth over the 3-year performance period, with a TSR modifier of +/- 25% , relative to the TSR of our Performance Peer Group as discussed within “How We Make Compensation Decisions—Selected Competitors” and as shown below.
Opportunities: Pre-established threshold, target and maximum opportunities (e.g., 50%, 100%, 200%). Below threshold performance results in 0% shares earned.
Payout: Earned shares vest in March following the end of the performance period, with the number of vested shares dependent upon the level of goal achievement.
	+	Vesting: 3-year ratable commencing on the first anniversary of the grant date. Exercise Price: Equal to the closing share price on the grant date. Life: 10-year maximum term.	+	Vesting: 3-year ratable commencing on the first anniversary of the grant date. Underlying Value: Denoted in shares of Arch Capital. Payout: In shares. Dividends: Accrue and are paid out upon vesting.
The financial metric against which we measure Company performance under our performance shares is based on growth in TBVPS. We selected this metric because higher and more consistent TBVPS growth over time is an indication of effective and prudent use of capital and is shown to deliver value over time. We also believe that performance in relation to our Performance Peer Group is important in evaluating our long-term performance. Accordingly, we have incorporated a relative TSR modifier into the design for several reasons, most significantly its likely correlation to long-term growth in TBVPS and direct correlation with our shareholders’ returns over the performance period.

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2022 Performance Peer Group[1]
American Financial Group, Inc.
Assurant, Inc.
AXIS Capital Holdings Limited
Cincinnati Financial Corporation
CNA Financial Corporation
Essent Group Ltd.
Everest Re Group, Ltd.
Fairfax Financial Holdings Limited
The Hanover Insurance Group, Inc.
The Hartford Financial Services Group
Markel Corporation
MGIC Investment Corporation
Old Republic International Corporation
Radian Group Inc.
RenaissanceRe Holdings Ltd.
Selective Insurance Group, Inc.
The Travelers Companies, Inc.
W.R. Berkley Corporation
1 Alleghany Corporation was originally in the 2022 Performance Peer Group but it was removed since it was acquired in 2022, as discussed under “How We Make Compensation Decisions - Competitors for Setting Pay and Comparing Performance.”
2022 Long-Term Incentive Awards
The Compensation Committee endeavors to set rigorous goals for the performance share awards. The awards granted in 2022 will pay out at target if our TBVPS grows at an 11% annual rate over the three-year period. As noted above, the resulting vesting level is secondarily modified by the relative TSR modifier. Earned awards can increase by up to 25% if TSR is greater than the 65th percentile of the Performance Peer Group, or decrease by up to 25% if TSR is less than the 35th percentile of the Performance Peer Group. Awards are not modified if TSR performance is between the 35th and 65th percentiles. The maximum number of shares that can be earned is 200% of target.
The table below sets forth the threshold, target and maximum performance levels:

Level of Performance	Growth in TBVPS	Shares Earned as a % of Target
Threshold	6%	50%
Target	11%	100%
Maximum	16%	200%
The Compensation Committee sets award targets for long-term incentive compensation for our NEOs based, in part, on Compensation Peer Group analysis and extensive review of competitive benchmarking data. For 2022, the targeted values of the awards, stated as a percentage of base salary, are summarized in the table below:

Name	2022 Target (% of Base Salary)
Marc Grandisson	450%
François Morin	200%
Nicolas Papadopoulo	300%
Maamoun Rajeh	200%
David E. Gansberg	200%

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2022 Compensation Decisions for Named Executive Officers
2022 Short-Term Cash Incentive Plan Payout
The group financial performance metrics represent the weighted average results under the plan formula for the insurance, reinsurance, mortgage and investment units determined for 2022. The level of goal achievement for the group during 2022 for open underwriting years was 126.8%, exceeding the maximum Level of Goal Achievement Required of 115% as indicated in “Elements of Compensation Program - 2022 Year ROE Scale/Financial Goals/Payout Scale,” which resulted in a payout factor of 200.0% of target for the group financial goal portion of bonuses.
The level of goal achievement for the individual units under the financial goal portion of the Short-Term Cash Incentive Plan for the open underwriting years was 120.4%, 125.2% and 134.8% for the Insurance, Reinsurance and Mortgage segments, respectively, resulting in payout factors of 141.3%, 150.1% and 170.2% of target, respectively.
The strategic performance results, which make up 30% of the calculation, are highlighted in the following pages covering each individual NEOs’ compensation.

2020 Performance Shares Plan Payout
As stated above, the Company uses performance shares as part of its Long‐Term Incentive (“LTI”) Compensation Plan. Under the terms of the LTI Plan, the final number of shares ultimately earned by the eligible executives is a function of the absolute growth in the TBVPS of the Company’s common shares over a three-year performance period, supplemented by a TSR modifier.
The starting TBVPS for the 2020 grants was $24.62. At the end of 2022, the TBVPS grew to $30.45, a 7.34% annualized increase over the performance period, resulting in a payout percentage of 63.4%, based on TBVPS growth.
Based on Arch Capital’s TSR over the three‐year performance period of 38.8%, which placed it in the 76.5th percentile of our Performance Peer Group, the resulting TSR multiplier was 119.2%.

Annual Change in TBVPS	Payout Percentage	TSR Percentile	Shares Modifier
<6%	0%	≤20%	75%
6%	50%	35%	100%
11%	100%	65%	100%
≥16%	200%	≥80%	125%
Based on the two calculations above, the indicated final payout was 75.6% for the performance shares granted in 2020 that vested on March 10, 2023.

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Chief Executive Officer
Marc Grandisson Chief Executive Officer
Strategic Goals
In early 2022, the Compensation Committee reviewed and approved Mr. Grandisson’s 2022 strategic objectives. During the year, the Compensation Committee reviewed updates on the progress toward achievement of the objectives and final determinations were made in February 2023. The resulting determination by the Compensation Committee was that he had performed with respect to his pre-established strategic objectives at a level translating to a 174% payout factor. Highlights are summarized below:
Mr. Grandisson’s strategic goals were based on Company performance, including in relation to the Performance Peer Group, progress on key strategic initiatives and succession planning. Under Mr. Grandisson’s leadership, the Company celebrated being added to the S&P 500, a testament to the Company’s strong financial performance, market capitalization, public float and liquidity position. The Company’s stock price was up 41% in 2022, the best performer in our peer group as highlighted in “2022 Performance at a Glance” section. In addition, the Company was named a “Most Honorable Company” (top 10%) by Institutional Investor. The Compensation Committee evaluated Mr. Grandisson’s oversight in developing the Company’s global strategy focusing on revenue growth, operating efficiencies, innovation and increased profitability. The Committee also evaluated Mr. Grandisson’s oversight of succession planning and finalization for the top three levels of management, while also engaging a newly formed Senior Leadership Team (SLT) of the Company’s top ~150 leaders. The Committee also reviewed Mr. Grandisson’s oversight of key strategic initiatives in the areas of analytics, M&A, diversity and inclusion, and ESG programs and policies, as well as continued progress on global IT transformation and Arch Management System, both of which are multi-year initiatives to upgrade and refresh core processes and systems that will generate productivity, efficiency and consumer centric solutions.

Compensation Decisions
■ Base Salary & Short-Term Cash Incentive Target Adjust-ments
Mr. Grandisson’s base salary and target annual bonus were last increased four years ago, in 2018, when Mr. Grandisson was promoted to Arch Capital’s Chief Executive Officer position.
For 2022 compensation decisions, the Compensation Committee reviewed and benchmarked Mr. Grandisson’s compensation against the Company’s Compensation Peer Group. Based on that review, in order to maintain market competitiveness at our target positioning as described in “How We Make Compensation Decisions,” Mr. Grandisson’s salary was increased to $1,225,000 from $1,000,000 in January 2022 and his Short-Term Incentive Target was increased to 200% of base salary from 165% of base salary.
A similar review was conducted in the fourth quarter of 2022 and no adjustments were made for 2023.

■ Short-Term Cash Incentive	The Compensation Committee reviewed Mr. Grandisson’s performance against his strategic goals, which resulted in a payout factor of 174% on the portion of his bonus that was based on strategic performance.
	2022 STI Metric			Payout Factor	x Weighting	= Adjusted Weighting	x Target Bonus	= Bonus Payout
	Financial Performance—Group			200%	70%	140.00%	$2,450,000	$3,430,000
	Strategic Performance			174%	30%	52.2%		1,278,900
	TOTAL				100%	192.2%		$4,708,900
■ Long-Term Incentive	On February 25, 2022, the Compensation Committee approved the annual award summarized in the table below. The performance shares are reflected at target, since performance will be measured over the forward-looking three-year period, which will ultimately determine the number of shares earned.
		Performance Shares		Stock Options		Time-Based Restricted Shares
	Grant Date	Number of Shares	Value[1]	Number of Options	Value[1]	Number of Shares	Value[1]	Total
	Feb 25, 2022	63,775	$3,031,864	104,956	$1,378,188	23,191	$1,102,500	$5,512,552

■ 2020 Perfor-mance Share Cycle Vesting
The starting TBVPS for the 2020 grants was $24.62. At the end of 2022, the TBVPS grew to $30.45, a 7.34% annualized increase over the performance period, resulting in a payout percentage of 63.4%, based on TBVPS growth. Based on Arch Capital’s TSR over the three-year performance period of 38.8%, which placed it in the 76.5th percentile of our Performance Peer Group, the resulting TSR multiplier was 119.2%, and the overall payout factor was set at 75.6%.

	2020 Grant (Target)	Approved Payout Factor		Total Vested	Adjustment to Target Shares Awarded		Value of Adjustment to Target Shares at 12/31/2022[2]
	58,345	75.6%		44,109	(14,236)		$(893,736)

[1]    The total long-term incentive value provided in the summary above for performance share awards differs from the grant date fair value reported in the “2022 Summary Compensation” and “2022 Grants of Plan-Based Awards” Tables. The values in the summary above were based on the closing price of our shares on the grant date and the target number of shares. The values in the “2022 Summary Compensation” and “2022 Grants of Plan-Based Awards” Tables were computed at the grant date in accordance with ASC Topic 718. Stock options are valued on the grant date based on the Black-Scholes option pricing methodology and restricted shares are valued based on the closing price of our common shares on the grant date.
[2] Value of Adjustment to Target Shares is calculated utilizing December 31, 2022 closing stock price of Arch Capital, which was $62.78.

2023 PROXY STATEMENT |	52

Chief Financial Officer
François Morin Executive Vice President, Chief Financial Officer and Treasurer
Strategic Goals
Mr. Morin’s strategic goals were based on our financial strength ratings, strategic initiatives, updating of financials systems, treasury operations and processes and succession planning. Mr. Morin worked effectively at managing investor, rating agency and auditor relations to keep our financial strength ratings strong. Mr. Morin was named in top three Best CFOs in All-America Executive Team by Institutional Investor. Under Mr. Morin’s leadership, the Company returned to shareholders, $586 million of capital through an active program of share buybacks. The Compensation Committee evaluated Mr. Morin’s role in strategic initiatives, including corporate structuring designed to enhance Company capital and provide financial flexibility moving forward. In addition, Mr. Morin led the group-wide effort to respond to S&P’s Capital Model request for comment (RFC) for proposed insurer risk-based capital adequacy methodology. Mr. Morin also continued focus on the multi-year finance transformation to implement a single Enterprise Resource Planning (ERP) solution across the group and identified the next generation of leaders through the SLT and succession planning process.
Compensation Decisions
■ Base Salary	No change was made to Mr. Morin’s salary in 2022. Effective January 1, 2023, Mr. Morin’s base salary was increased to $750,000 from $675,000 following our annual benchmarking review.
■ Short-Term Cash Incentive	The Compensation Committee reviewed Mr. Morin’s performance against his strategic goals, which resulted in a payout factor of 170% on the portion of his bonus that was based on strategic performance.
	2022 STI Metric			Payout Factor	x Weighting	= Adjusted Weighting	x Target Bonus	= Bonus Payout
	Financial Performance—Group			200%	70%	140.00%	$911,250	$1,275,700
	Strategic Performance			170%	30%	51%		464,800
	TOTAL				100%	191%		$1,740,500
	No change was made to Mr. Morin’s Short-Term Cash Incentive target in 2022. Effective January 1, 2023, Mr. Morin’s Short-Term Cash Incentive target was increased to 140% of base salary from 135% of base salary, following our annual benchmarking review.
■ Long-Term Incentive	On February 25, 2022, the Compensation Committee approved the annual award summarized in the table below. The performance shares are reflected at target, since performance will be measured over the forward-looking three-year period, which will ultimately determine the number of shares earned.
		Performance Shares		Stock Options		Time-Based Restricted Shares
	Grant Date	Number of Shares	Value[1]	Number of Options	Value[1]	Number of Shares	Value[1]	Total
	Feb 25, 2022	15,618	$742,480	25,703	$337,509	5,679	$269,980	$1,349,969

■ 2020 Perfor-mance Share Cycle Vesting
The starting TBVPS for the 2020 grants was $24.62. At the end of 2022, the TBVPS grew to $30.45, a 7.34% annualized increase over the performance period, resulting in a payout percentage of 63.4%, based on TBVPS growth. Based on Arch Capital’s TSR over the three-year performance period of 38.8%, which placed it in the 76.5th percentile of our Performance Peer Group, the resulting TSR multiplier was 119.2%, and the overall payout factor was set at 75.6%.

	2020 Grant (Target)	Approved Payout Factor		Total Vested	Adjustment to Target Shares Awarded		Value of Adjustment to Target Shares at 12/31/2022[2]
	16,207	75.6%		12,252	(3,955)		$(248,295)

[1]    The total long-term incentive value provided in the summary above for performance share awards differs from the grant date fair value reported in the “2022 Summary Compensation” and “2022 Grants of Plan-Based Awards” Tables. The values in the summary above were based on the closing price of our shares on the grant date and the target number of shares. The values in the “2022 Summary Compensation” and “2022 Grants of Plan-Based Awards” Tables were computed at the grant date in accordance with ASC Topic 718. Stock options are valued on the grant date based on the Black-Scholes option pricing methodology and restricted shares are valued based on the closing price of our common shares on the grant date.
[2] Value of Adjustment to Target Shares is calculated utilizing December 31, 2022 closing stock price of Arch Capital, which was $62.78.

53	| 2023 PROXY STATEMENT

President and Chief Underwriting Officer
Nicolas Papadopoulo President and Chief Underwriting Officer, Arch Capital and CEO, Arch Worldwide Insurance Group
Strategic Goals
Mr. Papadopoulo’s strategic goals included growth strategies, strategic initiatives, leadership development, and diversity and inclusion initiatives. Mr. Papadopoulo continues to build alignment and common strategies around future growth for all Arch’s segments, being Insurance, Reinsurance and Mortgage. Under Mr. Papadopoulo’s leadership, Insurance group net written premiums grew 21% from 2021. The Compensation Committee also evaluated Mr. Papadopoulo’s role in strategic initiatives, including sponsoring the expansion of the Shared Service Operating Model piloting two sub-functions of HR Talent Acquisition and IT End User Support. Mr. Papadopoulo also focused on further expanding the use of strategic analytics and digital partnership successes to continue to drive innovation and increase profitability and continued to support the development of leaders and identification of the next generation of successors. Mr. Papadopoulo also concentrated on the Company’s diversity and inclusion initiatives, including continuing to serve as Executive Sponsor of the Women and Allies Employee Network, which hosted sessions covering such topics as allyship, career progression, control of career post-leave of absence and conversations with women at the Company who defined their success.

Compensation Decisions
■ Base Salary	No change was made to Mr. Papadopoulo’s salary in 2022. Effective January 1, 2023, Mr. Papadopoulo’s base salary was increased to $850,000 from $800,000 following our annual benchmarking review.
■ Short-Term Cash Incentive	The Compensation Committee reviewed Mr. Papadopoulo’s performance against his strategic goals, which resulted in a payout factor of 200% on the portion of his bonus that was based on strategic performance.
	2022 STI Metric			Payout Factor	x Weighting	= Adjusted Weighting	x Target Bonus	= Bonus Payout
	Financial Performance—Group			200%	50%	100%	$1,200,000	$1,200,000
	Financial Performance—Segment			140.2%	20%	28.04%		336,500
	Strategic Performance			200%	30%	60%		720,000
	TOTAL				100%	188.04%		$2,256,500
	No change was made to Mr. Papadopoulo’s Short-Term Cash Incentive target in 2022. Effective January 1, 2023, Mr. Papadopoulo’s Short-Term Cash Incentive target was increased to 165% of base salary from 150% of base salary, following our annual benchmarking review.
■ Long-Term Incentive	On February 25, 2022, the Compensation Committee approved the annual award summarized in the table below. The performance shares are reflected at target, since performance will be measured over the forward-looking three-year period, which will ultimately determine the number of shares earned.
		Performance Shares		Stock Options		Time-Based Restricted Shares
	Grant Date	Number of Shares	Value[1]	Number of Options	Value[1]	Number of Shares	Value[1]	Total
	Feb 25, 2022	27,766	$1,319,996	45,695	$600,026	10,097	$480,011	$2,400,033

■ 2020 Perfor-mance Share Cycle Vesting
The starting TBVPS for the 2020 grants was $24.62. At the end of 2022, the TBVPS grew to $30.45, a 7.34% annualized increase over the performance period, resulting in a payout percentage of 63.4%, based on TBVPS growth. Based on Arch Capital’s TSR over the three-year performance period of 38.8%, which placed it in the 76.5th percentile of our Performance Peer Group, the resulting TSR multiplier was 119.2%, and the overall payout factor was set at 75.6%.

	2020 Grant (Target)	Approved Payout Factor		Total Vested	Adjustment to Target Shares Awarded		Value of Adjustment to Target Shares at 12/31/2022[2]
	19,448	75.6%		14,703	(4,745)		$(297,891)

[1]    The total long-term incentive value provided in the summary above for performance share awards differs from the grant date fair value reported in the “2022 Summary Compensation” and “2022 Grants of Plan-Based Awards” Tables. The values in the summary above were based on the closing price of our shares on the grant date and the target number of shares. The values in the “2022 Summary Compensation” and “2022 Grants of Plan-Based Awards” Tables were computed at the grant date in accordance with ASC Topic 718. Stock options are valued on the grant date based on the Black-Scholes option pricing methodology and restricted shares are valued based on the closing price of our common shares on the grant date.
[2] Value of Adjustment to Target Shares is calculated utilizing December 31, 2022 closing stock price of Arch Capital, which was $62.78.

2023 PROXY STATEMENT |	54

Reinsurance Unit Executive
Maamoun Rajeh Chairman and Chief Executive Officer, Arch Worldwide Reinsurance Group
Strategic Goals
Mr. Rajeh’s strategic goals were based on reinsurance growth and platform streamline, strategic initiatives, improvement of operational efficiencies, leadership development and diversity and inclusion initiatives. Under Mr. Rajeh’s direction of the Reinsurance group, the group generated $4.9 billion in net premium written, 51% more than in 2021, including 20% growth of the Life unit to $160 million. The Compensation Committee also evaluated Mr. Rajeh’s role in strategic initiatives, including developing opportunities for the life platform in the United States. Mr. Rajeh focused on formalizing the process of embedding climate change and inflation factors into the group’s catastrophe (CAT) framework. He also continues to focus on the development of leaders in the group and initiated the Global Reinsurance Cyber Working Group. Mr. Rajeh continues to focus the group on the Company’s diversity and inclusion goals, including further expansion of the successful Internship Program and promotions from our diverse talent pool.

Compensation Decisions
■ Base Salary	No change was made to Mr. Rajeh’s salary in 2022. Effective January 1, 2023, Mr. Rajeh’s base salary was increased to $780,000 from $725,000 following our annual benchmarking review.
■ Short-Term Cash Incentive	The Compensation Committee reviewed Mr. Rajeh’s performance against his strategic goals, which resulted in a payout factor of 175% on the portion of his bonus that was based on strategic performance.
	2022 STI Metric			Payout Factor	x Weighting	= Adjusted Weighting	x Target Bonus	= Bonus Payout
	Financial Performance—Group			200%	20%	40%	$978,750	$391,500
	Financial Performance—Segment[1]			107.5%	50%	53.75%		526,100
	Strategic Performance			175%	30%	52.5%		513,800
	TOTAL				100%	146.25%		$1,431,400

[1] The payout factor was reduced for amounts calculated under the reinsurance segment’s formula under the short-term cash incentive plan attributable to performance for prior underwriting years, for which Mr. Rajeh has previously received payment.

	No change was made to Mr. Rajeh’s Short-Term Cash Incentive target in 2022. Effective January 1, 2023, Mr. Rajeh’s Short-Term Cash Incentive target was increased to 140% of base salary from 135% of base salary, following our annual benchmarking review.
■ Long-Term Incentive	On February 25, 2022, the Compensation Committee approved the annual award summarized in the table below. The performance shares are reflected at target, since performance will be measured over the forward-looking three-year period, which will ultimately determine the number of shares earned.
		Performance Shares		Stock Options		Time-Based Restricted Shares
	Grant Date	Number of Shares	Value[1]	Number of Options	Value[1]	Number of Shares	Value[1]	Total
	Feb 25, 2022	16,775	$797,484	27,607	$362,510	6,100	$289,994	$1,449,988

■ 2020 Perfor-mance Share Cycle Vesting
The starting TBVPS for the 2020 grants was $24.62. At the end of 2022, the TBVPS grew to $30.45, a 7.34% annualized increase over the performance period, resulting in a payout percentage of 63.4%, based on TBVPS growth. Based on Arch Capital’s TSR over the three-year performance period of 38.8%, which placed it in the 76.5th percentile of our Performance Peer Group, the resulting TSR multiplier was 119.2%, and the overall payout factor was set at 75.6%.

	2020 Grant (Target)	Approved Payout Factor		Total Vested	Adjustment to Target Shares Awarded		Value of Adjustment to Target Shares at 12/31/2022[2]
	16,855	75.6%		12,742	(4,113)		$(258,214)

[1]    The total long-term incentive value provided in the summary above for performance share awards differs from the grant date fair value reported in the “2022 Summary Compensation” and “2022 Grants of Plan-Based Awards” Tables. The values in the summary above were based on the closing price of our shares on the grant date and the target number of shares. The values in the “2022 Summary Compensation” and “2022 Grants of Plan-Based Awards” Tables were computed at the grant date in accordance with ASC Topic 718. Stock options are valued on the grant date based on the Black-Scholes option pricing methodology and restricted shares are valued based on the closing price of our common shares on the grant date.
[2] Value of Adjustment to Target Shares is calculated utilizing December 31, 2022 closing stock price of Arch Capital, which was $62.78.

55	| 2023 PROXY STATEMENT

Mortgage Unit Executive
David E. Gansberg Chief Executive Officer, Global Mortgage Group
Strategic Goals
Mr. Gansberg’s strategic goals were based on underwriting profits, strategic initiatives, leadership development, and diversity and inclusion initiatives. Under Mr. Gansberg’s leadership, the Mortgage group earned $1.3 billion of underwriting profit, nearly 32% more than 2021. The Compensation Committee also evaluated his oversight of strategic initiatives including international growth in Australia, with the addition of two new customers and a dozen new European Significant Risk Transfer (SRT) transactions written for a total limit of $450 million. The group, under Mr. Gansberg’s guidance continues to enhance analytics by building better real-time analytics on housing industry and economic trends and competitor pricing. Mr. Gansberg continues to support the development and coaching of his leadership team, in addition to the development of mentorship opportunities with members of the SLT. Under Mr. Gansberg’s direction, the Mortgage group was named a top 3 Best Places To Work for the fourth consecutive year by Triad Business Journal. As part of the Company’s group-wide efforts, Mr. Gansberg’s commitment to diversity and inclusion activities remain strong with the Arch MI Scholars program being transitioned to the Arch Foundation, creating a platform for future expansion along with the groups robust Intern program.

Compensation Decisions
■ Base Salary	No change was made to Mr. Gansberg’s salary in 2022. Effective January 1, 2023, Mr. Gansberg’s base salary was increased to $780,000 from $725,000 following our annual benchmarking review.
■ Short-Term Cash Incentive	The Compensation Committee reviewed Mr. Gansberg’s performance against his strategic goals, which resulted in a payout factor of 175% on the portion of his bonus that was based on strategic performance.
	2022 STI Metric			Payout Factor	x Weighting	= Adjusted Weighting	x Target Bonus	= Bonus Payout
	Financial Performance—Group			200%	20%	40%	$978,750	$391,500
	Financial Performance—Segment[1]			143.6%	50%	71.8%		702,739
	Strategic Performance			175%	30%	52.5%		513,840
	TOTAL				100%	164.3%		$1,608,079

[1] The payout factor was reduced for amounts calculated under the mortgage segment’s formula under the short-term cash incentive plan attributable to performance for prior underwriting years in recognition of the fact that an additional bonus amount of $266,321 was also paid to Mr. Gansberg in March 2023 for those prior underwriting years due to his continued participation in the Mortgage segment’s separate formulaic bonus plan for those prior years.

	No change was made to Mr. Gansberg’s Short-Term Cash Incentive target in 2022. Effective January 1, 2023, Mr. Gansberg’s Short-Term Cash Incentive target was increased to 140% of base salary from 135% of base salary, following our annual benchmarking review.
■ Long-Term Incentive	On February 25, 2022, the Compensation Committee approved the annual award summarized in the table below. The performance shares are reflected at target, since performance will be measured over the forward-looking three-year period, which will ultimately determine the number of shares earned.
		Performance Shares		Stock Options		Time-Based Restricted Shares
	Grant Date	Number of Shares	Value[1]	Number of Options	Value[1]	Number of Shares	Value[1]	Total
	Feb 25, 2022	16,775	$797,484	27,607	$362,510	6,100	$289,994	$1,449,988

■ 2020 Perfor-mance Share Cycle Vesting
The starting TBVPS for the 2020 grants was $24.62. At the end of 2022, the TBVPS grew to $30.45, a 7.34% annualized increase over the performance period, resulting in a payout percentage of 63.4%, based on TBVPS growth. Based on Arch Capital’s TSR over the three-year performance period of 38.8%, which placed it in the 76.5th percentile of our Performance Peer Group, the resulting TSR multiplier was 119.2%, and the overall payout factor was set at 75.6%.

	2020 Grant (Target)	Approved Payout Factor		Total Vested	Adjustment to Target Shares Awarded		Value of Adjustment to Target Shares at 12/31/2022[2]
	16,855	75.6%		12,742	(4,113)		$(258,214)

[1]    The total long-term incentive value provided in the summary above for performance share awards differs from the grant date fair value reported in the “2022 Summary Compensation” and “2022 Grants of Plan-Based Awards” Tables. The values in the summary above were based on the closing price of our shares on the grant date and the target number of shares. The values in the “2022 Summary Compensation” and “2022 Grants of Plan-Based Awards” Tables were computed at the grant date in accordance with ASC Topic 718. Stock options are valued on the grant date based on the Black-Scholes option pricing methodology and restricted shares are valued based on the closing price of our common shares on the grant date.
[2] Value of Adjustment to Target Shares is calculated utilizing December 31, 2022 closing stock price of Arch Capital, which was $62.78.

2023 PROXY STATEMENT |	56

2023 Long-Term Incentive Awards
In February of 2023, and as will be described in more detail in the 2024 Proxy Statement, the Company made regular cycle long-term incentive grants in the form of performance shares, stock options and time-based restricted stock to the NEOs. The Compensation Committee sets award targets for long-term incentive compensation for our NEOs based, in part, on Compensation Peer Group analysis, extensive review of competitive benchmarking data and an evaluation of performance. For 2023, the Compensation Committee increased the regular grant target for the NEOs by approximately 15% in recognition of the Company’s outstanding performance in a challenging year for insurance companies, including a more than 41% increase in our share price during the year, and substantial increases in after-tax operating income and premiums written. For the 2023 regular cycle grants, each of the NEOs received the following:

Name	2023 Target (% of Base Salary)	February 2023 Regular Grants[1]	% of Target
Marc Grandisson	450%	$6,312,500	114.5%
François Morin[2]	200%	$1,725,000	115.0%
Nicolas Papadopoulo[2]	300%	$2,935,000	115.1%
Maamoun Rajeh[2]	200%	$1,795,000	115.1%
David E. Gansberg[2]	200%	$1,795,000	115.1%
1 Similar to the regular cycle long-term incentive awards granted in 2022 and, as described in “2022 Compensation Decisions for NEOs,” the Company granted 55% in performance shares (measured by economic value), 25% in stock options and 20% in time-based restricted shares in February 2023.
2    Messrs. Morin, Papadopoulo, Rajeh and Gansberg’s February 2023 grant increased as a result of their January 1, 2023 base salary change, as described in “2022 Compensation Decisions for NEOs.”

Additional Compensation Policies and Practices
Arch Capital’s compensation philosophy and related governance features are also complemented by several specific elements that are designed to align our compensation with long-term shareholder interests. These elements include the following:
Clawback Policy
The Company has a clawback policy covering all executive officers, including the chief executive officer. This policy provides that, in the event the Company is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws, the Compensation Committee will review all cash and equity incentive-based compensation that was paid to current or former executive officers during the three-year period preceding the required restatement. If any such incentive-based compensation would have been lower as a result of the restated financial results, the Compensation Committee will require the reimbursement of the incremental portion of the incentive-based compensation in excess of the compensation that would have been paid based on the restated financial results (to the extent permitted by applicable law). This policy will be interpreted in accordance with the applicable rules of NASDAQ (or other securities exchange on which our common shares are listed from time to time).
No Excise Tax Gross-Ups
The Company does not provide excise tax gross-up payments to any of its executives in connection with change in control payments.
No Tax Gross-Ups
The Company does not include tax gross-up provisions in employment agreements and does not provide tax gross-ups to our NEOs.
Share Ownership Guidelines
In an effort to further align the interests of the senior management team with the interests of shareholders, the Company has share ownership guidelines that require these executives to maintain designated levels of ownership of the common shares of Arch Capital. Specifically, these guidelines require common share ownership levels as follows: (1) chief executive officer of Arch Capital—six times base salary; and (2) NEOs and other executives who file reports under Section 16 of the Exchange Act—four times base salary. Each executive has five years to comply with the guidelines. Unvested restricted shares and shares subject to unvested restricted share units which, in either case, vest solely based on time and continued employment will be counted toward the target ownership level. Unvested performance restricted shares and shares subject to unvested performance restricted share units will be counted toward the target ownership level to the extent, if any, that the performance targets would have been achieved based on performance through the last completed calendar year of the applicable performance period (as determined by the Company). Shares subject to stock options and SARs do not count toward the requirement. See also “Director Compensation—Matters Relating to Director Share Ownership” for a description of share ownership guidelines that require our non-

57	| 2023 PROXY STATEMENT

employee directors to maintain designated levels of ownership of common shares of Arch Capital.
Share Holding Requirements for Executives
To ensure each of our senior executives meets our share ownership guidelines, the Company requires that each senior executive retain 50% of the net profit shares received from Company equity awards until the executive meets target ownership levels. Net profit shares are the shares remaining after payment of the exercise price of an option and taxes owed on exercise of options or SARs, vesting of restricted stock or vesting and payout under restricted stock units and performance shares. See also “Director Compensation—Matters Relating to Director Share Ownership” for a description of share retention guidelines that require our non-employee directors to maintain designated levels of ownership of common shares of Arch Capital.
No Hedging Permitted
As part of our Code of Business Conduct, our officers, directors and other employees are not permitted to engage in hedging activities with respect to Arch Capital’s common shares or any other publicly-traded equity or debt securities issued by Arch Capital or any of its subsidiaries. Specifically, they may not engage in short sales, purchase or sale of financial instruments or derivatives, including puts and calls, that hedge or offset any change in the market value of such securities. In addition, our officers, directors and other employees may not otherwise engage in transactions that are designed to, or have, the same effect.
Limits on Pledging
Our Code of Business Conduct discourages the pledging of our common shares as collateral for loans and includes limitations.
▪In no event may any executive officer or director of the Company pledge an amount of common shares in respect of a loan that exceeds the lesser of 30% of the common shares beneficially owned by the individual (as reported or would be reported in our Proxy Statement) or 0.5% of the then outstanding common shares of Arch Capital; and
▪any securities pledged would not count toward satisfying any required ownership level of securities under relevant share retention guidelines.
Double-Trigger Change in Control Provision
The equity-based compensation award agreements for the NEOs provide that, in the event the officer’s employment is terminated by the Company other than for cause, or by the officer for good reason, within two years following the consummation of a change in control in which the awards are assumed by the acquirer, unvested awards would immediately vest, and the options and SARs would have a remaining term of 90 days from termination.
Options and SARs
Our plans do not permit granting of stock options or SARs at an exercise price below the closing price on the grant date and also do not allow for repricing or reducing the exercise price of a stock option or SAR. We also do not allow out-of-the-money options or SARs to be exchanged for cash or other property.
Procedures Regarding Share-Based Compensation
The Compensation Committee, or a subcommittee comprised of at least two of its members, approves all grants of share-based compensation to the NEOs and other executives who file reports under Section 16 of the Exchange Act, and these awards have generally also been ratified by the full Board.
The grant date for annual grants of share-based compensation is determined on the dates of regularly scheduled meetings of the full Board to provide assurance that grant timing is not being manipulated for employee gain. Generally, awards are granted to the NEOs as part of the annual process, which encompassed 826 employees worldwide for awards granted in 2022. We may grant a small percentage of awards at other times throughout the year on the date of regularly scheduled meetings of the Compensation Committee or the full Board in connection with hiring or the promotion of an executive or special retention circumstances. In the case of new hires, the awards have grant dates corresponding to the date the employment commences for the new hire.
Retirement and Benefit Plans
Our NEOs participate in retirement and benefit plans provided to other employees. The benefit plans include medical coverage and life and disability insurance. Our health and welfare plans help ensure that the Company has a productive and focused workforce through reliable and competitive healthcare and other benefits. Defined contribution retirement plans are provided for all employees according to local market practice. Retirement plans help employees save and prepare for retirement. In addition, the Company maintains an Executive Supplemental Non-Qualified Savings and Retirement Plan

2023 PROXY STATEMENT |	58

covering our U.S.-based senior executives which is described under “2022 Non-Qualified Deferred Compensation.” Our NEOs who are Bermuda-based are not permitted to participate in the non-qualified defined contribution retirement plan due to applicable United States income tax rules. In lieu of pension and matching contributions through the non-qualified plan, we have provided comparable benefits in the form of current cash payments, which are included in the “2022 Summary Compensation Table” in the “All Other Compensation” column.
Other Personal Benefits
The Company provides our NEOs who are based in Bermuda with perquisites and other benefits that the Company and Compensation Committee believe are reasonable and consistent with market practice in Bermuda to better enable the Company to attract and retain key employees. Such amounts have been included in the “2022 Summary Compensation Table” in the “All Other Compensation” column and discussed in Footnote 5 of the “2022 Summary Compensation Table.”

Tax Considerations
Section 162(m)
Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) generally limits the deductible amount of annual compensation paid to a “covered employee” (i.e., the chief executive officer, chief financial officer and certain other current or former executive officers) to no more than $1,000,000 each. Since Arch Capital will not generally be subject to United States income tax, the limitation on deductibility will not directly apply to it. However, the limitation would apply to a United States subsidiary of Arch Capital if it employs a covered employee. The Compensation Committee believes that its primary responsibility is to provide a compensation program that will attract, retain and reward the executive talent necessary to our success. Consequently, the Compensation Committee recognizes that the loss of a tax deduction could be necessary or advisable in some circumstances due to the restrictions of Section 162(m).

Report of the Compensation Committee on the Compensation Discussion and Analysis
The Compensation Committee reviewed and discussed the “Compensation Discussion and Analysis” section included in this Proxy Statement with management. Based on such review and discussion, the Compensation Committee recommended to the Board that the “Compensation Discussion and Analysis” section be included in the 2022 Annual Report and this Proxy Statement for filing with the SEC.

COMPENSATION COMMITTEE Thomas R. Watjen (Chair) (as of September 14, 2022) Eric W. Doppstadt Francis Ebong Moira Kilcoyne Louis J. Paglia Eugene S. Sunshine

59	| 2023 PROXY STATEMENT

Executive Compensation Tables
The following tables, narrative and footnotes discuss the compensation of the (i) chief executive officer, (ii) chief financial officer and (iii) the three other most highly compensated executive officers during 2022. These individuals are referred to as the NEOs.

2022 Summary Compensation Table

Name and Principal Position	Year	Salary ($)(1)	Annual Bonus ($)		Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)		All Other Compensation ($)(5)		Total ($)
Marc Grandisson	2022	1,225,000	—		4,285,510	1,378,188	4,745,700		467,241		12,101,639
Chief Executive Officer and Class III Director, Arch Capital	2021	1,000,000	—		3,482,784	1,125,018	3,300,000		428,211		9,336,013
	2020	1,000,000	—		3,477,082	1,125,006	2,737,000		440,744		8,779,832
François Morin	2022	675,000	—		1,049,474	337,509	1,822,500	(6)	326,227		4,210,710
Executive Vice President, Chief Financial Officer and Treasurer, Arch Capital	2021	675,000	—		1,044,861	337,504	1,822,500	(6)	298,034		4,177,899
	2020	625,000	—		965,844	312,501	1,425,000		285,260		3,613,605
Nicolas Papadopoulo	2022	800,000	—		1,865,812	600,026	2,256,500		433,889	(7)	5,956,227
President and Chief Underwriting Officer, Arch Capital and CEO, Arch Worldwide Insurance Group	2021	800,000	—		1,857,478	600,008	2,192,600		450,812	(7)	5,900,898
	2020	750,000	—		1,159,012	374,999	1,419,000		399,517		4,102,528
Maamoun Rajeh	2022	725,000			1,127,234	362,510	1,431,400		547,379		4,193,523
Chairman and Chief Executive Officer, Arch Worldwide Reinsurance Group	2021	725,000	3,600,451	(8)	1,122,227	362,506	1,548,400		560,148		7,918,732
	2020	650,000	589,856	(8)	1,004,477	325,002	1,165,144	(9)	588,785		4,323,264
David E. Gansberg	2022	725,000	266,321	(10)	1,127,234	362,510	1,608,079		184,139	(7)	4,273,283
Chief Executive Officer, Global Mortgage Group, Arch Capital	2021	725,000	398,000	(10)	1,122,227	362,506	1,513,200		110,671	(7)	4,231,604
	2020	650,000	213,200	(10)	1,004,477	325,002	1,223,800		72,016		3,488,495
(1)The amount in the “Salary” column represents the base salary earned by each of the NEOs in the applicable year.
(2)The amounts reported in the “Stock Awards” column represent the aggregate grant date fair value of stock awards determined pursuant to ASC Topic 718, using the assumptions set forth in the notes accompanying our financial statements. See note 22, “Share-Based Compensation,” on pages 162-165 of the notes accompanying our consolidated financial statements included in our 2022 Annual Report. The amounts for 2022 include the grant date fair value of the annual performance shares based upon the probable outcome of the performance conditions as of the grant date. Performance shares, which pay in shares of Arch Capital will vest based upon growth in TBVPS over a three-year period. In addition, the performance shares are subject to a TSR modifier. The relative TSR modifier will reduce or increase the amount of shares earned by 25% if TSR over the three-year performance period relative to our Performance Peer Group falls outside of a defined range. See “Elements of Compensation Program—2022 Long-Term Incentive Plan” for more information about the relative TSR modifier. Assuming the highest level of performance is achieved for the 2022 award, the grant date fair value of the performance shares would be Mr. Grandisson—$6,366,021; Mr.
Morin—$1,558,989; Mr. Papadopoulo—$2,771,602; Mr. Rajeh—$1,674,481; and Mr. Gansberg—$1,674,481.
(3)The amounts reported in the “Option Awards” column represent the aggregate grant date fair value of awards computed in accordance with ASC Topic 718. We have computed the estimated grant date fair values of share-based compensation related to stock options using the Black-Scholes option valuation model having applied the assumptions set forth in the notes accompanying our financial statements. See note 22, “Share-Based Compensation,” on pages 162-165 of the notes accompanying our consolidated financial statements included in our 2022 Annual Report.
(4)The amounts reported in the “Non-Equity Incentive Plan Compensation” column for 2022 reflect the amounts earned by each NEO under the annual performance incentive plan for 2022. In addition, the amounts for Messrs. Grandisson and Morin include amounts awarded and paid in February 2023 attributable to 2021 financial performance and continued employment through the payment date in the amounts of $36,800 and $82,000, respectively.

2023 PROXY STATEMENT |	60

(5)The table below describes the incremental cost to the Company of other benefits provided to our NEOs, which are included in the “All Other Compensation” column. The table below provides the details of all other compensation required by SEC rules to be separately quantified for 2022.

Name	Housing Allowance (Bermuda)($)	Retirement Plans ($)(a)	Social Insurance ($)(b)	Other ($)(c)
Marc Grandisson	218,251	153,400	1,868	—
François Morin	82,924	90,525	1,868	75,000
Nicolas Papadopoulo	217,508	91,775	1,868	—
Maamoun Rajeh	208,454	97,775	1,868	140,000
David E. Gansberg	—	78,875	—	60,487
(a)Represents contributions to our defined contribution plans and also includes a payment of an amount equal to the pension and matching contributions set forth in the non-qualified deferred compensation plan which, due to applicable tax laws, was made outside the plan.
(b)Represents employer payment of employee portion of Bermuda social insurance.
(c)The amounts for Messrs. Morin and Rajeh represent an expatriate expense allowance for employees situated in Bermuda. The amount for Mr. Gansberg represents tuition reimbursement.
In addition, the “All Other Compensation” column also includes the following other benefits, none of which individually exceeded the greater of $25,000 or 10% of the total amount of these benefits.

	Marc Grandisson	François Morin	Nicolas Papadopoulo	Maamoun Rajeh	David E. Gansberg
Automobile Allowance	Y		Y	Y
Cell Allowance					Y
Club Dues	Y	Y	Y	Y
Company Meeting Ancillary Expenses	Y	Y	Y	Y
Family Travel	Y	Y	Y	Y
Incremental Commuting Costs for Use of Company Aircraft	Y	Y	Y
Life Insurance and LTD	Y	Y	Y	Y
Fees for Children Schooling	Y			Y
Tax Preparation Services	Y	Y	Y	Y

(6)Mr. Morin elected to receive 10% of his 2022 approved short-term incentive payment in the form of stock options under elections provided by the Company for Bermuda-based employees. Pursuant to that election, on February 24, 2023 Mr. Morin was awarded 7,765 stock options, with a Black-Scholes value equal to $182,250. Such stock options awarded are fully vested and will expire 10 years from the date of grant. Mr. Morin also elected to receive 25% of his 2021 approved short-term incentive payment in the form of stock options under elections provided by the Company for Bermuda-based employees. Pursuant to that election, on February 25, 2022, Mr. Morin was awarded 34,698 stock options, with a Black-Scholes value equal to $455,622. Such stock options awarded are fully vested and will expire 10 years from the date of grant.
(7)For 2022, includes $41,623 for Mr. Papadopoulo and $43,757 for Mr. Gansberg received from a company in which Arch has invested for serving on the board of directors of that company at the request of Arch. Such amounts were paid in Euros and converted to U.S. dollars using the 2022 year-end exchange rate of 1.06725. Similarly, for the 2021 year, updated amounts include $40,939 Mr. Papadopoulo and $31,179 Mr. Gansberg received for aforementioned 2021 director fees. Such amounts were paid in Euros and converted to U.S. dollars using the 2021 year-end exchange rate of 1.13720.
(8)Mr. Rajeh participated under the Formula Approach of our Bermuda Incentive Compensation Plan for underwriting years through 2017, which provides for payments over a development period of up to 10 years. The 2021 bonus payment for Mr. Rajeh represents payment in full under the Formula Approach for all prior underwriting years, as determined by the Compensation Committee. The 2020 bonus payment for Mr. Rajeh represented payments under the Formula Approach for prior underwriting years. No additional payments will be payable to Mr. Rajeh under the Formula Approach.
(9)Mr. Rajeh elected to receive 50% of his 2020 approved short-term incentive payment in the form of stock options under elections provided by the Company for Bermuda-based employees. Pursuant to that election, on February 26, 2021, Mr. Rajeh was awarded 63,308 stock options with a Black-Scholes value equal to $582,572. Such stock options awarded are fully vested and will expire 10 years from the date of grant.
(10)The 2020, 2021 and 2022 bonus payments for Mr. Gansberg, represent payments under the Formula Approach for prior underwriting years.

61	| 2023 PROXY STATEMENT

2022	Grants of Plan-Based Awards
The following table provides information concerning grants of share-based awards made to our NEOs in fiscal year 2022:

		Est. Future Payouts Under Non-Equity Incentive Plan Awards (2)			Est. Future Payouts Under Equity Incentive Plan Awards (3)			All Other Stock Awards: Number of Shares of Stock or Units (#)(4)	All Other Option Awards: Number of Securities Underlying Options (#)(5)	Exercise or Base Price of Option Awards ($/Sh)(5)	Grant Date Fair Value of Stock and Option Awards ($)(6)
Name	Grant Date (1)	Threshold	Target	Maximum	Threshold	Target	Maximum
Marc Grandisson	2/25/2022				31,888	63,775	127,550			49.91	3,183,010
	2/25/2022							23,191		47.54	1,102,500
	2/25/2022								104,956	47.54	1,378,188
	NA	490,000	2,450,000	4,900,000
François Morin (7)	2/25/2022				7,809	15,618	31,236			49.91	779,494
	2/25/2022							5,679		47.54	269,980
	2/25/2022								25,703	47.54	337,509
	NA	182,250	911,250	1,822,500
Nicolas Papadopoulo	2/25/2022				13,883	27,766	55,532			49.91	1,385,801
	2/25/2022							10,097		47.54	480,011
	2/25/2022								45,695	47.54	600,026
	NA	240,000	1,200,000	2,400,000
Maamoun Rajeh	2/25/2022				8,388	16,775	33,550			49.91	837,240
	2/25/2022							6,100		47.54	289,994
	2/25/2022								27,607	47.54	362,510
	NA	195,750	978,750	1,957,500
David E. Gansberg	2/25/2022				8,388	16,775	33,550			49.91	837,240
	2/25/2022							6,100		47.54	289,994
	2/25/2022								27,607	47.54	362,510
	NA	195,750	978,750	1,957,500
(1)All of the share-based grants indicated above were awarded either under the 2018 Long-Term Incentive and Share Award Plan or the 2012 Long-Term Incentive and Share Award Plan.
(2)The amounts represent the possible payouts under our annual incentive compensation plan. The amount reported in the “Target” column represents the annual target incentive bonus opportunity for each executive. The amounts reported in the “Threshold” and “Maximum” columns in the table represent the amounts determined pursuant to the annual incentive compensation plan. Actual payments under these awards were determined in February 2023, were paid in March 2023, and are included in the “Non-Equity Incentive Plan Compensation” column of the “2022 Summary Compensation Table.”
(3)The awards represent performance shares granted in February 2022. The amounts reported in the “Threshold,” “Target” and “Maximum” columns represent the number of performance shares awarded subject to performance vesting conditions. The performance period for the awards is from January 1, 2022 to December 31, 2024. The awards are subject to an additional time vesting period through March 4, 2025 and a relative TSR modifier. Refer to “Elements of Compensation Program—2022 Long-Term Incentive Awards.” The grant date fair value is included in the “Stock Awards” column of the “2022 Summary Compensation Table.”
(4)The awards represent restricted shares granted in February 2022. The restricted shares will vest over a three-year period.
(5)The awards represent stock options granted in February 2022. All of the stock options reported in the table have a maximum term of 10 years from the grant date and vest over a three-year period. The exercise price of stock options is the closing price of our common shares on the respective grant date.

2023 PROXY STATEMENT |	62

(6)The amounts shown in this column represent the grant date fair value of the underlying award computed in accordance with accounting guidance governing share-based compensation arrangements as discussed in note 22, “Share-Based Compensation,” on pages 162-165 of the notes accompanying our consolidated financial statements included in our 2022 Annual Report. The grant date fair value of the performance share awards was based upon the probable outcome of the performance conditions as of the grant date.
(7)Mr. Morin elected to receive 10% of his approved cash bonus for 2022 in the form of stock options under an election provided by the Company for Bermuda-based employees. On February 24, 2023, Mr. Morin was awarded 7,765 stock options, with a Black-Scholes value equal to $182,250. The stock options are fully vested and will expire 10 years from the date of grant. The Black-Scholes value of these stock options is reflected in the “2022 Summary Compensation Table” in the “Non-Equity Incentive Plan Compensation” column for 2022, but had an intrinsic value of zero on the grant date.

Outstanding Equity Awards at 2022 Fiscal Year-End
The following table provides information concerning unexercised options and stock that has not vested for each NEO outstanding as of December 31, 2022:

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Marc Grandisson	43,890	—	20.84	5/13/2025	91,099	5,719,195	132,870	8,341,579
	34,830	—	23.90	5/13/2026
	69,600	—	32.09	5/8/2027
	616,284	—	26.79	4/9/2028
	133,821	—	26.55	5/11/2028
	142,225	—	32.67	2/28/2029
	92,076	45,970	42.42	2/27/2030
	40,832	81,422	35.82	2/26/2031
	—	104,956	47.54	2/25/2032
François Morin	5,655	—	17.84	5/9/2023	24,915	1,564,164	36,347	2,281,865
	5,025	—	18.09	7/25/2023
	6,000	—	19.09	5/13/2024
	4,599	—	19.43	12/4/2024
	11,460	—	20.84	5/13/2025
	12,630	—	23.90	5/13/2026
	11,010	—	32.09	5/8/2027
	31,224	—	26.55	5/11/2028
	27,534	—	29.13	7/24/2028
	39,507	—	32.67	2/28/2029
	25,576	12,770	42.42	2/27/2030
	38,309	—	42.42	2/27/2030
	12,249	24,427	35.82	2/26/2031
	—	25,703	47.54	2/25/2032
	34,698	—	47.54	2/25/2032
Nicolas Papadopoulo	9,213	—	20.84	5/13/2025	36,080	2,265,102	64,617	4,056,655
	21,930	—	23.90	5/13/2026
	22,050	—	32.09	5/8/2027
	150,000	—	32.13	9/19/2027
	44,607	—	26.55	5/11/2028

63	| 2023 PROXY STATEMENT

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
	47,408	—	32.67	2/28/2029
	30,692	15,323	42.42	2/27/2030
	21,777	43,425	35.82	2/26/2031
	—	45,695	47.54	2/25/2032
Maamoun Rajeh	20,040	—	20.84	5/13/2025	26,275	1,649,545	39,039	2,450,868
	15,900	—	23.90	5/13/2026
	15,930	—	32.09	5/8/2027
	31,500	—	32.13	9/19/2027
	38,661	—	26.55	5/11/2028
	41,087	—	32.67	2/28/2029
	26,599	13,281	42.42	2/27/2030
	63,308	—	35.82	2/26/2031
	13,157	26,236	35.82	2/26/2031
	—	27,607	47.54	2/25/2032
David E. Gansberg	13,560	—	20.84	5/13/2025	26,275	1,649,545	39,039	2,450,868
	10,770	—	23.90	5/13/2026
	15,090	—	32.09	5/8/2027
	15,822	—	26.55	5/11/2028
	15,929	—	32.67	2/28/2029
	8,972	—	41.43	10/1/2029
	26,599	13,281	42.42	2/27/2030
	13,157	26,236	35.82	2/26/2031
	—	27,607	47.54	2/25/2032
(1)Each of the above stock options and SARs, as applicable, vest in three equal annual installments commencing on the first anniversary of the grant date, except for the awards granted on October 1, 2019 to Mr. Gansberg, under which one-third of such award vested on each of the first anniversary of the grant date, February 28, 2021, and February 28, 2022, the 38,309 award to Mr. Morin on February 27, 2020, as part of his 2019 bonus that he elected to receive in options, which was vested on the grant date, the 34,698 award to Mr. Morin on February 25, 2022, as part of his 2021 bonus that he elected to receive in options, which was vested on grant date and the 63,308 award to Mr. Rajeh on February 26, 2021, as part of his 2020 bonus that he elected to receive in options, which vested on the grant date. All of the options and SARs will expire 10 years from the grant date, subject to the terms of the award agreements.

(2)The above includes restricted share or unit awards which vest in three equal annual installments commencing on the first anniversary of the grant date. The above also includes 2020 performance shares earned for the performance period ended on December 31, 2022 that vested on March 10, 2023, as discussed in “2022 Compensation Decisions for NEOs-2020 Performance Shares Plan Payout.”
(3)Market value of the restricted share or unit awards and the 2020 performance shares earned is based on the closing price of our common shares on December 31, 2022, which was $62.78.
(4)Reflects performance shares at the target performance that were granted in 2021 and 2022, which have a performance period of January 1, 2021 through December 31, 2023 and January 1, 2022 through December 31, 2024, respectively.

2023 PROXY STATEMENT |	64

2022 Option Exercises and Stock Vested

The following table provides information concerning each exercise of stock options and each vesting of stock during fiscal year 2022 for the NEOs:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#) (1)	Value Realized on Vesting ($)
Marc Grandisson	357,891	13,811,514	163,126	7,427,004
François Morin	19,800	634,061	45,498	2,071,863
Nicolas Papadopoulo	—	—	56,053	2,555,424
Maamoun Rajeh	71,586	2,553,004	47,406	2,158,922
David E. Gansberg	76,125	2,784,890	34,716	1,585,177
(1)Includes the 2019 Performance Shares that cliff-vested in 2022 with a performance factor of 182.8%
2022 Non-Qualified Deferred Compensation

The Company maintains tax-qualified and non-qualified defined contribution plans but does not maintain any defined benefit retirement or pension plans. The following table provides information with respect to our defined contribution plans that provide for the deferral of compensation on a basis that is not tax-qualified:

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/Distributions ($)	Aggregate Balance at Last FYE ($)(3)
Marc Grandisson	—	—	—	—	—
François Morin	—	—	—	—	—
Nicolas Papadopoulo	—	—	—	—	—
Maamoun Rajeh	—	—	—	—	—
David E. Gansberg	26,762	42,000	(425,545)	—	1,003,874

(1)The amount deferred for Mr. Gansberg was also reported in the “2022 Summary Compensation Table” in the “Salary” column for 2022.
(2)The contribution by the Company was also reported in the “2022 Summary Compensation Table” for fiscal year 2022 in the “All Other Compensation” column.
(3)Includes the following amount which we also included in the “2022 Summary Compensation Table” for fiscal year 2022 and prior years for
Mr. Gansberg—$68,762.

65	| 2023 PROXY STATEMENT

The Company maintains an Executive Supplemental Non-Qualified Savings and Retirement Plan. Under this Plan, participants may defer eligible base salary in excess of the compensation limit imposed by the Internal Revenue Code (“Excess Compensation”) (for 2022, base salary in excess of $305,000) and, with respect to the eligible NEOs, the Company provides matching contributions on these deferrals in amounts equal to 100% of the first 3% of salary contributed to the plan and 50% of the next 3% of salary contributed to the plan. The Company also makes pension-like contributions on behalf of the eligible NEOs in an amount equal to 10% of Excess Compensation. In addition, the eligible NEOs may defer up to 100% of annual bonus paid each year and these bonus deferral contributions are not eligible for matching contributions by the Company. Until distribution, the contributions and any earnings are held in an irrevocable trust known as a “rabbi trust” by an independent trustee, and the trust assets remain subject to the Company’s creditors in the event of insolvency or bankruptcy. The participants may elect to have their contributions under the plan deemed to be invested among certain permissible mutual fund options. The plan provides that, as soon as practicable following retirement, death or other termination of employment, but subject to any delay required by the Internal Revenue Code, all benefits under the plan will be distributed either in a single lump sum in cash or, if elected, in installments over a period not to exceed 10 years.
Section 457A of the Internal Revenue Code generally prohibits U.S. taxpayers from deferring U.S. income tax on compensation attributable to services performed for certain Bermuda-based employers. As a result, certain employees of Arch Capital and Arch Re Bermuda, including Messrs. Grandisson, Morin, Papadopoulo and Rajeh are not permitted to participate in the non-qualified defined contribution retirement plan. In lieu of pension and matching contributions which would otherwise be provided to these executives through the non-qualified plan, we have provided comparable benefits to them in the form of current cash payments, subject to tax. Such cash payments have been included in the “2022 Summary Compensation Table” in the “All Other Compensation” column for fiscal years 2022, 2021 and 2020.

2023 PROXY STATEMENT |	66

Termination Scenarios—Potential Payments

The following table provides information on the various payments and benefits that each NEO would have been entitled to receive if his last day of employment with the Company had been December 31, 2022, under the various circumstances presented. Please refer to the descriptions of our employment agreements and share-based award agreements, which outline these potential payments and benefits (see “Employment Arrangements”).

Name	Without Good Reason ($)(1)(2)	For Cause ($)	Death ($)(3)	Disability ($)(4)	Without Cause or For Good Reason (as applicable) ($)(3)	Without Cause or For Good Reason (as applicable) following a Change in Control ($)(3)
Marc Grandisson
Cash Severance (5)	—	—	6,350,000	—	8,575,000	8,575,000
Accelerated Vesting of Share-Based Awards (6)	—	—	19,685,126	19,685,126	—	19,685,126
Health & Welfare (7)	—	—	36,421	36,421	36,421	36,421
Total	—	—	26,071,547	19,721,547	8,611,421	28,296,547
François Morin
Cash Severance (8)	—	—	—	—	2,041,875	2,041,875
Accelerated Vesting of Share-Based Awards (6)	—	—	5,404,586	5,404,586	—	5,404,586
Health & Welfare (7)	—	—	35,581	35,581	35,581	35,581
Total	—	—	5,440,167	5,440,167	2,077,456	7,482,042
Nicolas Papadopoulo
Cash Severance (8)	—	—	—	—	2,600,000	2,600,000
Accelerated Vesting of Share-Based Awards (6)	—	—	8,798,755	8,798,755	—	8,798,755
Health & Welfare (7)	—	—	36,141	36,141	36,141	36,141
Total	—	—	8,834,896	8,834,896	2,636,141	11,434,896
Maamoun Rajeh
Cash Severance (8)	—	—	—	—	2,193,125	2,193,125
Accelerated Vesting of Share-Based Awards (6)	—	—	5,757,081	5,757,081	—	5,757,081
Health & Welfare (7)	—	—	35,581	35,581	35,581	35,581
Total	—	—	5,792,663	5,792,663	2,228,706	7,985,787
David E. Gansberg
Cash Severance (9)	—	—	—	—	2,682,500	2,682,500
Accelerated Vesting of Share-Based Awards (6)	—	—	5,757,081	5,757,081	—	5,757,081
Health & Welfare (7)	—	—	31,785	31,785	31,785	31,785
Total	—	—	5,788,866	5,788,866	2,714,285	8,471,366

(1)In the case of resignation by giving six months’ advance notice without good reason by Messrs. Grandisson, Morin, Papadopoulo or Rajeh, the Company may elect to place them on “garden leave” during all or part of the notice period. In this event, each of these individuals will (a) continue to receive base salary and benefits through the garden leave period of up to six months and (b) receive, following the end of the garden leave period, a cash lump sum payment equal to one half of the sum of (i) the “bonus amount” (which is the greater of the annual target bonus or the average of the annual bonuses received for the preceding three years) and (ii) a pro-rated portion of the “bonus amount” through the date of notice (in the case of Mr. Grandisson, through the date of termination, less any period of garden leave). If the Company does not elect to place them on garden leave and these individuals continue to work during the six-month notice period, they will be entitled to receive the amounts set forth in the preceding sentence pursuant to their respective employment agreement. See
“Employment Arrangements.” For a termination date of December 31, 2022, the total of these cash amounts accruing from the notice date would have been $2.9 million for Mr. Grandisson, $1.5 million for Mr. Morin, $1.7 million for Mr. Papadopoulo and $2.5 million for Mr. Rajeh. In addition, if the Company elects to extend their noncompetition period for six months after the end of the notice or garden leave period, Messrs. Grandisson, Morin, Papadopoulo and Rajeh will (a) continue to receive base salary and medical benefits through the extended noncompetition period and (b) receive, during the extended noncompetition period, payments in the aggregate equal to one half of the sum of (i) the “bonus amount” and (ii) a pro-rated portion of the “bonus amount” through the date of notice of termination. For a termination date of December 31, 2022, and a six month extension of the noncompetition period, the total of these cash amounts would have been $2.9 million for Mr. Grandisson, $1.5 million for Mr.

67	| 2023 PROXY STATEMENT

Morin, $1.7 million for Mr. Papadopoulo and $2.5 million for Mr. Rajeh.
(2)Since Mr. Papadopoulo is of retirement age (as defined in our plans), any unvested restricted shares/units and unvested stock options/SARs will continue to vest according to the vesting schedule and, in the case of stock options/SARs, the options/SARs will continue to have the full exercise period of 10 years from the date of grant, so long as he does not engage in a competitive activity (as defined in the applicable award agreements). In the event Mr. Papadopoulo engages in a competitive activity following retirement, unvested awards will be forfeited and the exercise periods for vested options/SARs would be reduced.
(3)Mr. Gansberg participated under the Formula Approach of our Incentive Compensation Plan for underwriting years through 2018. In the event of termination on December 31, 2022, due to death, termination without cause or termination for good reason, Mr. Gansberg would have been entitled to payments under the Formula Approach attributable to underwriting years in which he participated prior to the year of termination on the same basis as if he remained employed, based on the ongoing recalculated results for such underwriting years over their applicable 10-year development periods. As of December 31, 2022, such amounts for Mr. Gansberg are estimated to be up to approximately $1.1 million in the aggregate. Any such payments would be made at the same times they are regularly made to active employees for such underwriting years.
Under Mr. Grandisson’s employment agreement, in the event of his death, his estate would receive an amount equal to two times the sum of his annual base salary and his target annual bonus. Such amount would be paid in a lump sum and offset by the amount of any proceeds received by his estate from life insurance provided by the Company. The amount set forth above reflects an offset of $1.0 million for life insurance coverage currently provided by the Company.
(4)Upon termination on December 31, 2022 due to disability, Mr. Gansberg would have been entitled to payments under the Formula Approach attributable to underwriting years in which he participated prior to the year of termination on the same basis as if he remained employed, based on the ongoing recalculated results for such underwriting years over their applicable 10-year development periods, provided he did not engage in competition with the Company. As of December 31, 2022, such amounts for Mr. Gansberg are estimated to be up to approximately $1.1 million in the aggregate. Any such payments would be made at the same times they are regularly made to active employees for such underwriting years.
Under Mr. Grandisson’s employment agreement, in the event his employment terminates due to his permanent disability, he would be entitled to payment of an amount equal to 40% of his base salary through the date he reaches age 65, offset by proceeds scheduled to be received from any disability insurance coverages provided by the Company. The disability insurance coverage currently provided by the Company exceeds the amount otherwise payable by the Company.
(5)Under Mr. Grandisson’s employment agreement, in the event his employment is terminated by the Company without cause or by him for good reason, he would be entitled to (a) base salary for the number of months equal to the excess of 24 months over the number of months, if any, he is on garden leave (during which he would continue to receive base salary), (b) two times his target annual bonus and (c) a pro-rated portion of his target annual bonus based on the period through the date of termination, less any period he is on garden leave.
The amounts above assume a termination date of December 31, 2022, a notice of termination date of June 30, 2022, and a six-
month garden leave period between the notice and termination dates. The amounts include base salary payable during the garden leave period.
(6)Represents the intrinsic value (i.e., the value based upon the Company’s closing share price on December 31, 2022, or in the case of stock options/SARs, the excess of the closing price over the exercise price) of accelerated vesting of certain unvested share-based awards as of December 31, 2022, under the various circumstances presented.
(7)Represents the employer cost relating to the continuation of health insurance coverage under the terms described in each executive’s employment agreement for the various circumstances presented.
(8)In the case of termination by the Company without cause or by Messrs. Morin, Papadopoulo or Rajeh for good reason, each will be entitled to receive 12 months of base salary from the date of notice of termination and an amount equal to the sum of the (a) the annual target bonus plus (b) a pro-rated portion of the annual target bonus through the date of notice, one half of which amount shall be paid in a single lump sum on the date that is 60 days following the date of termination and the remaining half will be payable in equal monthly installments over six months following the date of termination.
(9)In the case of termination by the Company without cause or by Mr. Gansberg for good reason, he will be entitled to (a) an amount equal to the sum of his annual base salary, his target annual bonus and a pro-rated portion of his target annual bonus for the year of termination and (b) so long as such termination does not occur within two years after a change in control, unvested equity awards that have been granted after the date of his employment agreement and held by him for at least one year will vest upon termination, in the case of unvested performance awards, based upon the lesser of (x) target performance, or (y) the actual level of achievement of all relevant performance goals (measured as of the latest date immediately preceding termination for which performance can be determined). The payments referred to in clause (a) above will be made in 12 equal monthly installments following the date of termination.

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Pay For Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between “compensation actually paid” to the Company’s principal executive officer (“PEO”) (also referred to as CEO) and non-principal executive officer NEOs (“Non-PEO NEOs”) and certain financial performance of the Company. Compensation actually paid, as determined under SEC requirements, does not reflect the actual amount of compensation earned by or paid to our executive officers during a covered year. For further information on the Company’s variable pay-for-performance philosophy and how the Company aligns executive compensation with the Company’s performance, refer to “Compensation - Compensation Discussion and Analysis.”
Pay Versus Performance

Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(2)	Average Summary Compensation Table Total for Non-PEO NEOs(3)	Average Compensation Actually Paid to Non-PEO NEOs(4)	Value of Initial Fixed $100 Investment Based On:
					Total Shareholder Return(5)	Peer Group Total Shareholder Return(6)	Net Income (thousands)(7)	Operating ROE(8)
2022	12,101,639	21,431,649	4,658,436	7,733,894	146.37	151.65	1,436,197	14.8%
2021	9,336,013	16,919,235	5,557,283	7,549,698	103.64	127.58	2,093,405	11.5%
2020	8,779,832	2,555,899	3,881,973	2,960,949	84.10	106.96	1,363,909	4.8%

(1)The dollar amounts reported represent the amount of total compensation reported for Mr. Grandisson, our Chief Executive Officer, for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to “Compensation – Executive Compensation Tables – Summary Compensation Table.”
(2)The dollar amounts reported represent the amount of compensation actually paid to Mr. Grandisson, computed as required by Item 402(v) of Regulation S-K. That computation does not reflect the actual amount of compensation earned by or paid to Mr. Grandisson during the applicable year. Refer to the “PEO Summary Compensation Total to Compensation Actually Paid Reconciliation” table below.
(3)The dollar amounts reported represent the average of the amounts reported for the Company’s NEOs as a group, excluding Mr. Grandisson, for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to “Compensation – Executive Compensation Tables – Summary Compensation Table.” The names of each of the NEOs included for purposes of calculating the average amounts in each applicable year are as follows: François Morin, Nicolas Papadopoulo, Maamoun Rajeh and David E. Gansberg.

(4)The dollar amounts reported represent the average amount of compensation actually paid to the Company’s NEOs as a group, excluding Mr. Grandisson, computed as required by Item 402(v) of Regulation S-K. That computation does not reflect the actual average amount of compensation earned by or paid to the Non-PEO NEOs as a group during the applicable year. Refer to the “Average of Non-PEO NEO Summary Compensation Total to Compensation Actually Paid Reconciliation” table below.
(5)Represents the Company’s cumulative TSR assuming reinvestment of dividends for the measurement period beginning at market close on December 31, 2019, through the end of the applicable year.
(6)Represents the cumulative TSR assuming reinvestment of dividends of the S&P 500 P&C Index for the measurement period beginning at the market close on December 31, 2019, through the end of the applicable year.
(7)The dollar amounts reported represent the amount of Net Income reflected in the Company’s audited financial statements for the applicable year.
(8)Represents the Operating ROE as described in “Annex C—Non-GAAP Financial Measures” for the applicable year.

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PEO Summary Compensation Total to Compensation Actually Paid Reconciliation:

Year	Reported Summary Compensation Table Total for PEO	Reported Value of Equity Awards(a)	Equity Award Adjustments(b)	Reported Change in the Actuarial Present Value of Pension Benefits(c)	Pension Benefit Adjustments(c)	Compensation Actually Paid to PEO
2022	12,101,639	(5,663,698)	14,993,708	—	—	21,431,649
2021	9,336,013	(4,607,802)	12,191,024	—	—	16,919,235
2020	8,779,832	(4,602,088)	(1,621,845)	—	—	2,555,899

(a)The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year.
(b)Refer to the “PEO Equity Award Adjustments” table below.
(c)Arch does not provide Pension Benefits to its CEO.
PEO Equity Award Adjustments:

Year	Year End Fair Value of Outstanding and Unvested Equity Awards Granted in the Year(a)	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years(a)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years and Vested in the Year(a)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments
2022	9,085,075	5,054,788	—	853,845	—	—	14,993,708
2021	6,239,174	4,363,071	—	1,588,779	—	—	12,191,024
2020	3,699,811	(1,496,695)	—	(3,824,961)	—	—	(1,621,845)

(a)The valuation assumptions differ from those disclosed as of the grant date of equity awards due to the fluctuation in the stock price and the corresponding Black-Scholes and Monte Carlo value simulations valued as of the corresponding dates in accordance with Item 402(v) of Regulation S-K.

Average of Non-PEO NEO Summary Compensation Total to Compensation Actually Paid Reconciliation:

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs	Average Reported Value of Equity Awards(a)	Average Equity Award Adjustments(b)	Average Reported Change in the Actuarial Present Value of Pension Benefits(c)	Average Pension Benefit Adjustments(c)	Average Compensation Actually Paid to Non-PEO NEOs
2022	4,658,436	(1,708,077)	4,783,535	—	—	7,733,894
2021	5,557,283	(1,702,329)	3,694,744	—	—	7,549,698
2020	3,881,973	(1,367,829)	446,805	—	—	2,960,949

(a)The average grant date fair value of equity awards represents the average of total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year.
(b)Refer to the “Average of Non-PEO NEO Equity Award Adjustments” table below.
(c)Arch does not provide Pension Benefits to its Non-PEO NEOs.
Average of Non-PEO NEO Equity Award Adjustments:

Year	Average Year End Fair Value of Outstanding and Unvested Equity Awards Granted in the Year(a)	Year over Year Average Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years(a)	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Average Change in Fair Value of Equity Awards Granted in Prior Years and Vested in the Year(a)	Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Average Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Average Equity Award Adjustments
2022	2,739,908	1,780,286	—	263,341	—	—	4,783,535
2021	2,305,031	1,216,985	—	172,728	—	—	3,694,744
2020	1,099,655	(22,971)	—	(629,879)	—	—	446,805
(a)The average valuation assumptions differ from those disclosed as of the grant date of equity awards due to the fluctuation in the stock price and the corresponding Black-Scholes and Monte Carlo value simulations valued as of the corresponding dates in accordance with Item 402(v) of Regulation S-K.

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Most Important Measures to Determine Fiscal Year 2022 Compensation Actually Paid
The three items listed below represent the most important metrics used to link compensation actually paid for our NEOs for Fiscal Year 2022 to the Company’s performance, as further described in “Compensation – Compensation Discussion and Analysis,” in the section titled “Elements of Compensation Program” sub-sections called “Short-Term Annual Cash Incentive” and “Long-Term Incentive Plan.”
▪Operating ROE
▪Growth in TBVPS
▪Relative TSR (the Company’s TSR as compared to a performance peer group established by the Compensation Committee)
Analysis of the Information Presented in the Pay versus Performance Table
As described in more detail in the section “Compensation – Compensation Discussion and Analysis,” the Company’s executive compensation program reflects a variable pay-for-performance philosophy. While the Company utilizes several performance measures to align executive compensation with Company performance, all of those Company measures are not presented in the Pay Versus Performance table. In accordance with Item 402(v) of Regulation S-K, the Company is providing the following descriptions of the relationships between information presented in the Pay Versus Performance table.
Compensation Actually Paid and Company Cumulative TSR
As demonstrated by the following graph, the amount of compensation actually paid to Mr. Grandisson and the average amount of compensation actually paid to the Company’s NEOs as a group (excluding Mr. Grandisson) strongly aligns with the Company’s cumulative TSR over the three years presented in the table. The alignment is because a significant portion of the compensation actually paid to Mr. Grandisson and to the other NEOs is comprised of equity awards. As described in more detail in the section “Compensation – Compensation Discussion and Analysis,” the Company targets that approximately 60% of the value of total compensation awarded for Mr. Grandisson and 48% of the value awarded for the other NEOs be comprised of equity awards, including restricted shares, performance-based restricted shares and stock options.

Compensation Actually Paid vs. Cumulative TSR

($M)
$25
20
15
10
5
$84.10
$103.64
$146.37
2020
2021
2022
PEO
Average for Non-PEO NEOs
TSR

Compensation Actually Paid and Net Income
As demonstrated by the following graph, the amount of compensation actually paid to Mr. Grandisson and the average amount of compensation actually paid to the Company’s NEOs as a group (excluding Mr. Grandisson) is generally aligned with the Company’s Net Income for 2020 and 2021. Although Net Income decreased in 2022, compensation actually paid increased largely due to the fact that a significant portion of compensation paid to Mr. Grandisson and the Company’s NEOs as a group (excluding Mr. Grandisson) is comprised of equity awards, with TSR increasing by 41.2% for the year, as described above. The decrease in Net Income was driven by significant volatility in the capital markets and elevated catastrophic activity through 2022. The Company does not utilize Net Income as a performance measure in the overall executive compensation program.

Compensation Actually Paid vs. Net Income

($M)
$25
20
15
10
5
$1.36B
$2.09B
$1.44B
2020
2021
2022
PEO
Average for Non-PEO NEOs
Net Income

71	| 2023 PROXY STATEMENT

Compensation Actually Paid and Operating ROE
As demonstrated by the following graph, the amount of compensation actually paid to Mr. Grandisson and the average amount of compensation actually paid to the Company’s NEOs as a group (excluding Mr. Grandisson) strongly aligns with the Company’s growth in Operating ROE for the three years presented in the table. Compensation actually paid increased largely due to the fact that a significant portion of compensation paid to Mr. Grandisson and the Company’s NEOs as a group (excluding Mr. Grandisson) is comprised of equity awards, with TSR increasing by 41.2% for the year.
While the Company uses numerous financial and non-financial performance measures for the purpose of evaluating performance for the Company’s compensation programs, the Company has determined that Operating ROE is the financial performance measure that, in the Company’s assessment, represents the most important performance measure (that is not otherwise required to be disclosed in the table) used by the Company to link compensation actually paid to the Company’s NEOs, for the most recently completed fiscal year, to Company performance. The Company utilizes Operating ROE when setting goals in the Company’s short-term incentive compensation programs. Additionally, growth in Operating ROE is reflected in TBVPS, which is utilized in setting goals for the performance-based RSUs that are awarded to the Company’s NEOs.

Compensation Actually Paid vs. Operating ROE

($M)
$25
20
15
10
5
4.8%
11.5%
14.8%
2020
2021
2022
PEO
Average for Non-PEO NEOs
Operating ROE

Cumulative TSR of the Company and the Peer Group
As demonstrated by the following graph, the Company’s cumulative TSR over the three year period presented in the table was approximately 46%, while the cumulative TSR of the peer group presented for this purpose, the S&P 500 P&C Index, was approximately 52% over the three years presented in the table. For more information regarding the Company’s performance and the companies that the Compensation Committee considers when determining compensation, refer to “Compensation – Compensation Discussion and Analysis.”

Total Shareholder Return

$160
140
120
100
$151.65
$146.37
2019
2020
2021
2022
Arch Capital
S&P 500 P&C Index

2023 PROXY STATEMENT |	72

Pay Ratio
In accordance with Item 402(u) of Regulation S-K, we determined the ratio of the annual total compensation of our CEO relative to the median of the annual total compensation of our employees. We identified the median employee from among our global employee population (excluding the CEO) as of December 31, 2022. Our global employee population included all of our full-time and part-time employees who were employed on December 31, 2022.
CEO Pay Ratio — 83 to 1
We determined each employee’s consistently applied compensation measure which was equal to the sum of the following pay components:
▪2022 base salary;
▪bonuses paid during 2022;
▪variable incentive compensation paid during 2022; and
▪the fair value of all equity grants made during 2022.
We annualized the 2022 base salary for full-time employees that were not employed by us for all of 2022. Amounts paid in currencies other than U.S. dollars were converted into U.S. dollars based on the applicable exchange rate at December 31, 2022.
Based on each employee’s consistently applied compensation measure, we were able to identify the median employee who was a full-time, permanent employee based in the United States.
After identifying the median employee, we calculated the median employee’s annual total compensation for 2022 using the same requirements applied to calculate our CEO annual total compensation as set forth in the “2022 Summary Compensation Table,” and then added the estimated value of the median employee’s health plan benefits.
Based on the foregoing, the annual total compensation calculated for the median employee for 2022 was $141,453. For purposes of the pay ratio rule, the annual total compensation calculated for our CEO for 2022, was $11,634,398, as set forth in the “2022 Summary Compensation Table,” plus $36,421, the estimated value of our CEO’s health plan benefits, or $11,670,819.
Accordingly, for 2022, our CEO to median employee pay ratio was 83 to 1 .
Employment Arrangements
Set forth below is a summary of the material terms of the employment arrangements with each of the NEOs.
Marc Grandisson
Mr. Grandisson’s employment agreement provides for annual base salary and eligibility to participate in an annual bonus plan with a target annual bonus and other terms set by the Board. Mr. Grandisson’s current annual base salary is $1,225,000, and his target annual bonus is 200% of his annual base salary. Mr. Grandisson is entitled to participate in employee benefit programs and other fringe benefits customarily provided to similarly situated senior executives residing in Bermuda, which include housing expenses and automobile allowance.
Mr. Grandisson’s employment period under the employment agreement will end on the first to occur of: (a) the six-month anniversary of our providing notice of termination without cause to him; (b) immediately upon our providing notice of termination for cause to him; (c) the six-month anniversary of Mr. Grandisson providing notice of termination specifying his resignation with or without good reason (as defined in the employment agreement); (d) the fifth day following our providing notice of termination to him as a result of his permanent disability; and (e) the date of his death. The first of such dates is referred to as the “date of termination.”
The agreement provides that if the employment of Mr. Grandisson is terminated by us without cause or by him for good reason, he will be entitled to receive his annual base salary through the date of termination. He will also receive (i) an amount equal to his base salary for the excess of 24 months over the period, if any, of his “garden leave” (as described below), payable over six months following termination, (ii) an amount equal to the sum of (x) two times his target annual bonus plus (y) a pro-rated portion of his target annual bonus based on the number of days elapsed in the calendar year through the date of termination (less any period he is on “garden leave”), one half of which sum will be paid on the date that is 60 days following the date of termination and the remaining half of which will be paid over six months following the date of termination. Mr. Grandisson will also receive employee benefits through the date of termination, and his health insurance coverage benefits will continue for up to 18 months after the date of termination. Mr. Grandisson will be entitled to the amounts described above (other than base salary and employee benefits through the date of termination) only if he has delivered a general release of claims and he does not breach the restrictive covenants set forth in the agreement.

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If Mr. Grandisson’s employment is terminated as a result of his resignation other than for good reason, he will continue to receive base salary and employee benefits through the date of termination, and we will make a cash lump sum payment to him equal to one half of the sum of (I) his “bonus amount” (which is the greater of (i) his target annual bonus for the year during which notice of termination is given, or (ii) the average of his actual annual bonus for the three years immediately preceding the year during which notice of termination is given) and (II) a pro-rated portion of the bonus amount based on the number of days elapsed in the calendar year through the date of termination (less any period he is on “garden leave”), which payment will be made 60 days following termination.
If Mr. Grandisson’s employment is terminated by us for cause, he will receive base salary and employee benefits through the date of termination. In the case of termination due to his death, his beneficiaries or estate will receive a lump sum payment equal to two times the sum of his base salary and target annual bonus, offset by proceeds of life insurance coverages provided by us. In the case of termination due to his permanent disability, he will receive an amount per annum equal to 40% of his annual base salary until he reaches age 65, offset by proceeds scheduled to be received by him from any disability insurance provided by us, and any payments scheduled to be made after the first anniversary of termination will be made on such first anniversary. In the case of termination due to his permanent disability or death, he and/or his dependents will also receive health insurance coverage benefits for a period of up to 12 months after the date of termination.
Following any notice of termination, whether by us or Mr. Grandisson, and until the date of termination, we may direct, in our sole and exclusive discretion, that Mr. Grandisson perform no duties and exercise no powers or authorities in connection with his employment. However, following any such direction, Mr. Grandisson will continue to have a duty of loyalty to us as an employee through the date of termination. This is referred to as a “garden leave” period.
Mr. Grandisson has agreed that, during the employment period and for the period of one year after the date of termination, he will not compete with us. However, if Mr. Grandisson’s termination of employment occurs as a result of his resignation other than for good reason, the noncompetition period will continue beyond the date of termination only if (i) we pay Mr. Grandisson, for each day during which the noncompetition period so continues, an amount equal to 1/365 of the sum of (A) his annual base salary, plus (B) the bonus amount (as defined above) and (C) a pro-rated portion of his bonus amount based on the number of days elapsed in the calendar year through the date notice of termination is given; and (ii) he continues to receive his health insurance coverage for a period up to the end of the noncompetition period. Our obligation to make such payments and provide such benefits is contingent on Mr. Grandisson’s delivery of a general release of claims and his compliance with the restrictive covenants. Mr. Grandisson has also agreed not to solicit our employees or customers for a period of one year following termination. The lengths of the noncompetition and nonsolicitation periods will be reduced by any period that Mr. Grandisson is on garden leave, as described above.
François Morin, Nicolas Papadopoulo and Maamoun Rajeh
The following summarizes our employment agreements with Messrs. Morin, Papadopoulo and Rajeh (collectively referred to as the “Executives”).
Each of the employment agreements provides for annual base salary and eligibility to participate in an annual bonus plan with a target annual bonus and other terms set by the Board. Mr. Morin’s current annual base salary is $750,000, and his target annual bonus is 140% of his annual base salary. Mr. Papadopoulo’s current annual base salary is $850,000, and his target annual bonus is 165% of his annual base salary. Mr. Rajeh’s current annual base salary is $780,000, and his target annual bonus is 140% of his annual base salary. The Executives are also entitled to participate in employee benefits programs and other fringe benefits customarily provided to similarly situated senior executives residing in Bermuda, which includes housing expenses and automobile allowance.
The employment period under each of the employment agreements will end on the first to occur of: (a) the six- month anniversary of our providing notice of termination without cause; (b) immediately upon our providing notice of termination for cause; (c) the six-month anniversary of the Executive providing notice of termination specifying his resignation with or without good reason (as defined in the employment agreement); (d) the fifth day following our providing notice of termination as a result of the Executive’s permanent disability; and (e) the date of the Executive’s death. The first of such dates is referred to as the “date of termination.”
The agreements provide that if the employment of the Executive is terminated by us without cause or by him for good reason, he will be entitled to receive an amount equal to his annual base salary through the six month anniversary of the date of termination. In that event, the

2023 PROXY STATEMENT |	74

Executive will also receive an amount equal to the sum of (i) his target annual bonus plus (ii) a pro-rated portion of his target annual bonus based on the number of days elapsed in the calendar year through the date notice of termination is given, one half of which will be paid on the date that is 60 days following the date of termination and the remaining half of which will be paid over six months following the date of termination. The Executive will also receive employee benefits through the date of termination, and his health insurance coverage benefits will continue for up to six months after the date of termination. The Executive will be entitled to the amounts described above (other than base salary and employee benefits through the date of termination) only if he has delivered a general release of claims and he does not breach the restrictive covenants set forth in the agreement.
If the Executive’s employment is terminated as a result of his resignation other than for good reason, he will continue to receive base salary and employee benefits through the date of termination, and we will make a cash lump sum payment to him equal to one half of the sum of (I) his “bonus amount” (which is the greater of (i) his target annual bonus for the year during which notice of termination is given or (ii) the average of his actual annual bonus for the three years immediately preceding the year during which notice of termination is given), and (II) a pro-rated portion of the bonus amount based on the number of days elapsed in the calendar year through the date notice of termination is given, which payment will be made 60 days following termination.
If the Executive’s employment is terminated by us for cause, as a result of his permanent disability or upon his death, the Executive (or his beneficiaries or estate, in the case of death) will continue to receive base salary and employee benefits through the date of termination. In the case of termination due to his permanent disability or death, he and/or his dependents will also receive health insurance coverage benefits for a period of up to 12 months after the date of termination.
Following any notice of termination, whether by us or the Executive, and until the date of termination, we may direct, in our sole and exclusive discretion, that the Executive perform no duties and exercise no powers or authorities in connection with his employment. However, following any such direction, the Executive will continue to have a duty of loyalty to us as an employee through the date of termination. This is referred to as a “garden leave” period.
Each Executive has agreed that, during the employment period and for the period of one year after the date of termination, he will not compete with us. However, if the
Executive‘s termination of employment occurs as a result of his resignation other than for good reason, the noncompetition period will continue beyond the date of termination only if (i) we pay the Executive, for each day during which the noncompetition period so continues, an amount equal to 1/365 of the sum of (A) his annual base salary, plus (B) the bonus amount (as defined above) and (C) a pro-rated portion of his bonus amount based on the number of days elapsed in the calendar year through the date notice of termination is given and (ii) he continues to receive his health insurance coverage for a period up to the end of the noncompetition period. Our obligation to make such payments and provide such benefits is contingent on the Executive’s delivery of a general release of claims and his compliance with the restrictive covenants. Each Executive has also agreed not to solicit our employees or customers for a period of one year following termination. The lengths of the noncompetition and nonsolicitation periods will be reduced by any period that the Executive is on garden leave, as described above.
David E. Gansberg
Mr. Gansberg’s employment agreement, dated as of March 1, 2019, provides for an annual base salary and eligibility to participate in an annual bonus plan with a target annual bonus and other terms set by the Board. Mr. Gansberg’s current annual base salary is $780,000, and his target annual bonus is 140% of his annual base salary. He is also entitled to participate in employee benefits programs and other fringe benefits customarily provided to similarly situated senior executives.
Mr. Gansberg will also be entitled to participate in the Company’s share-based award plans, as determined by our Board.
The employment period will end on March 1, 2023, subject to automatic extension for successive one-year periods following the end of the term until either we or Mr. Gansberg provide at least 90 days prior notice of non-extension. The employment period may also be terminated prior to the end of the term (as it may be extended) by Mr. Gansberg for “good reason” (as defined in the agreement), by us for any reason or due to Mr. Gansberg’s death or permanent disability.
The agreement provides that if the employment of Mr. Gansberg is terminated by us without cause (including due to our providing notice of non-extension) or by him for good reason, he will be entitled to the following: (A) an amount equal to the sum of his annual base salary, his target annual bonus and a pro-rated portion of his target annual bonus for the year of termination, (B) payments under the Company’s Incentive Compensation Plan in accordance with the terms of the plan and (C) unvested

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equity awards that have been granted after the date of the agreement and held by Mr. Gansberg for at least one year will vest upon termination, (in the case of unvested performance awards, based upon the lesser of (x) target performance, or (y) the actual level of achievement of all relevant performance goals (measured as of the latest date immediately preceding termination for which performance can be determined) (except that the vesting of any such awards shall be governed by the applicable award agreements in the event such termination of employment occurs within two years after a change in control or after attainment of retirement age)). Mr. Gansberg will be entitled to such benefits only if he has fully complied with his restrictive covenants and he has entered into a general release of claims in favor of the Company. The payments referred to in clause (A) above will be made in 12 equal monthly installments following the date of termination. Mr. Gansberg’s health insurance coverage benefits will also continue for up to 12 months after the date of such termination.
The amount otherwise payable under clause (A) above will be increased by 50% of the base salary as in effect on the date of the agreement in the event of such a termination of Mr. Gansberg’s employment prior to June 1, 2022 (and not within two years after a change in control).
Mr. Gansberg has agreed that, during the employment period and for the period of one year after the date of termination, he will not compete with us. However, if Mr. Gansberg‘s termination of employment occurs as a result of his resignation other than for good reason or pursuant to his provision of notice of non-extension, the noncompetition period will continue beyond the date of termination only if (i) we pay him, for each day during which the noncompetition period so continues, an amount equal to 1/365 of the sum of (A) his annual base salary, (B) the bonus amount (which is the greater of (I) his target annual bonus for the year of termination, or (II) the average of his actual annual bonus for the immediately preceding three years) and (C) a pro-rated portion of his bonus amount for the year of termination; and (ii) he continues to receive his health insurance coverage for a period up to the end of the noncompetition period. Our obligation to make such payments and provide such benefits is contingent on his delivery of a general release of claims and his compliance with the restrictive covenants. Mr. Gansberg has also agreed not to solicit our employees or customers for a period of one year following termination.

ITEM 3—ADVISORY VOTE OF PREFERRED FREQUENCY FOR ADVISORY VOTE ON NEO COMPENSATION
Regulation 14A of the Exchange Act also provides that shareholders can indicate their preference, at least once every six years, as to how frequently the Company should seek an advisory vote on NEO compensation as disclosed pursuant to the SEC’s compensation disclosure rules. By voting on this proposal, shareholders may indicate whether they would prefer that the Company seek future advisory votes on NEO compensation once every one, two or three years.
After careful consideration of the alternatives, the Board believes that conducting an advisory vote on NEO compensation on an annual basis is appropriate for the Company and its shareholders at this time. The Board will carefully consider the outcome of the vote when making future decisions regarding the frequency of advisory votes on named executive compensation. However, because this vote is advisory and not binding, the Board may decide that it is in the best interests of the Company and its shareholders to hold an advisory vote more or less frequently than the alternative that has been selected by our shareholders.
Recommendation of the Board

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” (ONE YEAR) FOR THIS PROPOSAL.

2023 PROXY STATEMENT |	76

AMENDED AND RESTATED ARCH CAPITAL GROUP LTD. 2007 EMPLOYEE SHARE PURCHASE PLAN

ITEM 4—APPROVAL OF THE AMENDED AND RESTATED ARCH CAPITAL GROUP LTD. 2007 EMPLOYEE SHARE PURCHASE PLAN
What am I Voting on?
Shareholders are being asked to vote upon a proposal to approve the Amended and Restated Arch Capital Group Ltd. 2007 Employee Share Purchase Plan.
Required Vote
The affirmative vote of a majority of the voting power of all of our shares represented at the annual general meeting, voting together as a single class, will be required for approval of the Amended and Restated Arch Capital Group Ltd. 2007 Employee Share Purchase Plan.
Recommendation of the Board

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL.
Proposal
The Arch Capital Group Ltd. 2007 Employee Share Purchase Plan (the “ESPP”) was originally approved by the Company’s shareholders on May 11, 2007, and shareholders approved an amendment and restatement of the ESPP providing for an increase of shares on May 6, 2016.
On February 24, 2023, the Board approved, subject to shareholder approval, a further Amended and Restated 2007 Employee Share Purchase Plan (the “A&R ESPP”) to increase the number of common shares that may be purchased thereunder by 3,000,000 shares for a total of 12,750,000 shares authorized under the A&R ESPP. Other than the increase in the number of shares authorized for issuance, the ESPP and the A&R ESPP are not materially different.
As of March 7, 2023, 1,041,837 common shares remained available for issuance under the ESPP. The proposed increase in the number of shares authorized for issuance under the A&R ESPP represents approximately 1.1% of the Company’s issued and outstanding common shares as of March 7, 2023. The Board believes that an increase of 3,000,000 shares authorized for issuance under the A&R
ESPP represents a reasonable amount of potential equity dilution in light of the purposes of the ESPP described below. If approved, the Board believes that the additional share request will be sufficient to fund the Company’s equity compensation needs under the A&R ESPP for approximately seven years. If this proposal is rejected by shareholders, the total number of shares authorized and reserved for issuance under the ESPP will remain at 9,750,000, of which 1,041,837 remain available for issuance as of March 7, 2023. Based on our current forecasts and estimated participation rates, if the increase is not approved, it is anticipated that the ESPP will run out of available shares in approximately one and one-half years.
The following summary of the A&R ESPP is qualified in its entirety by express reference to the text of the A&R ESPP, which is attached as Annex B—Amended and Restated Arch Capital Group Ltd. 2007 Employee Share Purchase Plan to this Proxy Statement.
The purpose of the A&R ESPP is to give employees of Arch Capital and its subsidiaries an opportunity to purchase common shares through payroll deductions, thereby encouraging employees to share in the economic growth and success of Arch Capital and its subsidiaries.

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The A&R ESPP will be administered by the Compensation Committee of our Board. Subject to the express provisions of the A&R ESPP, the Compensation Committee has the power to determine the terms and conditions of each offering of common shares to employees thereunder. The Compensation Committee also has authority to adopt and revise rules, guidelines and practices governing the plan, to interpret the terms and provisions of the plan and any offering made thereunder, and to otherwise supervise the administration of the plan.
After the amendment and restatement, a total of 4,041,837 common shares will be reserved for issuance under the A&R ESPP. The number of such shares is subject to equitable adjustment by the Compensation Committee in the event of stock dividends, recapitalizations and other similar corporate events. The per share closing price of our common shares on March 7, 2023 was $70.99.
All employees of the Company or any of its participating subsidiaries will be eligible to purchase common shares under the plan. The participating subsidiaries will be those designated by the Compensation Committee to participate in the A&R ESPP. Up to approximately 4,450 employees are currently eligible to participate in the A&R ESPP.
The plan is designed to qualify as an “employee share purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”). The plan will allow participating employees to purchase common shares through payroll withholding. The plan provides for consecutive six-month offering periods (or other periods of not more than 27 months as determined by the Compensation Committee) under which participating employees can elect to have amounts withheld from their total compensation during the offering period and applied to purchase common shares of the Company at the end of the period. Unless otherwise determined by the Compensation Committee before an offering period, the purchase price will be 85% of the fair market value of the common shares at the beginning of the offering period. Unless otherwise determined by the Compensation Committee, the maximum number of common shares that may be purchased by an employee in any offering is 9,000 shares, subject to equitable adjustment as described above. In addition, applicable Code limitations specify, in general, that a participant’s right to purchase shares under the plan cannot accumulate at a rate in excess of $25,000 (based on the value at the beginning of the applicable offering periods) per calendar year.
A participant may elect to have payroll deductions made under the A&R ESPP for the purchase of common shares in an amount not to exceed 20% of the participant’s compensation. Compensation for purposes of the A&R ESPP means total cash compensation, including regular pay, overtime pay, shift premium, commissions and annual bonuses, and it also includes pre-tax employee contributions under a Section 401(k) plan or Section 125 plan. Contributions to the A&R ESPP will be on an after-tax basis. A participant may terminate his or her payroll deductions at any time.
A share purchase account will be established for each participant in the A&R ESPP. Amounts deducted from participants’ paychecks will be credited to their accounts. Unless otherwise determined by the Compensation Committee, no interest will accrue with respect to any amounts credited to the accounts. As of the last day of each offering period, the amount credited to a participant’s share purchase account will be used to purchase the largest number of whole shares (not to exceed 9,000 shares, subject to equitable adjustment as described above) at the price as determined above. The common shares will be purchased directly from Arch Capital. No brokerage or other fees will be charged to participants. Any balance in a participant’s account will be returned to the participant, except where such remaining balance represents a fractional share. In such cases, the fractional share balance shall be carried forward and applied, subject to the participating employee’s withdrawal right, toward the purchase of additional shares by the participating employee in the subsequent offering.
If the aggregate share purchase account to be used for the purchase of common shares as of the last day of an offering period would purchase more shares than are reserved for purchase and sale under the A&R ESPP, the number of shares which would otherwise be purchased for each participant will be reduced proportionately, the remaining account balance of each participant will be distributed and the A&R ESPP will terminate automatically upon the distribution of the remaining account balances.
A participant may withdraw from participation in the A&R ESPP at any time during an offering period by providing notice to Arch Capital. Upon withdrawal, a participant’s account balance will be distributed as soon as practicable and no common shares will be purchased. Rights to purchase common shares under the A&R ESPP are exercisable only by the participant and are not transferable.
With respect to employees of the Company or any subsidiary who reside or work outside the United States,

2023 PROXY STATEMENT |	78

the Compensation Committee may, in its sole discretion, adopt rules or procedures relating to the operation and administration of the A&R ESPP to accommodate the specific requirements of local laws and procedures. The Compensation Committee may also, where it deems it appropriate, establish one or more sub-plans to reflect such amended or varied rules and procedures.
The A&R ESPP will terminate when all common shares authorized to be issued under it have been exhausted. The Board may discontinue the A&R ESPP at any time and may amend it from time to time. Amendments may be made without shareholder approval, except as required to satisfy Section 423 of the Code.
United States Federal Income Tax Consequences
The following is a summary of the United States federal income tax consequences to employees participating in the A&R ESPP and to Arch Capital and its subsidiaries, based upon current provisions of the Code, the treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, and does not address the consequences under any other applicable tax laws. The provisions of the Code, regulations thereunder and related interpretations are complicated and their impact in any one case may depend upon the particular circumstances relating thereto.
A participating employee will not recognize income at the time a purchase right is granted to such employee at the commencement of an offering period or when the employee exercises such right and purchases common shares at the end of an offering period. An employee will be taxed on amounts withheld from salary under the A&R ESPP as if actually received, and Arch Capital or one of its participating subsidiaries will be entitled to deduct a corresponding amount.
If a participating employee disposes of shares purchased pursuant to the plan after one year from the end of the applicable offering period and two years from the beginning of the applicable offering period, the employee must include in gross income as compensation (as ordinary income and not as capital gain) for the taxable year of disposition an amount equal to the lesser of (1) the excess of the fair market value of the shares at the beginning of the applicable offering period over the purchase price computed on the first day of the offering period or (2) the excess of the fair market value of the shares at the time of disposition over their purchase price. Thus, if the one and two-year holding periods described above are met, the participating employee’s ordinary compensation income will be limited to the discount available on the first day of the applicable offering period. If the amount recognized upon such a disposition by way of sale or exchange of the shares exceeds the purchase price plus the amount, if any, included in income as ordinary compensation income, the excess will be long-term capital gain. If the one- and two-year holding periods described above are met, then Arch Capital and its participating subsidiaries will not be entitled to any income tax deduction.
If the participating employee disposes of the shares within two years from the beginning of the applicable offering period or one year from the end of the applicable offering period, the employee will recognize ordinary income at the time of disposition which will equal the excess, if any, of the fair market value of the shares on the date the participating employee purchases the shares (i.e., the end of the applicable offering period) over the amount paid for the shares. Arch Capital or a participating subsidiary that employs the employee will generally be entitled to a corresponding income tax deduction. The excess, if any, of the amount recognized on disposition of the shares over their fair market value on the date of purchase (i.e., the end of the applicable offering period) will be short-term capital gain, unless the participating employee’s holding period for the shares (which will begin at the time of purchase at the end of the offering period) is more than one year. If the participating employee disposes of the shares for less than the purchase price for the shares, the difference between the amount recognized and such purchase price will be a long- or short-term capital loss, depending upon the holding period for the shares.
New Plan Benefits
The amount of benefits in the future under the A&R ESPP is not currently determinable.

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AUDIT MATTERS
Report of the Audit Committee of the Board
The Audit Committee assists the Board in monitoring (1) the integrity of our financial statements, (2) the qualifications and independence of the independent registered public accounting firm, (3) the performance of our internal audit function and independent registered public accounting firm and (4) the compliance by the Company with legal and regulatory requirements.
It is not the responsibility of the Audit Committee to plan or conduct audits or to determine that Arch Capital’s financial statements are in all material respects complete and accurate and in accordance with U.S. generally accepted accounting principles (“GAAP”). The financial statements are the responsibility of the Company’s management. The Company’s independent public registered accounting firm is responsible for expressing an opinion on these financial statements based on their audit. It is also not the responsibility of the Audit Committee to assure compliance with laws and regulations or with any codes or standards of conduct or related policies adopted by Arch Capital from time to time which seek to ensure that the business of Arch Capital is conducted in an ethical and legal manner.
The Audit Committee has reviewed and discussed the consolidated financial statements of Arch Capital and its subsidiaries set forth in Item 8 of our 2022 Annual Report, management’s annual assessment of the effectiveness of Arch Capital’s internal control over financial reporting and PricewaterhouseCoopers LLP’s opinion on the effectiveness of internal control over financial reporting, with management of Arch Capital and PricewaterhouseCoopers LLP, independent registered public accounting firm for Arch Capital.
The Audit Committee has discussed with PricewaterhouseCoopers LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board regarding communications with the Audit Committee. The Audit Committee has also received the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with PricewaterhouseCoopers LLP their independence.
Based on the review and discussions with management of Arch Capital and PricewaterhouseCoopers LLP referred to above, and other matters the Audit Committee deemed relevant and appropriate, the Audit Committee has recommended to the Board that Arch Capital publish the consolidated financial statements of Arch Capital and its subsidiaries for the year ended December 31, 2022, in our 2022 Annual Report.

AUDIT COMMITTEE Eileen Mallesch (Chair) (as of February 27, 2023) Francis Ebong Laurie S. Goodman Moira Kilcoyne Brian S. Posner Eugene S. Sunshine

2023 PROXY STATEMENT |	80

Principal Auditor Fees and Services
The following table summarizes professional services rendered to the Company and its majority-owned subsidiaries by PricewaterhouseCoopers LLP for the fiscal years ended December 31, 2022, and 2021.

	Year Ended December 31,
	2022	2021	Description
Audit Fees	$10,353,246	$9,884,417	Includes fees for the integrated audit of our annual financial statements and internal control over financial reporting, review of our financial statements included in our quarterly reports on Form 10-Q and statutory audits for our insurance subsidiaries. Audit fees for the year ended December 31, 2022 increased when compared to prior year primarily due to changes in local regulations resulting in increased reporting requirements in 2022.
Audit Related Fees	168,988	454,685	Includes fees for assurance and related services that are traditionally performed by independent accountants, including employee benefit plan audits, due diligence related to mergers and acquisitions, regulatory and compliance attestations and agreed-upon procedures not required by regulation. Audit related fees for the year ended December 31, 2022 decreased when compared to prior year primarily due to regulatory reporting in 2021 that was not required in 2022.
Tax Fees	302,977	804,919	Fees for tax services consists primarily of fees for tax compliance, tax advice and tax planning. Tax fees for the year ended December 31, 2022 decreased when compared to prior year primarily due to fees associated with a one-time Accounting Method Change in 2021 and decreased M&A activity in 2022.
All Other Fees	31,151	78,273	Fees for services that are not included in the above categories consisted primarily of software licenses and professional services rendered in connection with various consulting.
Total[1]	$10,856,362	$11,222,294
1    Both periods exclude fees related to audit work for Somers, which are subject to approval by Somers’ board of directors and its Audit Committee. See “Annex C - Non-GAAP Financial Measures” for additional information related to our interest in Somers.
The Audit Committee has considered whether the provision of these services is compatible with maintaining PricewaterhouseCoopers LLP’s independence. The Audit Committee approves all audit and permissible non-audit services performed for us by PricewaterhouseCoopers LLP, our independent registered public accounting firm. Prior to engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted and the Audit Committee requires the independent registered public accounting firm and management to report actual fees compared to the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent registered public accounting firm. The Audit Committee delegates pre-approval authority to one or more of its independent members. To the extent applicable, the member to whom such authority is delegated reports, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

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ITEM 5—APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board has the sole authority to appoint the independent registered public accounting firm. As required by Bermuda law, the shareholders are required to appoint the Audit Committee’s selection of the independent auditors. PricewaterhouseCoopers LLP has served as our independent registered public accounting firm since 1995. The Audit Committee of the Board and the Board believe that the retention of PricewaterhouseCoopers LLP to serve as independent registered public accounting firm for the fiscal year ending December 31, 2023, is in the best interests of the Company and its shareholders. The Audit Committee of the Board proposes and recommends that the shareholders appoint the firm of PricewaterhouseCoopers LLP to serve as independent registered public accounting firm of Arch Capital for the year ending December 31, 2023. Unless otherwise directed by the shareholders, proxies will be voted for the appointment of PricewaterhouseCoopers LLP to audit our consolidated financial statements for the year ending December 31, 2023. A representative of PricewaterhouseCoopers LLP will attend the Annual Meeting and will have an opportunity to make a statement and respond to appropriate questions.
Required Vote
The affirmative vote of a majority of the voting power of all of our issued and outstanding common shares represented at the Annual Meeting will be required for the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2023.
Recommendation of the Board

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL.

2023 PROXY STATEMENT |	82

SUBSIDIARY DIRECTORS
Under our bye-law 75, the boards of directors of any of our subsidiaries that are incorporated in Bermuda, the Cayman Islands and any other subsidiary designated by our Board, must consist of persons who have been elected by our shareholders as designated company directors (“Designated Company Directors”).
ITEM 6—ELECTION OF SUBSIDIARY DIRECTORS
Nominees
The persons named below have been nominated to serve as Designated Company Directors of our non-U.S. subsidiaries indicated below. Unless authority to vote for a nominee is withheld, the enclosed proxy will be voted for the nominee, except that the persons designated as proxies reserve discretion to cast their votes for other persons in the unanticipated event that the nominee is unable or declines to serve.

Arch Capital Holdings Ltd.	Arch Investment Management Ltd.
François Morin; Chiara Nannini	François Morin; Christine Todd

Arch Credit Risk Services (Bermuda) Ltd.	Arch Global Services Holdings Ltd.
Seamus Fearon; H. Beau Franklin; James Haney	Chris Hovey; François Morin

Arch Investment Property Holdings Ltd.	Alternative Re Holdings Limited, Alternative Re Limited
François Morin; David J. Mulholland	François Morin; Chiara Nannini

Arch Reinsurance Ltd.	Arch Underwriters Ltd.
Matthew Dragonetti; Jerome Halgan; Pierre Jal; Maamoun Rajeh	Matthew Dragonetti; Jerome Halgan; Pierre Jal; Maamoun Rajeh

Arch Investment Holdings I Ltd., Arch Investment Holdings II Ltd., Arch Investment Holdings III Ltd., Arch Investment Holdings IV Ltd.	Other Non-U.S. Subsidiaries, as Required or Designated Under Bye-Law 75 (except as otherwise indicated herein)
François Morin; David J. Mulholland; Christine Todd	François Morin; Maamoun Rajeh

Matthew Dragonetti, 53, is President and Head of Property for Arch Re Bermuda, a position he has held since November 2017. From 2012 to 2017, Mr. Dragonetti was the Head of Worldwide Property. He joined Arch Re Bermuda in November 2001 as a Senior Underwriter for U.S. Treaty Property, ultimately becoming Head of U.S. Property in 2005. Before joining Arch Re Bermuda, he served as Vice President at Odyssey Re and prior to that, he was a Vice President of Property Treaty for Terra Nova (Bermuda) Holdings Ltd. from 1998 to 2000. He started his reinsurance career at F&G Re as an Assistant Vice President international property from 1995 to 1998. Mr. Dragonetti has a B.S in Economics from Pennsylvania State University and an M.B.A. from Northeastern University.
Seamus Fearon, 42, serves as Executive Vice President, Credit Risk Transfer and European Markets for the Global Mortgage Group of Arch Capital. Mr. Fearon joined Arch Capital in September 2012 and previously served as the Chief Actuary of the Global Mortgage Group. Prior to joining Arch, Mr. Fearon was Associate Director and
Actuary for KPMG Dublin from 2008 to 2012. From 2003 to 2008, he was Pricing Actuary for Aviva General Insurance Ltd. Mr. Fearon is a Fellow of the Institute and Faculty of Actuaries and holds a B.Sc. in Actuarial Mathematics from Dublin City University. He also completed the Program for Leadership Development from Harvard Business School.
H. Beau Franklin, 53, is President and Chief Executive Officer, an Arch Capital position, for the International Mortgage Group. He joined Arch Capital in 2008 to assist in the development of the mortgage insurance segment and left in early 2010 to pursue personal interests. In 2012, Mr. Franklin consulted with Arch Capital to determine the feasibility of developing an Australian domiciled mortgage insurer. From May 2015 to September 2017, Mr. Franklin was appointed Chief Executive Officer of Arch LMI Pty Ltd. Prior to joining Arch, and for the period from 1998 to September 2008, Mr. Franklin was President and Chief Executive Officer of Financial Security Assurance International Ltd., and a director of XL Financial Assurance Ltd., which later

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became Syncora Capital Assurance Ltd. Mr. Franklin holds a B.A. from Bond University in Australia.
Jerome Halgan, 49, was appointed Chief Executive Officer of Arch Re Bermuda in January 2018. Mr. Halgan joined Arch in 2009 as Senior Underwriter with Arch Re Bermuda in Bermuda before being promoted to Chief Underwriting Officer in June 2012. He then took on the role of President of Arch Re (U.S.) in August 2014, a position he held until January 2016, when he was named Chairman, President and Chief Executive Officer of Arch Re (U.S.) before assuming his current role. Prior to Arch, Mr. Halgan worked with the Berkshire Hathaway Reinsurance Group as a Vice President from 2001 to 2009 and with Sorema N.A. Reinsurance Group from 1996 to 2001 with responsibilities within property underwriting and business analysis. Mr. Halgan holds an M.B.A. from the Stern School of Business and an engineering degree from the École Supérieure d’Électricité in France.
James Haney, 57, is Vice President and mortgage underwriter for Arch Re Bermuda. Mr. Haney joined Arch in January 2014 upon Arch Capital’s purchase of assets from PMI, where he spent eight years as PMI’s Director - Risk Transfer and Structured Transactions. Prior to PMI, Mr. Haney was the Director - Corporate Development, Acquisitions, and Finance for Irwin Home Equity Corporation from 1995 to 2006. From 1989 to 1994, he was an analyst in the mortgage trading group at Credit Suisse First Boston. Mr. Haney holds a B.S. in Operations Research from Columbia University School of Engineering and Applied Science and an M.B.A. from St. Mary’s College of California.
Chris Hovey, 56, is Chief Operations Officer of Arch Capital Services LLC. From July 2018 to January 2020, Mr. Hovey served as Executive Vice President and Chief Information Officer at Arch Capital Services LLC. Prior to that, he held the role of Chief Operating Officer of Arch Mortgage Insurance Company. Before joining Arch, Mr. Hovey acted as Chief Operating Officer for PMI since 2011. He also served as Senior Vice President of servicing operations and loss management for PMI, which he originally joined in 2002. Mr. Hovey holds a B.A. from San Francisco State University and an M.B.A. from Saint Mary’s College in Moraga, California.
Pierre Jal, 45, was appointed Global Chief Underwriting Officer for Arch Re Bermuda in November 2017. Mr. Jal joined Arch Re Europe as an underwriter/actuary in July 2007. He was appointed to senior international casualty/specialty underwriter in 2011. In 2012, Mr. Jal was appointed Chief Underwriting Officer P&C for Arch Re Europe. He was promoted to Chief Underwriting Officer in 2014. Prior to joining Arch, Mr. Jal held various underwriting and actuarial positions. From 2005 to 2007, he served as Underwriter/Head of Actuarial Department, of Scor Global P&C in Switzerland. From 2004 to 2005, he was first pricing actuary in charge of Nordics and the Netherlands before being promoted to reinsurance underwriter in charge of the French Market at Alea in Switzerland. Prior to this, Mr. Jal was an actuarial consultant at GECALUX in Luxemburg from 2002 to 2004. He started his reinsurance career in 2001 as a reinsurance pricing actuary at Gerling Globale Re in France. Mr. Jal holds an M.Sc. in Actuarial Science and is a fully qualified Member of the French Institute of Actuaries.
François Morin, 55, is Executive Vice President, Chief Financial Officer and Treasurer of Arch Capital, a position he has held since May 2018. Prior to such position, Mr. Morin served as Senior Vice President, Chief Risk Officer and Chief Actuary of Arch Capital, a position he held since May 2015. He joined Arch Capital in October 2011 as Chief Actuary and Deputy Chief Risk Officer. From January 1990 through September 2011, Mr. Morin served in various roles for Towers Watson & Co. and its predecessor firm, Towers Perrin Forster & Crosby, including its actuarial division, Tillinghast. He holds a B.Sc. in Actuarial Science from Université Laval in Canada. He is a Fellow of the Casualty Actuarial Society, a Chartered Financial Analyst, a Chartered Enterprise Risk Analyst and a Member of the American Academy of Actuaries.
David J. Mulholland, 56, has served as Senior Vice President and Chief PM, Onshore Portfolios at AIM since March 2022. Prior to March 2022, he served as Vice President at AIM, which he joined in January 2006. Prior to that time, he spent 11 years at STW Fixed Income Management where he held the title of Principal and Portfolio Manager. From 1990 to 1994, he worked as a money market and foreign exchange trader in the treasury department of the Bank of Butterfield in Bermuda. Mr. Mulholland holds a B.S. with a concentration in finance from Boston University.
Chiara Nannini, 43, has practiced law at Conyers since 2008, where she has been a director since 2017. Ms. Nannini obtained a B.A. in Politics and Italian from the University of Virginia in 2003 and received her law degree from the London School of Economics and Political Science in 2006. Since joining Conyers, Ms. Nannini was based in Conyers’ São Paulo, Brazil office from 2010 to 2013.

2023 PROXY STATEMENT |	84

Maamoun Rajeh, 52, has served as Chairman and Chief Executive Officer of Arch Worldwide Reinsurance Group since October 2017. From July 2014 to September 2017, he was Chairman and Chief Executive Officer of Arch Re Bermuda. He joined Arch Re Bermuda in 2001 as an underwriter, ultimately becoming Chief Underwriting Officer in November 2005. Most recently, he was President and Chief Executive Officer of Arch Re Europe from October 2012 to July 2014. From 1999 to 2001, Mr. Rajeh served as Assistant Vice President at HartRe, a subsidiary of The Hartford Financial Services Group, Inc. Mr. Rajeh also served in several business analysis positions at the United States Fidelity and Guarantee Company between 1992 and 1996 and as an underwriter at F&G Re from 1996 to 1999. He has a B.S. from The Wharton School of Business of the University of Pennsylvania and he is a Chartered Property Casualty Underwriter.

Christine Todd, 56, is Senior Vice President, Chief Investment Officer of Arch Capital and President of AIM. She joined Arch in June 2021 and has responsibility for setting the firm’s investment strategy and managing the day-to-day operations of the investment portfolio. Prior to joining Arch, Ms. Todd was Head of Fixed Income, U.S., for Amundi US from February 2019 to May 2021. She has also held executive roles at Neighborly Investments, Standish Mellon Asset Management Company LLC and Gannett, Welsh & Kotler. She is a Chartered Financial Analyst and holds a B.A. from Georgetown University and an M.B.A. from Boston University.
Required Vote
The affirmative vote of a majority of the voting power of all of our issued and outstanding common shares represented at the Annual Meeting will be required for the election of Designated Company Directors.
Recommendation of the Board

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL.

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ANNEX A—GENERAL INFORMATION

Internet Availability of Proxy Materials
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on May 4, 2023: For the convenience of our shareholders, this Proxy Statement and the 2022 Annual Report for the Annual Meeting to be held on May 4, 2023 are available at: proxyvote.com.
Notice and Access
We are furnishing proxy materials to our shareholders primarily via the internet under the SEC’s “Notice and Access” rules. On or about March 23, 2023, we expect to mail to our shareholders a Notice of Internet Availability containing instructions on how to access our proxy materials, including our Proxy Statement and 2022 Annual Report. The Notice of Internet Availability also will instruct you on how to access and submit your proxy through the internet, by phone or with your mobile device.
We are providing internet distribution of our proxy materials to expedite receipt by shareholders, reduce costs and conserve paper. However, if you would like to receive printed proxy materials, please follow the instructions on the Notice of Internet Availability.

Electronic Access to Proxy Materials
This Proxy Statement and our 2022 Annual Report are available at proxyvote.com or at the Company’s website, archgroup.com. If you received paper copies of this year’s Proxy Statement and Annual Report by mail, you can elect to receive an e-mail message in the future that will provide a link to those documents on the internet. By opting to access your proxy materials via the internet, you will:
▪ gain faster access to your proxy materials;
▪ help reduce production and mailing costs;
▪ reduce the amount of mail you receive; and
▪ save paper.
If you have already enrolled in the electronic access service, you will continue to receive your proxy materials by e-mail, unless and until you change your delivery preference.
Registered and Beneficial Shareholders may enroll in the electronic proxy and annual report access service for future annual general meetings by registering at proxyvote.com. If you vote via the internet, simply follow the prompts that link you to that website.

Shareholders Entitled to Vote and Voting Standard
Our Board set March 7, 2023 as the record date for the Annual Meeting. This means that shareholders as of the close of business on that date are entitled to receive this notice of the Annual Meeting and vote at the Annual Meeting and any and all postponements or adjournments of the Annual Meeting.
On the record date, there were 372,519,946 common shares issued and outstanding and entitled to vote, subject to our bye-laws (described below). At that date, there were an estimated 1,261 holders of record and approximately 230,002 beneficial holders of the common shares. Each holder of record of shares on the record date is entitled to cast one vote per share, subject to the limitations described below. Only holders of the Company’s common shares may vote at the Annual Meeting. The Company’s issued and outstanding preferred shares have no voting rights (except in very limited circumstances, which do not currently apply).
How to Vote
You are encouraged to vote in advance of the Annual Meeting, even if you are planning to attend.
You can use any of the following methods listed to vote. Make sure you have your proxy card, Notice or Voting Instruction Form in hand and follow the instructions.

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Registered Shareholders
Shareholders who hold their shares directly with our stock registrar, American Stock Transfer & Trust Company, can vote any one of several ways.
Via the Internet: Visit proxyvote.com and follow the instructions on the website.
If you vote via the internet or by phone, your voting instructions may be transmitted until 11:59 p.m. Eastern Daylight Time on May 3, 2023.
By Phone: Call 1-800-690-6903 and follow the voice prompts.

By Mail: Sign, date and return the proxy card.
By QR Code: Scan the QR Code on your proxy
card, Notice or Voting Instruction Form to vote with your mobile device.
Attending the Meeting: Attend the Annual Meeting, or send a personal representative with an appropriate proxy, to vote by ballot at the meeting (see below “Annual Meeting Attendance”).
Beneficial Shareholders
Shareholders who hold their shares beneficially through an institutional holder of record such as a bank or broker (sometimes referred to as holding shares “in street name”), will receive voting instructions from that holder of record. If you wish to vote at the Annual Meeting, you must obtain a legal proxy from the holder of record of your shares and present it at the meeting.

Quorum; Votes Required for Approval
The presence of two or more persons representing, in person or by proxy, including proxies properly submitted by mail, telephone or internet, at least a majority of the voting power of our shares issued and outstanding and entitled to vote at the Annual Meeting is necessary to constitute a quorum. If a quorum is not present, the Annual Meeting may be adjourned until a quorum is obtained. The affirmative vote of a majority of the voting power of the shares represented at the Annual Meeting will be required for approval of each of the proposals, except for Item 1 as described below and Items 2 and 3, which are advisory and do not have a required vote.
With respect to Item 1, in any uncontested election of directors, the affirmative vote of a majority of the votes cast will be required to elect each director. In the event of a director election in which the number of director nominees exceeds the number of directors to be elected, the directors will be elected by a plurality of the votes cast for such directors. Our Corporate Governance Guidelines provide that in an uncontested election, any nominee for director who fails to receive a majority of the votes cast in such election will be obligated to tender his or her resignation to the Board. The Nominating and Governance Committee or other Committee designated by our Board will consider any such resignation and make a recommendation to the Board whether to accept or reject the resignation. The Board would then be required to accept or reject the resignation within 90 days following certification of the election results, taking into account all relevant facts and circumstances, and would publicly disclose its reasons if the resignation is not accepted.
An automated system administered by our distribution and tabulation agent will tabulate votes cast by proxy at the Annual Meeting, and our inspector will tabulate votes cast during the Annual Meeting. Abstentions and broker non-votes (i.e., shares held by a broker which are represented at the meeting but with respect to which such broker does not have discretionary authority to vote on a particular proposal) will be counted for purposes of determining whether or not a quorum exists. Abstentions will not be considered in determining the number of votes necessary for approval of Item 1 and will be considered in determining the number of votes necessary for approval of Items 4, 5 and 6.
Several of our officers and directors will be present at the Annual Meeting and available to respond to questions. Our independent auditors are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

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Effect of Your Proxy
Your proxy authorizes another person to vote your shares on your behalf at the Annual Meeting.
If your valid proxy is received by internet, telephone or mail before the deadline, the persons designated as proxies will vote your shares per your directions. We have designated two of our officers as proxies for the 2023 Annual Meeting—Marc Grandisson and François Morin.
Should any other matter not referred to in this Proxy Statement properly come before the meeting, the designated proxies will vote in their discretion. If any director nominee should refuse or be unable to serve, an event that is not anticipated, your shares will be voted for the person designated by the Board to replace such nominee or, alternatively, the Board may reduce the number of directors on the Board.

Effect of Not Casting Your Vote
Registered Shareholders
When a valid proxy is received, but specific choices are not indicated, the designated proxies will vote as recommended by the Board.
Beneficial Shareholders
It is critical that you cast your vote if you want it to count in the election of directors and most other items on the agenda. Under applicable regulations, if you hold your shares beneficially and do not instruct your bank, broker or other holder of record on how to vote your shares, the holder of record will only have discretion to vote your uninstructed shares on the appointment of our independent registered public accounting firm (Item 5). The holder of record will not have discretion to vote your uninstructed shares on the election of five Class I directors (Item 1), the advisory vote to approve NEO compensation (Item 2), the advisory vote of preferred frequency for advisory vote on named executive officer compensation (Item 3), approval of the Amended and Restated Arch Capital Group Ltd. 2007 Employee Share Purchase Plan (Item 4) or the election of certain individuals as Designated Company Directors of certain of our non-U.S. subsidiaries, as required by our bye-laws (Item 6), resulting in “broker non-votes” on those items.

Revoking Your Proxy or Changing Your Vote
You may change your vote at any time before the proxy is exercised.
Registered Shareholders
If you voted by mail, you may revoke your proxy at any time before it is exercised by executing and delivering a timely and valid later-dated proxy, by voting by ballot at the meeting or by giving written notice to the Secretary. If you voted via the internet or by phone, you may change your vote with a timely and valid later internet or telephone vote, or by voting by ballot at the meeting.
Attendance at the meeting will not have the effect of revoking a proxy unless (1) you give proper written notice of revocation to the Secretary before the proxy is exercised, or (2) you vote by ballot at the meeting.
Beneficial Shareholders
Follow the specific directions provided by your bank, broker or other holder of record to change or revoke any voting instructions you have already provided. Alternatively, you may vote your shares by ballot at the meeting if you obtain a legal proxy from your holder of record and present it at the meeting.

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Annual Meeting Attendance
If you were a shareholder as of the record date, March 7, 2023, you are invited to attend our Annual Meeting.
Where: virtualshareholdermeeting.com/ACGL2023
To log in to the Annual Meeting as a shareholder, a control number will be required. For registered shareholders, the control number can be found on your proxy card, voting instruction form or notice to shareholders.
Submitting Questions in Advance:
Any questions for the Annual Meeting must be submitted in advance at shareholderinfo@archgroup.com by 11:59 p.m. Eastern Daylight Time on May 1, 2023.
Date:
Thursday, May 4, 2023
Time:
12:00 p.m. local Bermuda time (11:00 a.m. Eastern Daylight Time)

Limitation on Voting Under Our Bye-laws
Under our bye-laws, if the votes conferred by shares of the Company, directly or indirectly or constructively owned (within the meaning of Section 958 of the Internal Revenue Code of 1986, as amended (the “Code”)), by any U.S. person (as defined in Section 7701(a)(30) of the Code) would otherwise represent more than 9.9% of the voting power of all shares entitled to vote generally at an election of directors, the votes conferred by such shares or such U.S. person will be reduced, subject to certain exceptions, by whatever amount is necessary so that after any such reduction the votes conferred by the shares of such person will constitute 9.9% of the total voting power of all shares entitled to vote generally at an election of directors. There may be circumstances in which the votes conferred on a U.S. person are reduced to less than 9.9% as a result of the operation of our bye-laws because of shares that may be attributed to that person under the Code.
Notwithstanding the provisions of our bye-laws described above, after having applied such provisions as best as they consider reasonably practicable, the Board may make such final adjustments to the aggregate number of votes conferred by the shares of any U.S. person that they consider fair and reasonable in all the circumstances to ensure that such votes represent 9.9% of the aggregate voting power of the votes conferred by all shares of Arch Capital entitled to vote generally at an election of directors.
In order to implement our bye-laws, we will assume that all shareholders are U.S. persons unless we receive assurances satisfactory to us that they are not U.S. persons.

Proxy Solicitation
Proxies are being solicited by and on behalf of the Board. In addition to the use of the mail, proxies may be solicited by personal interview, phone, telegram and facsimile, in each case by our directors, officers and employees.
The Company is paying the entire costs of the solicitation. We have retained MacKenzie Partners, Inc. to aid in the solicitation of proxies and verify records related to the solicitation for a fee of approximately $13,500 plus expenses. We will reimburse brokerage houses, nominees, fiduciaries and other custodians for their costs in forwarding proxy materials. We may request by phone, facsimile, mail, electronic mail or other means the return of the proxy cards. Please contact MacKenzie Partners at 1-800-322-2885 with any questions you may have regarding our proposals.

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Corporate Governance Materials
Shareholders can see our Board Committee Charters; Code of Business Conduct; Corporate Governance Guidelines and other corporate governance materials at archgroup.com. Copies of these documents, as well as additional copies of this Proxy Statement, are available to shareholders, without charge, upon request to:
Arch Capital Group Ltd.
Waterloo House, Ground Floor
100 Pitts Bay Road
Pembroke HM 08, Bermuda
Attention: Secretary
E-Mail: shareholderinfo@archgroup.com

Reduce Duplicate Mailings
We have adopted a procedure approved by the SEC called “householding.” Under this procedure, registered shareholders, who have the same address and last name and who receive either Notices or paper copies of the proxy materials in the mail, will receive only one copy of our proxy materials, or a single envelope containing the Notices for all shareholders at that address. This consolidated method of delivery will continue unless one or more of these shareholders notifies us that they would like to receive individual copies of proxy materials. This procedure reduces our printing costs and postage fees. Shareholders who participate in householding will continue to receive separate proxy cards or Notices that include each shareholder’s unique control number for voting the shares held in each account.
Registered Shareholders who wish to discontinue householding and receive separate copies of proxy materials may notify Broadridge by calling 1-866-540-7095, or send a written request to the Company’s Secretary at the address of our principal office.
Beneficial Shareholders may request information about householding from your bank, broker or other holder of record.

Shareholder Proposals for the 2024 Annual General Meeting
To be included in our Proxy Statement and form of proxy relating to the 2024 annual general meeting, all proposals of security holders intended to be presented at the 2024 annual general meeting must be received by the Company not later than November 24, 2023 and must comply with Rule 14a-8 of the Exchange Act.
For any proposal that is not submitted for inclusion in next year’s Proxy Statement (as described in the preceding paragraph) but is instead sought to be presented directly at next year’s annual general meeting, the rules of the SEC permit management to vote proxies in its discretion if we do not receive notice of the proposal on or before the deadline for advance notice set forth in our bye-laws as described below.
Our bye-laws provide that any shareholder desiring to make a proposal or nominate a director at an annual general meeting must provide written notice of such proposal or nomination to the Secretary of the Company at least 50 days prior to the date of the annual general meeting at which such proposal or nomination is proposed to be voted upon (or, if less than 55 days’ notice of an annual general meeting is given, shareholder proposals and nominations must be delivered no later than the close of business of the seventh day following the day notice was mailed). The date of our 2024 annual general meeting is expected to be held no earlier than May 2, 2024 and no later than May 4, 2024. As a result, any shareholder desiring to make a proposal or nominate a director at the 2024 annual general meeting must provide written notice of such proposal or nomination no

2023 PROXY STATEMENT |	A-5

later than March 13 through March 15, 2024, as applicable in order to comply with our bye-laws (except see below regarding nominations pursuant to the universal proxy rules). Any such proposal or nomination must include the information required under our bye-laws with respect to each proposal or nomination and the shareholder making such proposal or nomination.
In addition, to comply with the universal proxy rules under the Exchange Act, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees at the 2024 annual general meeting generally must provide written notice no later than 60 calendar days prior to the anniversary of the previous year’s annual meeting date. As a result, any shareholder desiring to nominate a director at the 2024 annual general meeting must provide written notice of such nomination no later than March 5, 2024. Such notice also must set forth the information required by Rule
14a-19 under the Exchange Act in addition to the information required under our bye-laws.
A shareholder proponent must be a shareholder of the Company who was a shareholder of record both at the time of giving of notice and at the time of the annual general meeting and who is entitled to vote at the annual general meeting.
Proposals and other items of business should be directed to the attention of:
Arch Capital Group Ltd.
Waterloo House, Ground Floor
100 Pitts Bay Road
Pembroke HM 08, Bermuda
Attention: Secretary
E-Mail: shareholderinfo@archgroup.com

Contacting Our Board, Individual Directors and Committees
You can contact any of our directors by writing to them care of:
Arch Capital Group Ltd.
Waterloo House, Ground Floor
100 Pitts Bay Road
Pembroke HM 08, Bermuda
Attention: Secretary
E-Mail: shareholderinfo@archgroup.com
Employees and others who wish to contact the Board or any member of the Audit Committee to report any complaint or concern with respect to accounting, internal accounting controls or auditing matters, may do so anonymously by using the above address.

Registered and Principal Executive Offices

Our registered office is located at:	Our principal executive offices are located at:
Clarendon House 2 Church Street Hamilton HM 11, Bermuda Phone: (441) 295-1422	Waterloo House, Ground Floor 100 Pitts Bay Road Pembroke HM 08, Bermuda Phone: (441) 278-9250

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ANNEX B—AMENDED AND RESTATED ARCH CAPITAL GROUP LTD. 2007 EMPLOYEE SHARE PURCHASE PLAN
(Effective February 24, 2023)
1. Purpose.
The purpose of this Plan is to provide an opportunity for Employees of Arch Capital Group Ltd. (the “Company”) and its Participating Subsidiaries, to purchase common shares of the Company and thereby to have an additional incentive to contribute to the prosperity of the Company. It is the intention of the Company that the Plan qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”), although the Company makes no undertaking nor representation to maintain such qualification.
2. Definitions.
The following terms, when used in the Plan, shall have the following meanings:
(a) “Board” or “Board of Directors” means the Board of Directors of the Company, as constituted from time to time.
(b) “Code” means the Internal Revenue Code of 1986, as amended from time to time. References to a particular section of the Code include any successor provisions.
(c) “Committee” means the committee appointed by the Board of Directors to administer the Plan pursuant to the provisions of Section 3(a) below.
(d) “Common Shares” means the common shares, par value $0.0011 per share, of the Company.
(e) “Company” means Arch Capital Group Ltd., a Bermuda company.
(f) “Fair Market Value” on a particular date means the mean between the highest and lowest sales prices of a share of Common Shares on the principal stock exchange or stock market on which the Common Shares may be listed or admitted to trading. If there were no sales on such date, the respective prices on the most recent prior day on which sales were reported shall be used. If the foregoing method of determining fair market value should be inconsistent with Section 423 of the Code, “Fair Market Value” shall be determined by the Committee in a manner consistent with Section 423 of the Code and shall mean the value as so determined.
(g) “Offering” means a period, designated by the Committee in accordance with the provisions of Section 6 of the Plan, on the first day of which options will be granted to eligible employees pursuant to Section 8(a) of the Plan and on the last day of which such options will be deemed exercised or will expire, as applicable, in accordance with Section 8(b) of the Plan.
(h) “Participant” or “Participating Employee” means an employee of the Company or a Participating Subsidiary who is eligible to participate in an Offering under the Plan pursuant to Section 5 below and who elects to participate in such Offering in accordance with Section 6 below.
(i) “Participating Subsidiary” means, with respect to an Offering under the Plan, a Subsidiary the employees of which are authorized by the Committee as provided in Section 5 below to participate in such Offering.
(j) “Plan” means the Amended and Restated Arch Capital Group Ltd. Employee Share Purchase Plan set forth herein, as amended from time to time.
(k) “Parent” means a parent corporation as defined in Section 424(e) of the Code, including a corporation which becomes such a parent in the future.

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(l) “Subsidiary” means a subsidiary corporation as defined in Section 424(f) of the Code, including a corporation which becomes such a subsidiary in the future.
(m) “Total Compensation” means, unless otherwise determined by the Committee, with respect to any Offering, the cash compensation received by a Participating Employee from the Company or a Participating Subsidiary for services, including overtime, premium pay, commissions and annual bonus, in each case prior to reduction for pre-tax contributions made to a plan or salary reduction contributions to a plan excludable from income under Sections 125 or 402(g) of the Code. Notwithstanding the foregoing, “Total Compensation” shall not include severance pay, stay-on bonuses, retirement income, welfare benefits or income derived from share options, share appreciation rights or other equity-based compensation.
3. Administration.
(a) The Plan shall be administered by a committee of the Board consisting of two or more directors appointed from time to time by the Board.
(b) Subject to the provisions of the Plan, the powers of the Committee shall include having the authority, in its discretion, to:
(i) define, prescribe, amend and rescind rules, regulations, procedures, terms and conditions relating to the Plan; and
(ii) interpret, administer and construe the Plan and make all other determinations necessary or advisable for the administration of the Plan, including but not limited to correcting defects, reconciling inconsistencies and resolving ambiguities.
(c) The interpretation by the Committee of the terms and conditions of the Plan, and its administration of the Plan, and all action taken by the Committee, shall be final, binding and conclusive on the Company, its shareholders, Subsidiaries, all Participants and employees, and upon their respective successors and assigns, and upon all other persons claiming under or through any of them.
(d) Members of the Board, members of the Committee and persons to whom authority is delegated under Section 3(e) below acting under this Plan shall be fully protected in relying in good faith upon the advice of counsel and shall incur no liability except for gross or willful misconduct in the performance of their duties.
(e) The Committee may delegate its authority to administer the Plan to any individuals as the Committee may determine and such individuals shall serve solely at the pleasure of the Committee. Any individuals who are authorized by the Committee to administer the Plan shall have the full power to act on behalf of the Committee, but shall at all times be subordinate to the Committee and the Committee shall retain ultimate authority for the administration of the Plan.
4. Shares Subject to the Plan.
(a) Subject to paragraph (c) below, the aggregate number of shares of Common Shares which may be sold under the Plan is 12,750,000 shares of Common Shares.
(b) If the number of shares of Common Shares that Participating Employees become entitled to purchase is greater than the number of shares of Common Shares that are offered in a particular Offering or that remain available under the Plan, the available shares of Common Shares shall be allocated by the Committee among such Participating Employees in such manner as it deems fair and equitable.
(c) In the event of any change in the Common Shares, through recapitalization, merger, consolidation, stock dividend or split, combination or exchange of shares, spinoff or otherwise, the Committee may make such equitable adjustments in the Plan and the then outstanding Offerings as it deems necessary and appropriate including, but not limited to, changing the number of shares of Common Shares reserved under the Plan, the maximum number of shares of Common Shares that may be purchased by a Participant in any Offering, and the purchase price of shares in the current Offering; provided that any such adjustments shall be consistent with Sections 423 and 424 of the Code.
(d) Shares of Common Shares which are to be delivered under the Plan may be obtained by the Company from its treasury, by purchasing such shares on the open market or from private sources, or by issuing authorized but unissued

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shares of its Common Shares. Shares of authorized but unissued Common Shares may not be delivered under the Plan if the purchase price thereof is less than the par value (if any) of the Common Shares at the time. The Committee may (but need not) provide at any time or from time to time (including without limitation upon or in contemplation of a change in control) for a number of shares of Common Shares equal in number to the number of shares then subject to options under this Plan to be issued or transferred to, or acquired by, a trust (including but not limited to a grantor trust) for the purpose of satisfying the Company’s obligations under such options, and, unless prohibited by applicable law, such shares held in trust shall be considered authorized and issued shares with full dividend and voting rights, notwithstanding that the options to which such shares relate might not be exercisable at the time.
5. Eligibility.
(a) All employees of the Company and any Participating Subsidiaries designated by the Committee from time to time will be eligible to participate in the Plan, in accordance with and subject to such rules and regulations as the Committee may prescribe; provided, however, that (a) such rules shall comply with the requirements of the Code (including but not limited to Section 423(b)(3), (4) and (8) thereof), (b) the Committee may (but need not) in its discretion exclude employees who have been employed by the Company or a Participating Subsidiary less than two years, whose customary employment is 20 hours or less per week, whose customary employment is for not more than five months in any calendar year, or who are highly compensated employees within the meaning of Section 414(q) of the Code from being eligible to participate in the Plan or any Offering, (c) no employee may be granted an option under the Plan if such employee, immediately after the option is granted, owns stock possessing 5% or more of the total combined voting power or value of all classes of stock of his employer corporation or any Parent or Subsidiary (with the rules of Section 424(d) of the Code applicable in determining the stock ownership of an employee, and stock which the employee may purchase under outstanding options, whether or not such options qualify for the special tax treatment afforded by Section 421 (a) of the Code, shall be treated as stock owned by the employee), and (d) all Participating Employees shall have the same rights and privileges under an Offering except for differences which may be mandated by local law and which are consistent with Section 423(b)(5) of the Code.
6. Offerings; Participation.
The Company may make Offerings of up to 27 months’ duration each, to eligible employees to purchase shares of Common Shares under the Plan, until all shares authorized to be delivered under the Plan have been exhausted or until the Plan is sooner terminated by the Board. Subject to the preceding sentence, the number, commencement date and duration of any Offerings shall be determined by the Committee in its sole discretion; provided that, unless the Committee determines otherwise, Offerings shall commence on June 1st and shall terminate on November 30th and they shall commence on December 1st and terminate on May 31st. The duration of any Offering need not be the same as the duration of any other Offering, and more than one Offering may commence or terminate on the same date if the Committee so provides. Subject to such rules and procedures as the Committee may prescribe, an eligible employee may elect to participate in an Offering at such time(s) as the Committee may permit by authorizing a payroll deduction (to the extent permitted by applicable local law) for such purpose in one percent increments of up to a maximum of twenty percent of his or her Total Compensation with respect to such Offering or such lesser amount as the Committee may prescribe. Participant elections may be made in any manner deemed appropriate by the Committee from time to time, including by voice response or through the internet. The Committee may (but need not) permit employee contributions to be made by means other than payroll deductions, provided that in no event shall an employee’s contributions (excluding interest, if any, credited pursuant to Section 7(a) below) from all sources in any Offering exceed twenty percent of his or her Total Compensation with respect to such Offering or such lesser amount as the Committee may prescribe. The Committee may at any time suspend or accelerate the completion of an Offering if required by law or deemed by the Committee to be in the best interests of the Company, including in the event of a change in ownership or control of the Company or any Subsidiary.
7. Payroll Deductions.
(a) The Company will maintain payroll deduction accounts on its books for all Participating Employees, and may (but need not, unless required by applicable law) credit such accounts with interest if (and only if) the Committee so directs at such rate (if any) as the Committee may prescribe. All employee contributions and any interest thereon which the Committee may authorize in accordance with the preceding sentence shall be credited to such accounts. Employee contributions and any interest credited to the payroll deduction accounts of Participating Employees need not, unless required by applicable law, be segregated from other corporate funds and, to the extent permitted by applicable law, may be used for any corporate purpose.

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(b) At such times as the Committee may permit and subject to such rules and procedures as the Committee may prescribe, a Participating Employee may suspend his or her payroll deduction during an Offering, or may withdraw the balance of his or her payroll deduction account and thereby withdraw from participation in an Offering.
(c) Any balance remaining in an employee’s payroll deduction account after shares have been purchased in an Offering pursuant to Section 8(b) below will be refunded to the Participating Employee, except that, unless otherwise determined by the Committee, any such remaining balance in an amount representing a fractional share shall be carried forward and applied, subject to the Participating Employee’s withdrawal right, toward the purchase of additional stock by the Participating Employee in the subsequent Offering. Upon termination of the Plan, all amounts in the accounts of Participating Employees shall be carried forward into their payroll deduction accounts under a successor plan, if any, or refunded to them, as the Committee may decide.
(d) In the event of the termination of a Participating Employee’s employment for any reason, his or her participation in any Offering under the Plan shall cease, no further amounts shall be deducted pursuant to the Plan and the balance in the employee’s account shall be paid as soon as practicable following such termination of employment to the employee, or, in the event of the employee’s death, to the employee’s beneficiary designated under this Plan or, in the absence of such a beneficiary designation, to the employee’s estate.
8. Purchase; Limitations.
(a) Subject to Section 5 above and within the limitations of Section 8(d) below, each person who is an eligible employee of the Company or a Participating Subsidiary on the first day of an Offering under the Plan is hereby granted an option, on the first day of such Offering, to purchase a number of whole and/or partial shares of Common Shares at the end of such Offering determined by dividing twenty percent (or such lesser percentage as may be specified by the Committee as the maximum employee contribution percentage in such Offering) of such employee’s Total Compensation with respect to such Offering, plus such interest (if any) as the Committee may authorize to be credited during such Offering in accordance with Section 7(a) above, by 85 percent of the Fair Market Value of a share of Common Shares on the first date of such Offering, provided that in no event shall the number of shares of Common Shares that may be purchased under any such option exceed 9,000 shares (as adjusted in accordance with Section 4(c) above) or such higher or lower number of whole or partial shares as the Committee may have specified in advance of such Offering as the maximum amount of shares which may be purchased by an employee in such Offering. The purchase price of such shares under such options shall be determined in accordance with Section 8(c) below. The Company’s obligation to sell and deliver Common Shares in any Offering or pursuant to any such option shall be subject to the approval of any governmental authority whose approval the Committee determines it is necessary or advisable to obtain in connection with the authorization, issuance, offer or sale of such Common Shares.
(b) As of the last day of the Offering, the payroll deduction account of each Participating Employee shall be totaled. Subject to the provisions of Section 7(b) above and 8(d) below, if such account contains sufficient funds as of that date to purchase one or more whole or partial shares of Common Shares at the price determined under Section 8(c) below, the Participating Employee shall be conclusively deemed to have exercised the option granted pursuant to Section 8(a) above for as many whole or partial shares of Common Shares as the amount of his or her payroll deduction account (including any contributions made by means other than payroll deductions and including any interest credited to the account) at the end of the Offering can purchase (but in no event for more than the total number of shares that are subject to the option); such employee’s account will be charged for the amount of the purchase and for all purposes under the Plan the employee will be deemed to have acquired the shares on that date; and either a stock certificate representing such shares will be issued to him or her, or the Company’s record keeper will make an entry on its books and records evidencing that such shares have been duly issued or transferred as of that date, as the Committee may direct. Notwithstanding any provision of the Plan to the contrary, unless otherwise determined by the Committee, fractional shares may not be purchased under the Plan. Any option granted pursuant to Section 8(a) above which is not deemed exercised as of the last day of the Offering in accordance with the foregoing provisions of this Section 8(b) shall expire on that date.
(c) Unless the Committee determines before the first day of an Offering that a different price that complies with Section 423 of the Code shall apply, the price at which shares of Common Shares may be purchased under each option granted pursuant to Section 8(a) above shall be an amount equal to 85 percent of the Fair Market Value of the Common Shares at the beginning of the Offering Period.
(d) In addition to any other limitations set forth in the Plan, no employee may be granted an option under the Plan which permits his or her rights to purchase shares under the Plan, and any other stock purchase plan of his or her

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employer corporation and its Parent and Subsidiary that is qualified under Section 423 of the Code, to accrue at a rate which exceeds US$25,000 of the Fair Market Value of such shares (determined at the time such option is granted) for each calendar year in which the option is outstanding at any time. The Committee may further limit the amount of Common Shares which may be purchased by any employee during an Offering in accordance with Section 423(b)(5) of the Code.
9. No Transfer.
(a) No option, right or benefit under the Plan may be transferred by any employee, whether by will, the laws of descent and distribution, or otherwise, and all options, rights and benefits under the Plan may be exercised during an employee’s lifetime only by such employee.
(b) Book entry accounts and certificates for shares of Common Shares purchased under the Plan may be maintained or registered, as the case may be, only in the name of the Participating Employee.
10. Committee Rules For Foreign Jurisdictions.
With respect to employees of the Company or any Subsidiary who reside or work outside the United States, the Committee may, in its sole discretion, adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules and procedures regarding handling of payroll deductions, payment of interest, conversion of local currency, payroll tax, withholding procedures and handling of stock certificates which vary with local requirements; provided, however, if such varying provisions are not in accordance with the provisions of Section 423(b) of the Code, including but not limited to the requirement of Section 423(b)(5) of the Code that all options granted under the Plan shall have the same rights and privileges unless otherwise provided under the Code and the regulations promulgated thereunder, then the individuals affected by such varying provisions shall be deemed to be participating under a sub-plan and not in the Plan. The Committee may also adopt sub-plans applicable to particular Subsidiaries or locations, which sub-plans may be designed to be outside the scope of Section 423 and shall be deemed to be outside the scope of Section 423 unless the terms of the sub-plan provide to the contrary. The rules of such sub-plans may take precedence over other provisions of this Plan, with the exception of Section 4, but unless otherwise superseded by the terms of such sub-plan, the provisions of this Plan shall govern the operation of such sub-plan. The Committee shall not be required to obtain the approval of shareholders prior to the adoption, amendment or termination of any sub-plan unless required by the laws of the foreign jurisdiction in which eligible employees participating in the sub-plan are located.
11. Effective Date and Duration of Plan.
The Plan shall become effective when adopted by the Board, provided that the shareholders of the Company approve it within 12 months thereafter. If not so approved by shareholders, the Plan shall be null, void and of no force or effect. If so approved, the Plan shall remain in effect until all shares authorized to be issued or transferred hereunder have been exhausted or until the Plan is sooner terminated by the Board of Directors, and may continue in effect thereafter with respect to any options outstanding at the time of such termination if the Board of Directors so provides.
12. Amendment and Termination of the Plan.
The Plan may be amended by the Board of Directors, without shareholder approval, at any time and in any respect, unless shareholder approval of the amendment in question is required under Section 423 of the Code. The Plan may also be terminated at any time by the Board of Directors.
13. General Provisions.
(a) Nothing contained in this Plan shall be deemed to confer upon any person any right to continue as an employee of or to be associated in any other way with the Company for any period of time or at any particular rate of compensation.
(b) No person shall have any rights as a shareholder of the Company with respect to any shares optioned under the Plan until such shares are issued or transferred to him or her.

B-5	| 2023 PROXY STATEMENT

(c) All expenses of adopting and administering the Plan shall be borne by the Company, and none of such expenses shall be charged to any employee.
(d) The Plan shall be governed by and construed under the laws of the State of New York, without giving effect to the principles of conflict of laws of that State.
(e) The Company shall not be under any obligation to issue Common Shares upon the exercise of any option unless and until the Company has determined that: (i) it and the Participant have taken all actions required to register the Common Shares under the Securities Act of 1933, or to perfect an exemption from the registration requirements thereof; (ii) any applicable listing requirement of any stock exchange on which the Common Shares is listed has been satisfied; and (iii) all other applicable provisions of state, federal and applicable foreign law have been satisfied.

2023 PROXY STATEMENT |	B-6

ANNEX C—NON-GAAP FINANCIAL MEASURES
In presenting our results for purposes of compensation determinations, we include and discuss certain non-GAAP financial measures as defined in Regulation G. We believe that these non-GAAP financial measures, which may be defined differently by other companies, are important for an understanding of our overall results of operations and financial condition. However, they should not be viewed as a substitute for measures determined in accordance with GAAP.
After-tax operating income available to Arch common shareholders is defined as net income available to Arch common shareholders, excluding net realized gains or losses (which includes changes in the allowance for credit losses on financial assets and net impairment losses recognized in earnings), equity in net income or loss of investment funds accounted for using the equity method, net foreign exchange gains or losses, transaction costs and other, income taxes and loss on redemption of preferred shares. The table below presents the reconciliation of net income available to Arch common shareholders to after-tax operating income available to Arch common shareholders.
Annualized operating return on average common equity represents after-tax operating income available to Arch common shareholders divided by average common shareholders’ equity during the period. Management uses Operating ROE as a key measure of the return generated to our common shareholders.
The following table summarizes our consolidated financial data, including a reconciliation of net income available to Arch common shareholders to after-tax operating income available to Arch common shareholders. Each line item reflects the impact of our percentage ownership of Somers’ common equity through June 30, 2021. In July 2021, the Company announced the completion of the previously disclosed acquisition of Somers by Greysbridge Holdings Ltd., (“Greysbridge”). Based on the governing documents of Greysbridge, the Company has concluded that, while it will retain significant influence over Somers, Somers no longer constitutes a variable interest entity. Effective July 1, 2021, Arch no longer consolidates the results of Somers in its consolidated financial statements and footnotes.

	Year Ended
	December 31,
(in millions)	2022	2021	2020	2019	2018	2017	2016	2015	2014	2013
Net income available to Arch common shareholders (a)	$1,436	$2,093	$1,364	$1,595	$714	$567	$665	$516	$812	$688
Net realized (gains) losses	663	(307)	(815)	(350)	301	(142)	(47)	129	(100)	(70)
Equity in net (income) of investment funds accounted for using the equity method	(116)	(366)	(147)	(124)	(46)	(142)	(48)	(25)	(20)	(36)
Net foreign exchange losses (gains)	(101)	(43)	81	11	(60)	114	(32)	(63)	(83)	12
Transaction costs and other	1	1	10	14	12	22	42	—	—	—
Loss on redemption of preferred shares	—	15	—	—	3	7	—	—	—	—
Income tax expense (benefit)	(43)	42	64	16	(15)	22	(2)	9	7	2
After-tax operating income available to Arch common shareholders (b)	$1,840	$1,435	$557	$1,163	$909	$447	$577	$565	$617	$596

Beginning common shareholders’ equity	$12,716	$12,326	$10,717	$8,660	$8,324	$7,481	$5,842	$5,767	$5,284	$4,809
Ending common shareholders’ equity	12,080	12,716	12,326	10,717	8,660	8,324	7,481	5,842	5,767	5,284
Average common shareholders’ equity (c)	$12,398	$12,521	$11,522	$9,689	$8,492	$7,903	$6,114	$5,804	$5,525	$5,046

Annualized return on average common equity (a)/(c)	11.6%	16.7%	11.8%	16.5%	8.4%	7.2%	10.9%	8.9%	14.7%	13.6%
Annualized operating return on average common equity (b)/(c)	14.8%	11.5%	4.8%	12.0%	10.7%	5.7%	9.4%	9.7%	11.2%	11.8%

C-1	| 2023 PROXY STATEMENT

Tangible book value per common share represents common shareholders’ equity available to Arch less goodwill and intangible assets (excluding amounts attributable to non-controlling interests). We believe that tangible book value per common share is useful to investors because it provides a more accurate measure of the realizable value of shareholder returns by excluding the impact of goodwill and intangible assets.
Underwriting income represents the pre-tax profitability of our underwriting operations and includes net premiums earned plus other underwriting income, less losses and loss adjustment expenses, acquisition expenses and other operating expenses. Other operating expenses include those operating expenses that are incremental and/or directly attributable to or individual underwriting operations. Underwriting income or loss does not incorporate items included in the corporate segment. While these measures are presented in note 4, “Segment Information,” on pages 111-117 to the consolidated financial statements in our 2022 Annual Report, they are considered non-GAAP financial measures when presented elsewhere on a consolidated basis.
The following table provides a reconciliation of book value per common share to tangible book value per common share:

	Year Ended
	December 31,
(in millions, except per share amounts)	2022	2021	2020	2019	2001
Total shareholders’ equity available to Arch	$12,910	$13,546	$13,106	$11,497	$1,020
Less preferred shareholders’ equity	830	830	780	780	—
Common shareholders’ equity available to Arch (a)	$12,080	$12,716	$12,326	$10,717	$1,020
Less: goodwill and intangible assets	802	942	682	731	26
Common shareholders’ equity available to Arch less goodwill and intangible assets (b)	$11,278	$11,774	$11,644	$9,986	$994

Common shares and common share equivalents outstanding, net of treasury shares (c)	370	379	407	406	502

Book value per common share (a)/(c)	$32.62	$33.56	$30.31	$26.42	$2.03
Tangible book value per common share (b)/(c)	$30.45	$31.07	$28.63	$24.62	$1.98

2023 PROXY STATEMENT |	C-2

Arch

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Daylight Time on May 3, 2023. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **virtualshareholdermeeting.com/ACGL2023**

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Daylight Time on May 3, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V06089-P87409

EXCEPT FOR PROPOSAL 3, TO VOTE FOR ON ALL PROPOSALS OR AGAINST ON ALL PROPOSALS OR TO ABSTAIN ON ALL PROPOSALS, MARK THE APPROPRIATE BOX. NO OTHER VOTE IS NECESSARY NOR WILL IT BE RECOGNIZED.

	For All	Against All	Abstain All
	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:

1. To elect the nominees listed as Class I Directors of the Company for a term of three years and until their respective successors are duly elected and qualified or their earlier resignation or removal.	For	Against	Abstain
1a. Francis Ebong	☐	☐	☐
1b. Eileen Mallesch	☐	☐	☐
1c. Louis J. Paglia	☐	☐	☐
1d. Brian S. Posner	☐	☐	☐
1e. John D. Vollaro	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
2. Advisory vote to approve named executive officer compensation.	☐	☐	☐

The Board of Directors recommends you vote FOR (1 Year) on the following proposal:

	1 Year	2 Years	3 Years	Abstain
3. Advisory vote of preferred frequency for advisory vote on named executive officer compensation.	☐	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
5. To appoint PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2023.	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:

6. To elect the nominees listed as Designated Company Directors so that they may be elected directors of certain of our non-U.S. subsidiaries.	For	Against	Abstain
6a. Matthew Dragonetti	☐	☐	☐
6b. Seamus Fearon	☐	☐	☐
6c. H. Beau Franklin	☐	☐	☐
6d. Jerome Halgan	☐	☐	☐
6e. James Haney	☐	☐	☐
6f. Chris Hovey	☐	☐	☐
6g. Pierre Jal	☐	☐	☐
6h. François Morin	☐	☐	☐
6i. David J. Mulholland	☐	☐	☐
6j. Chiara Nannini	☐	☐	☐
6k. Maamoun Rajeh	☐	☐	☐
6l. Christine Todd	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature [PLEASE SIGN WITHIN BOX] Date

ANNUAL GENERAL MEETING OF SHAREHOLDERS OF

ARCH CAPITAL GROUP LTD.

May 4, 2023

Please mark, sign and date this proxy card on the reverse side and return promptly in the enclosed envelope.

V06090-P87409

ARCH CAPITAL GROUP LTD.

PROXY CARD FOR ANNUAL GENERAL MEETING OF SHAREHOLDERS ON MAY 4, 2023

This proxy is solicited by the board of directors of Arch Capital Group Ltd. (the "Company").
The undersigned hereby appoints Marc Grandisson and François Morin as proxies, each with full power of substitution, to represent the undersigned and to vote all common shares of the Company held of record by the undersigned on March 7, 2023, or which the undersigned would otherwise be entitled to vote at the Annual General Meeting to be held on May 4, 2023, and any adjournment thereof, upon all matters that may properly come before the Annual General Meeting. **All shares eligible to be voted by the undersigned will be voted by the proxies named above in the manner specified on the reverse side of this card, and such proxies are authorized to vote in their discretion on such other matters as may properly come before the Annual General Meeting.**

The undersigned hereby acknowledges receipt of the Notice and Proxy Statement and the Company's Annual Report on Form 10-K for the year ended December 31, 2022, and hereby revokes all previously granted proxies.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSALS SET FORTH ON THE REVERSE SIDE.

Continued and to be signed on reverse side